         As filed with the Securities and Exchange Commission on August 6, 2002 An Exhibit List can be found on page II-2.

                                                      Registration No. 333-88964


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MOONEY AEROSPACE GROUP, LTD.
               (formerly Advanced Aerodynamics & Structures, Inc.)
                 (Name of small business issuer in its charter)

          DELAWARE                                          95-4257380
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               3205 Lakewood Blvd.
                              Long Beach, CA 90808
                                 (562) 938-8618
        (Address and telephone number of principal executive offices and principal place of business)

                                  Roy H. Norris
                               3205 Lakewood Blvd.
                              Long Beach, CA 90808
                                 (562) 938-8618
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Otto E. Sorensen, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                          600 West Broadway, Suite 2600
                           San Diego, California 92101
                                 (619) 699-2534
                              (619) 645-5324 (fax)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(2)         626,002          $0.34-1.203      $      627,081
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(3)       4,268,764          0.327-3.15            2,610,385
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(4)       3,343,115             0.20                 668,623
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(5)       8,152,174             0.20               1,630,435
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(6)       2,646,412            0.22275               589,488
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(7)      93,167,702             0.20              18,633,540
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(8)      36,306,284           0.25-0.30            9,984,228
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(9)       8,310,559             0.20               1,662,112
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(10)     13,620,186             0.20               2,724,037
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(11)     45,761,646             0.20               9,152,329
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(12)     40,718,955             0.20               8,143,791
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(13)      8,925,713           0.25-0.30            9,818,284
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(14)      2,000,000             0.25                 500,000
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(15)        100,000             0.30                  30,000
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Class A Common Stock, $0.0001 par value(16)      1,242,500             0.20                 248,500
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total(17)                                                269,190,012                                                     $6,166
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the registrant's Class A Common Stock as reported on the Over the Counter Bulletin Board on July 29, 2002.
(2) Issuable upon the exercise of outstanding warrants issued under the March 26, 2002, Series A Preferred Stock Subscription Agreements: 480,000 warrants at an exercise price of $1.203 per share and 146,002 warrants at an exercise price of $0.34 per share.
(3) Issuable upon the exercise of outstanding warrants issued under the Private Equity Line of Credit Agreement: 250,000 warrants at an exercise price of $3.15; 436,092 warrants at an exercise price of $1.11; 966,990 warrants at an exercise price of $0.50 and 2,615,682 warrants at an exercise price of $0.327.
(4) Issuable upon the conversion of notes issued in lieu of the payment of finders fees payable under the March 27, 2001, Subscription Agreement and the June 27, 2001, Subscription Agreement. We are registering 150% of the shares issuable upon conversion of $410,089 in notes issued at an estimated conversion price of $0.184 per share.
(5) Issuable upon the conversion of a convertible note issued on June 27, 2001. We are registering 150% of the shares issuable upon the conversion of the $1 million note at an estimated conversion price of $0.184 per share.
(6) Issuable upon the exercise of outstanding warrants issued on June 27, 2001, at an exercise price of $0.22275 per share.
(7) Issuable upon the conversion of secured notes issued under the October 26, 2001, Subscription Agreement. We are registering 150% of the shares issuable upon the conversion of the $10,000,000 in notes issued at an estimated conversion price of $0.161 per share.
(8) Issuable upon the exercise of warrants issued under the October 26, 2001, Subscription Agreement; the October 26, 2001, Put Agreement and the January 30, 2002, Subscription Agreement. One half of the warrants have an exercise price of $0.25 per share and the remaining warrants have an exercise price of $0.30 per share. 4,538,284 of these warrants were issued in payment of finders fees.
(9) Issuable upon the conversion of notes issued in lieu of the payment of finders fees payable under the October 26, 2001, Subscription Agreement. We are registering 150% of the shares issuable upon conversion of $892,000 in notes issued at an estimated conversion price of $0.161 per share.
(10) Issuable upon the conversion of $1,461,900 in notes issued under the October 26, 2001, Put Agreement. We are registering 150% of the shares issuable upon the conversion of the $1,329,000 in notes issued and $132,900 in finders fee notes issued at an estimated conversion price of $0.161 per share.

(11) Issuable upon the conversion of $4,911,750 in notes issued under the January 30, 2002, Subscription Agreement. We are registering 150% of the shares issuable upon the conversion of the $4,555,000 in notes issued and $356,750 in finders fee notes issued at an estimated conversion price of $0.161 per share.
(12) Issuable upon the conversion of $4,370,500 in notes issued under the May 16, 2002, Subscription Agreement. We are registering 150% of the shares issuable upon the conversion of the $4,155,000 in notes issued and $215,500 in finders fee notes issued at an estimated conversion price of $0.161 per share.
(13) Issuable upon the exercise of warrants issued under the May 16, 2002, Subscription Agreement. One half of the warrants have an exercise price of $0.25 per share and the remaining warrants have an exercise price of $0.30 per share. 615,713 of these warrants were issued in payment of finders fees.
(14) Issuable upon the exercise of warrants issued under a severance agreement at an exercise price of $0.25.
(15) Issuable upon the exercise of warrants issued under a consulting agreement at an exercise price of $0.30.
(16) For the resale of shares issued and to be issued to consultants for services provided to us. We have an obligation to register these shares under our agreements with the consultants.
(17) Pursuant to Rules 416 and 457 under the Act, additional shares as may be issuable pursuant to the anti-dilution provisions of the warrants are also being registered.

* A filing fee in the amount of $9,843 was previously paid with our original filing on May 23, 2002.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                         CROSS REFERENCE SHEET

Item Number in Form SB-2                            Location in Prospectus and Registration Statement
----------------------                              -------------------------------------------------
PART 1 -- INFORMATION REQUIRED IN PROSPECTUS
  1. Front of Registration Statement and
     Outside Front Cover Page of
     Prospectus................................     Outside Front Cover of Prospectus

  2. Inside Front and Outside Back Cover Pages
     of Prospectus.............................     Outside Back Cover Page of Prospectus

  3. Summary Information and Risk Factors......     Outside Front Cover of Prospectus; Prospectus Summary;
                                                    Risk Factors

  4. Use of Proceeds...........................     Use of Proceeds

  5. Determination of Offering Price...........     *

  6. Dilution..................................     *

  7. Selling Security Holders..................     Selling Stockholders

  8. Plan of Distribution......................     Plan of Distribution

  9. Legal Proceedings.........................     *

 10. Directors, Executive Officers, Promoters
     and Control Persons.......................     Management

 11. Security Ownership of Certain Beneficial
     Owners and Management...................       Principal Stockholders

 12. Description of Securities...............       Description of Securities

 13. Interest of Named Experts and Counsel...       Recent Sales Of Unregistered Securities

 14. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities..............................      Undertakings

 15. Organization Within Last Five Years.....       Management, Principal Stockholders

 16. Description of Business.................       Business

 17. Management's Discussion and Analysis or
     Plan of Operation.......................       Management's Discussion and Analysis and
                                                    Plan of Operation

 18. Description of Property.................       Properties

 19. Certain Relationships and Related
     Transactions............................       Certain Relationships and Related Transactions

 20. Market for Common Equity and Related
     Stockholder Matters.....................       Price Range of Common Stock

 21. Executive Compensation..................       Executive Compensation

 22. Financial Statements....................       Financial Statements

 23. Changes In and Disagreements With
     Accountants on Accounting and Financial
     Disclosure..............................       *

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

 24. Indemnification of Directors and Officers      Indemnification of Directors and Officers

 25. Other Expenses of Issuance and Distribution    Other Expenses of Issuance and Distribution

 26. Recent Sales of Unregistered Securities        Recent Sales of Unregistered Securities

 27. Exhibits................................       Exhibits

 28. Undertakings............................       Undertakings
------------

*  Omitted because the item is inapplicable or the answer thereto is negative.

PRELIMINARY PROSPECTUS                SUBJECT TO COMPLETION, DATED _______, 2002

     The information in this prospectus is not complete and may be changed.


                          MOONEY AEROSPACE GROUP, LTD.
                               3205 Lakewood Blvd.
                              Long Beach, CA 90808
                                 (562) 938-8618


                               269,190,012 SHARES
                              CLASS A COMMON STOCK


                                  THE OFFERING

         Mooney Aerospace Group, Ltd. ("Mooney") is hereby registering the resale of up to 265,847,512 shares of Mooney Class A Common Stock pursuant to the terms of its Series A Preferred Stock; Secured Convertible Notes; Convertible Notes; and warrants issued in connection with its Private Equity Line of Credit Agreement, Series A Preferred Stock, Secured Convertible Notes and Convertible Notes.

         Mooney is also hereby registering the resale of up to 3,342,500 shares of Class A Common Stock by certain selling stockholders identified in this prospectus at the prevailing market price or in negotiated transactions, including shares issuable pursuant to the conversion of warrants. These shares have been issued or will be issued pursuant to consulting agreements or underlie warrants issued pursuant to a consulting agreement and a severance agreement.

         Each selling stockholder is deemed to be an underwriter of the shares of common stock which they are offering.


                                 TRADING SYMBOL
                    MASG (Over the Counter Bulletin Board)

                                   ----------

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


                                   ----------


         The Securities and Exchange Commission ("SEC") and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

         The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Mooney Aerospace Group, Ltd., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.

OUR COMPANY

         We are a development stage enterprise organized in 1990 to design, develop, manufacture and market general aviation aircraft. For the first eleven years of our existence, we sought to develop, and obtain an FAA Type Certificate for, the Jetcruzer 500, a six seat, single engine turboprop aircraft based on a canard design. At the end of 2001, we came to believe that an opportunity exists in the general aviation industry today for the formation of a company, the products of which would offer an alternative to business travel by airline for executives of small to medium-sized businesses and high net worth individuals. We believe this opportunity has resulted in part from the concurrence of the following: (1) the reduction of product-liability exposure for general aviation companies as a consequence of the passage of General Aviation Revitalization Act of 1994, (2) the possible availability of several top of the line general aviation product lines as a result of the recent recession and changes in strategic direction by several general aviation aircraft manufacturers, and (3) the deteriorating comfort and convenience of airline travel.

         To take advantage of the current opportunity, we have hired a management team with significant experience in turning around general aviation manufacturing companies. The new management team has taken the first step in our strategy by acquiring the assets of Mooney Aircraft Corporation ("MACorp"). MACorp has produced high-performance, single-engine piston aircraft for more than 50 years. Our aircraft are currently recognized as the highest performance piston engine aircraft in commercial production, and over 10,000 of our these aircraft are in operation around the world. We plan to pursue the acquisition of other complementary general aviation product lines and development programs as they become available. Significant spending on the Jetcruzer program has been suspended, and we will review how best to capitalize on the completed development work.

         We have not generated any operating revenues to date and have incurred losses from our operating activities of $21,200,000 and $10,800,000 in 2001 and 2000, respectively, and $5,700,000 during the three-month period ended March 31, 2002. We believe we will continue to experience losses until such time as we attain sales of our aircraft on a commercial scale.

                                  THE OFFERING

Class A Common Stock offered by              Up to 269,190,012 shares, which may
selling stockholders (including              be sold based on current market
shares underlying preferred stock,           prices or in negotiated
convertible debentures and warrants)         transactions. This number
                                             represents 79% of 71,675,731 shares
                                             outstanding as of July 11, 2002,
                                             assuming the full conversion of the
                                             preferred stock and convertible
                                             debentures, and the complete
                                             exercise of the warrants being
                                             registered.

                                             Based upon current market prices
                                             and assuming the full conversion of
                                             the convertible debentures, and the
                                             complete exercise of the warrants
                                             being registered, 202,298,253
                                             shares may be sold by selling
                                             stockholders.

Use of proceeds                              General corporate purposes*

Over the Counter Bulletin Board symbol       MASG

         * We will not receive proceeds from the resale by selling stockholders of the Class A Common Stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the selling stockholders. However, if the cashless exercise provision of any of the warrants is used, we will not receive proceeds from the exercise of those warrants.

                     NOTICE ABOUT FORWARD-LOOKING STATEMENTS

         To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" section and other sections of this prospectus.

                                  RISK FACTORS

         THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE POSSIBLE EVENTS DESCRIBED BELOW AS RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

PAYMENT OF CONVERTIBLE NOTES ISSUED UNDER VARIOUS SUBSCRIPTION AGREEMENTS COULD BE DEMANDED AT ANY TIME UNDER THE TERMS OF THE NOTES.

         We did not register the shares issuable upon conversion within 30 days of the closing date of the June 27, 2001, Subscription Agreement, or within 45 days of the closing date of the October 26, 2001 Subscription Agreements and the January 30, 2002, Subscription Agreements, each of which is a non-registration event and an event of default pursuant to the Subscription Agreements. In accordance with the terms of the Subscription Agreements, the holders may accelerate the notes and demand immediate repayment of all principal and interest owed to the notes. We do not have sufficient cash to comply with a demand for repayment of all the June 2001, October 2001 and January 2002 notes. If the holders of the notes were to demand repayment of the principal and interest under such notes, and we were unable to make such repayment, such holders could take various actions to accomplish repayment, including, but not limited to, foreclosure on our assets, virtually all of which were pledged as security for the October 2001 Secured Convertible Notes. Any demand for repayment of the notes would have a material adverse effect upon us and could jeopardize our ability to continue our development efforts or to continue operations. There are also liquidation damages due to the note holders as a result of the non-registration event. Such damages are calculated from the date of the non-registration event at an amount equal to 1% of the principal amount issued for the first 30 days or part thereof, and then 2%, during the pendency of the non-registration event.

         Periodic interest payments are due on all outstanding notes issued pursuant to the March 27, 2001 Subscription Agreement, the June 27, 2001 Subscription Agreement and the October 26, 2001 Subscription Agreement. The interest payments became due approximately three months after the initial issuance of the June 2001 notes and six months after the initial issuance of the October notes, but have not been paid. Pursuant to the terms of the notes, the holder has the right to call the notes due.

         Our failure to continue the listing of our Class A Common Stock on NASDAQ was a violation of the terms of our Secured Convertible Notes issued on March 27, 2001 (the "March 2001 Secured Convertible Notes"). Pursuant to such terms, the holders of the March 2001 Secured Convertible Notes may accelerate the notes and demand immediate repayment of all principal and interest owed pursuant to the notes.

         We do not have sufficient cash to comply with a demand for repayment of all the notes as described above. Any demand for immediate repayment of the notes would have a material adverse effect upon us and could jeopardize our ability to continue our development efforts or to continue operations. The aggregate amount of the principal and interest due on these notes at March 31, 2002, was $2,636,000 for the March 27, 2001, notes; $1,210,000 for the June 27,
2001 note; $11,738,000 for the October 26, 2001, notes; $1,484,000 for the
January 30, 2002, notes issued pursuant to the October 26, 2001, Put Agreement; and $2,307,000 for the January 30, 2002, notes. The aggregate amount of the principal and interest due on all outstanding convertible notes is $19,375,000 as of March 31, 2002.

A DEMAND FOR THE IMMEDIATE REPAYMENT OF THE NOTES PAYABLE TO CONGRESS DUE TO ANY DEFAULT IN PAYMENT WOULD ADVERSELY AFFECT OUR BUSINESS.

         Under the terms of our agreements with Congress, we paid $8,000,000 to acquire their position as a senior secured creditor in the Mooney Aircraft Corporation bankruptcy. $3,500,000 of the purchase price was paid in cash and $4,500,000 was paid in secured notes as follows: (1) a Secured Promissory Note for $500,000, (2) a Secured Promissory Note for $2,500,000, and (3) a Secured Promissory Note for $1,500,000, each due at various times with varying schedules for interest payments and the repayment of principal. These notes are secured by substantially all the assets acquired from Congress.

         As additional security for our compliance with the fulfillment of our obligations to Congress, we issued a Limited Recourse Secured Promissory Note for $5,700,000. This note is a contingent note, payable in the event that we default under the payment terms of the other notes. The repayment of this note is also secured by substantially all the assets acquired from Congress.

         If sources of additional debt and/or financing are unavailable, we will be unable to pay our obligations to Congress and will be in default on the notes. Congress may then accelerate the notes and demand immediate repayment of all principal and interest owed. We do not have sufficient cash to comply with a demand for repayment of all the Congress notes. If Congress were to demand repayment of the principal and interest under such notes, and we were unable to make such repayment, Congress could take various actions to accomplish repayment, including, but not limited to, foreclosure on our assets, virtually all of which were pledged as security for the notes. Any demand for repayment of the notes would have a material adverse effect upon us and could jeopardize our ability to continue our development efforts or to continue operations.

RISK OF LOW-PRICE STOCKS.

         Our Class A Common Stock is classified as a "penny stock" by the Commission. This classification severely and adversely effects the market liquidity for our Class A Common Stock. Commission regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         As a "penny stock" shares of our Class A Common Stock are subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's prior written consent to the transaction. Consequently, the rule may adversely affect the ability of broker-dealers to sell our securities and may adversely affect the ability of holders of our securities to sell such securities in the secondary market.

WE ARE A DEVELOPMENT STAGE COMPANY; NO ASSURANCE OF SUCCESS; NO COMMERCIAL OPERATIONS.

         We are in the development stage and have not generated any operating revenues. Potential investors should be aware of the problems, delays, expenses and difficulties usually encountered by an enterprise in our stage of development, many of which may be beyond our control. These include unanticipated problems relating to initial and continuing regulatory compliance, manufacturing costs, production and assembly, the competitive and regulatory environment in which we plan to operate, marketing problems and additional costs and expenses that may exceed current estimates.

WE HAVE ACCUMULATED A SUBSTANTIAL DEFICIT; WE HAVE A HISTORY OF LOSSES; WE EXPECT SUBSTANTIAL FUTURE LOSSES.

         To date, we have incurred significant losses. At March 31, 2002, we had an accumulated deficit of approximately $92,400,000. We have incurred losses from our operating activities of $21,200,000 and $10,800,000 in 2001 and 2000, respectively, and $5,700,000 during the three-month period ended March 31, 2002. These losses have resulted principally from significant costs associated with the development of the Jetcruzer 500. We expect to incur further losses due to significant costs associated with manufacturing its aircraft, obtaining the necessary regulatory approvals, and marketing and selling its aircraft. There can be no assurance that sales of our aircraft will ever generate sufficient revenues to fund our continuing operations, that we will generate positive cash flow from our operations, or that we will attain or thereafter sustain profitability in any future period.

WE WILL NEED ADDITIONAL FINANCING.

          We will need to obtain additional financing in order to complete the renovation of our facilities in Kerrville and restart the production of new aircraft and spare parts. Failure to obtain such additional financing would have a material adverse effect on our business and prospects and could require that we severely limit or cease our operations. Additional financing may not be available on acceptable terms or at all.

REGULATORY UNCERTAINTY.

         We will need to obtain an FAA production certificate for the commercial production of its aircraft and airworthiness certificates for individual aircraft upon the completion of manufacture. We may not be able to obtain a production certificate for its aircraft models, or airworthiness certificates for individual aircraft, and therefore there can be no assurance that we will be able to produce and sell aircraft.

         Our aircraft will also be subject to the risk of modification, suspension or revocation of any FAA certificate it may hold. A modification, suspension, or revocation could occur if, in the FAA's judgment, compliance with airworthiness or safety standards by us was in doubt. If the FAA were to suspend or revoke our type or production certificate for an aircraft model, sales of that model would be adversely affected or terminated. If, in the FAA's judgment, an unsafe condition developed or was discovered after one or more of our aircraft had entered service, the FAA could issue an Airworthiness Directive, which could result in a requirement that we develop appropriate design changes at our expense. Foreign authorities could impose similar obligations upon us as to aircraft within their jurisdiction. Any or all of these occurrences could expose us to substantial additional costs and/or liabilities.

LIMITED PRODUCT LINE; FLUCTUATIONS IN SALES OF AIRCRAFT.

         If there is a downturn in the market for general aviation aircraft due to economic, political or other reasons, we would not be able to rely on sales of other products to offset the downturn. It is possible that sales of business aircraft could decline in the future for reasons beyond our control. Furthermore, if a potential purchaser is experiencing an economic downturn or is for any other reason seeking to limit its capital expenditures, the high unit selling price of a new aircraft may result in such potential purchaser deferring its purchase or electing to purchase a pre-owned aircraft or a lower priced aircraft. Further, since we intend to rely on the sale of a relatively small number of high unit selling price aircraft to provide substantially all of its revenue, small decreases in the number of aircraft delivered in any year may have a material negative effect on the results of operations for that year. In addition, small changes in the number and timing of deliveries of, and receipt of payments on, new aircraft may have a material effect on our liquidity.

WE FACE NUMEROUS COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES.

         Our aircraft will compete with other aircraft that have comparable characteristics and capabilities. Many of our competitors, including Textron (Cessna Aircraft Co.), Raytheon Aircraft Co. (Beechcraft) and New Piper Aircraft Corp, are substantially larger in size and have far greater financial, technical, marketing, and other resources than we do. Certain of our actual and potential competitors have greater financial and other resources that may allow them to modify existing aircraft or develop alternative new aircraft which could compete with our aircraft, and these competitors may introduce such aircraft and aircraft changes prior to the delivery of our first aircraft. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to us. Future technological advances may result in competitive aircraft with improved characteristics and capabilities that could adversely affect our business. Our aircraft may also compete with used aircraft which become available in the resale market at prices sufficiently lower to offset deficits in performance, if any, as compared to our aircraft.

RELIANCE ON SINGLE SOURCE SUPPLIERS.

         We will be dependent on certain suppliers of products in order to manufacture its aircraft. Should our ability to obtain the requisite components be limited for any lengthy period of time or the cost of the components increase, our ability to produce and sell aircraft could be materially and adversely affected. Securing acceptable pricing and terms from suppliers of the bankrupt MACorp may be difficult because of financial difficulties caused by that bankruptcy and damage to the reputation of MACorp as a customer. In addition, the possible failure of suppliers or subcontractors to meet our performance specifications, quality standards or delivery standards or schedules could have a material adverse effect on our operations. Moreover, our ability to significantly increase our production rate could be limited by the ability or willingness of key suppliers to increase their delivery rates. When we are ready to begin the manufacture of our aircraft, the prices to obtain materials and components may have changed and a number of suppliers may need to be replaced. Our inability to obtain supplies to manufacture our products would have a material adverse effect on our business prospects, operations and financial condition.

AVAILABILITY OF A SKILLED WORKFORCE.

         We are dependent on recalling the skilled workforce that was employed by the MACorp, in order to manufacture its aircraft. Should our ability to obtain the requisite skilled employees be limited for any lengthy period of time or the cost of these skilled individuals increase, our ability to produce and sell aircraft could be materially and adversely affected. Moreover, our ability to significantly increase our production rate could be limited by the availability of sufficient numbers of craftsmen in manufacturing, assembly, finishing, engineering, quality control, sales and product support. Our inability to obtain sufficient numbers of skilled workers in a number of critical areas would have a material adverse effect on our business prospects, operations and financial condition.

INSURANCE AND PRODUCT LIABILITY EXPOSURE.

         Because the failure of an aircraft manufactured by us or any other mishap involving such an aircraft may result in physical injury or death to the occupants of the aircraft or others, we could be subject to lawsuits involving product liability claims, which lawsuits may involve claims for substantial sums. Although we have obtained product liability insurance, such insurance is expensive and subject to various coverage exclusions and may not be obtainable by us in the future on acceptable terms or at all. Further, should we become involved in product liability litigation, the expenses and damages awarded could be large, and the scope of any coverage may be inadequate. Increased insurance costs and/or liability costs could require an increase in the price of our aircraft and therefore could have a negative impact on sales.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

         We expect to derive a substantial portion of our revenues from the sale of a relatively small number of aircraft. As a result, a small reduction in the number of aircraft shipped in a quarter due to, for example, unanticipated shipment reschedulings or cancellations, supplier delays in the delivery of component parts or unexpected manufacturing difficulties, could have a material and adverse effect on our financial position and results of operations for that quarter.

RISKS OF INTERNATIONAL OPERATIONS.

         We intend to market and sell our aircraft to foreign customers. Accordingly, we will be subject to all of the risks inherent in international operations, including work stoppages, transportation delays and interruptions, political instability or conflict between countries in which we may do business, foreign currency fluctuations, economic disruptions, differences in airworthiness and certification standards imposed by foreign authorities, the imposition of tariffs and import and export controls, changes in governmental policies (including United States trade policy) and other factors, including other foreign laws and regulations, which could have an adverse effect on our business. With respect to international sales that are denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies can increase the effective price of, and reduce demand for, our products relative to competitive products priced in the local currency. These international trade factors may, under certain circumstances, materially and adversely impact demand for our products or our ability to sell aircraft in particular countries or deliver products in a timely manner or at a competitive price, which in turn may have an adverse impact on our relationships with its customers. In addition, foreign certification or equivalent approval is required prior to importing an aircraft into a foreign country, and we may not receive such certification or equivalent approval in any country. Our success will depend in part upon our ability to obtain and maintain foreign certifications or equivalent approvals and manage international marketing, sales and service operations.

DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL MANAGEMENT PERSONNEL.

         The results of our operations will depend in large part on the skills and efforts of Roy Norris, our President, Chairman and Chief Executive Officer, and, to a lesser extent, on the skills and efforts of Dale Ruhmel, Executive Vice President of Manufacturing and Engineering, Peter Larson, Executive Vice President and Chief Financial Officer, Nelson Happy, Executive Vice President and General Counsel, and Nicolas Chabbert, Executive Vice President of Sales and Marketing. Our future success will depend to a significant extent on our ability to hire certain other key employees on a timely basis. Competition for highly skilled business, product development, technical and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. We will experience increased costs in order to retain and attract skilled employees. Mooney's failure to attract additional qualified employees on a timely basis or to retain the services of key personnel would have a material adverse effect on our operating results and financial condition.

RISKS OF PLANNED GROWTH.

         We plan to significantly expand our operations during 2002, which could place a significant strain on our limited personnel, financial and other resources. We intend to reestablish the manufacturing capabilities of our Mooney subsidiary and recommence commercial manufacture of Mooney aircraft. Our efforts to conduct manufacturing activities may not be successful, and we may not be able to satisfy commercial scale production requirements on a timely and cost-effective basis. Our ability to manage this growth, should it occur, would require significant expansion of our engineering, production, marketing and sales capabilities and personnel. We may not be able to find qualified personnel to fill additional engineering, production, and sales and marketing positions or be able to manage a larger sales and marketing organization successfully. We also intend to seek to acquire additional aircraft product lines which will place additional demands on our limited resources.

CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE VOTING RIGHTS.

         Sam Rothman and C.M. Cheng, both Directors of our Company, beneficially own, or have voting control over, shares of our capital stock representing a significant portion of the total voting power of our Company. Accordingly, they will continue to be able to have a significant influence over the election of our directors and thereby influence the direction of our policies for the foreseeable future. Furthermore, the disproportionate vote afforded the shares of Class B Common Stock and Class E Common Stock could also serve to impede or prevent a change of control of our Company. As a result, potential acquirers may be discouraged from seeking to acquire control of Mooney through the purchase of Class A Common Stock, which could have a depressive effect on the market price of our securities.

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW.

         Pursuant to our Certificate of Incorporation, and as authorized under applicable Delaware law, our directors and officers are not liable for monetary damages for breach of fiduciary duty, except (i) in connection with a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases illegal under Delaware law or (iv) for any transaction in which a director has derived an improper personal benefit. These provisions may limit the ability of our stockholders to obtain damages from our directors, either directly or on a derivative basis, for breach of fiduciary duty.

POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS; ENHANCED VOTING POWER OF CLASS B COMMON STOCK AND CLASS E COMMON STOCK.

         Our Certificate of Incorporation authorizes the issuance of a maximum of 5,000,000 shares of preferred stock on terms which may be fixed by our Board of Directors without stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Class A Common Stock. The issuance of preferred stock could make a possible takeover or the removal of our management more difficult, discourage hostile bids or control of our Company in which stockholders may receive premiums for their shares of Class A Common Stock or otherwise dilute the rights of holders of Class A Common Stock. In addition, we are subject to Delaware General Corporation Law provisions that may have the effect of delaying, deferring or preventing certain changes of control. Furthermore, the disproportionate vote afforded the Class B Common Stock and Class E Common Stock could also serve to impede or prevent a change in control of our Company.

SHARES AVAILABLE FOR FUTURE SALE; REGISTRATION RIGHTS.

         Future sales of common stock by existing stockholders pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, could have an adverse effect on the price of our securities. As of July 11, 2002, Mooney had outstanding 71,675,731 shares of Class A Common Stock, debentures issued under various agreements convertible into 134,849,874 shares of Class A Common Stock, warrants issued under various agreements for 70,895,424 shares of Class A Common Stock, 10,400,000 Class A Warrants and 6,900,000 Class B Warrants (excluding the 10,400,000 Class B Warrants issuable upon the exercise of the Class A Warrants), 38,647 shares of Series A Preferred Stock, 1,013,572 shares of Class B Common Stock, and 8,000,000 shares of Class E Common Stock. The Class A and Class B Warrants have been extended until August 31, 2002. The shares of Class E Common Stock are not currently transferable and are subject to redemption by us for a nominal consideration if we do not meet certain income levels, and are convertible into Class B Common Stock if we do meet such levels. Sales of Class A Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby.

OUR CLASS A COMMON STOCK HAS BEEN DELISTED FROM THE NASDAQ STOCK MARKET.

         Our Class A Common Stock was delisted from the NASDAQ Stock Market in April 2001, and it is now traded through the NASD's "Electronic Bulletin Board." Consequently, the liquidity of our securities has been impacted, not only by the number of securities which can be bought and sold, but also through delays in the timing of the transactions, reductions in the number and quality of security analysts' and the news media's coverage of us, and lower prices for our securities than might otherwise be attained.

NO DIVIDENDS.

         We have paid no dividends to our stockholders since its inception and does not plan to pay dividends in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business.

VOLATILITY OF STOCK PRICE MAY INCREASE THE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF PREFERRED STOCK AND CONVERTIBLE NOTES.

         The stock market from time to time experiences significant price and volume fluctuations, some of which are unrelated to the operating performance of particular companies. We believe that a number of factors can cause the price of our common stock to fluctuate, perhaps substantially. These factors include, among others:

         -- Announcements of financial results and other developments relating to our business;

         --       Changes in the general state of the economy; and

         -- Changes in market analyst estimates and recommendations for our common stock.

         Significant downward fluctuations of the price of our stock may substantially increase the number of shares of common stock issuable upon conversion of outstanding Series A Preferred Stock and convertible notes as a result of the conversion formula, which is tied to the market price of the common stock. The consequences of decreases in the common stock price are more fully discussed below under the risk factors set forth below.

THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK UPON CONVERSION OF PREFERRED STOCK MAY CAUSE SIGNIFICANT DILUTION OF EXISTING STOCKHOLDERS' INTERESTS AND EXERT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK.

         Significant dilution of existing stockholders' interests may occur if we issue additional shares of common stock underlying outstanding shares of preferred stock. As of July 11, 2002, we had 38,647 shares of Series A Preferred Stock outstanding. The number of shares of common stock issuable upon conversion of the Series A Preferred Stock would increase if the market price of our Common Stock decreases, as such conversion is based on a formula pegged to the market price of the Class A Common Stock. The formula provides, specifically, that the number of shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock is calculated as $100 (plus any accrued and unpaid dividends on such share) divided by the conversion price. The conversion price is equal to the lesser of (1) 100% of the average of the closing bid price of the common stock on the last three trading days before the date of initial issuance of shares of Series A Preferred Stock, or (2) 90% of the average of the eight lowest closing bid prices of the common stock during the last 180 trading days before the date of conversion. Therefore, there is a possibility that the Series A Preferred Stock may convert to Class A Common Stock at a rate which may be below the prevailing market price of the Class A Common Stock at the time of conversion.

         The exact number of shares of common stock into which the Series A Preferred Stock may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of our common stock. Decreases in the trading price of our common stock would result in increases in the number of shares of common stock issuable upon conversion of the Series A Preferred Stock. The following consequences could result:

         -- If the market price of our common stock declines, thereby proportionately increasing the number of shares of common stock issuable upon conversion of the Series A Preferred Stock, an increasing downward pressure on the market price of the common stock might result (sometimes referred to as a downward "spiral" effect).

         -- The dilution caused by conversion of Series A Preferred Stock and sale of the underlying shares could also cause downward pressure on the market price of the common stock.

         -- Once downward pressure is placed on the market price of our stock, the pressure could encourage short sales by holders of Series A Preferred Stock and others, thus placing further downward pressure in the price of the common stock.

         -- The conversion of Series A Preferred Stock would dilute the book value and earnings per share of common stock held by our existing stockholders.

THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE NOTES MAY CAUSE SIGNIFICANT DILUTION OF EXISTING STOCKHOLDERS' INTERESTS AND EXERT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK.

         Significant dilution of existing stockholders' interests may occur if we issue additional shares of common stock underlying outstanding shares of convertible notes. As of July 11, 2002, we had $23,506,225 in aggregate principal amount of convertible notes outstanding. The number of shares of common stock issuable upon conversion of the convertible notes would increase if the market price of our Common Stock decreases, as such conversion is based on a formula pegged to the market price of the Class A Common Stock. The formula provides, specifically, that the number of shares of Class A Common Stock issuable upon the conversion of the notes is calculated by dividing the aggregate principal amount outstanding by the conversion price. For certain notes, the conversion price is, at the option of the holder (1) 80% of the average of the three lowest closing bid prices of the common stock during the last 60 trading days before the date of conversion or (2) $0.25. For other notes, the conversion price is, at the option of the holder (1) 70% of the average of the three lowest closing bid prices of the common stock during the last 30 trading days before the date of conversion or (2) $0.35. Therefore, it is likely that the notes may convert to common stock at a rate which is below the prevailing market price of the common stock at the time of conversion.

         The exact number of shares of common stock into which the notes may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of our common stock. Decreases in the trading price of our common stock would result in increases in the number of shares of common stock issuable upon conversion of the notes. The following consequences could result:

         -- If the market price of our common stock declines, thereby proportionately increasing the number of shares of common stock issuable upon conversion of the notes, an increasing downward pressure on the market price of the common stock might result (sometimes referred to as a downward "spiral" effect).

         -- The dilution caused by conversion of notes and sale of the underlying shares could also cause downward pressure on the market price of the common stock.

         -- Once downward pressure is placed on the market price of our stock, the pressure could encourage short sales by holders of notes and others, thus placing further downward pressure in the price of the common stock.

         -- The conversion of notes would dilute the book value and earnings per share of common stock held by our existing stockholders.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds of the sale of shares underlying the Series A Preferred Stock, the secured convertible notes, the convertible notes or the warrants or any of the outstanding shares, the resale of which is registered pursuant to the registration statement of which this prospectus is a part. Additional amounts may be received if the warrants to purchase Class A Common Stock issued under various agreements are exercised without the use of any applicable cashless exercise provision.


                           PRICE RANGE OF COMMON STOCK

         Our Class A Common Stock is listed for trading on the Over the Counter Bulletin Board under the symbol "MASG." The following table sets forth the range of high and low last sale prices per share for the Class A Common Stock as quoted on the Over the Counter Bulletin Board, for the periods indicated.

           YEAR ENDED DECEMBER 31, 2000              HIGH          LOW
           -------------------------------------     --------      --------
           First Quarter                             $6.688        $2.500
           Second Quarter                             5.250         2.781
           Third Quarter                              3.375         2.000
           Fourth Quarter                             2.156         .344

           YEAR ENDED DECEMBER 31, 2001              HIGH          LOW
           -------------------------------------     --------      --------
           First Quarter                             $0.687        $0.250
           Second Quarter                             0.380         0.190
           Third Quarter                              0.332         0.180
           Fourth Quarter                             0.290         0.170

           PERIOD ENDED SEPTEMBER 30, 2002           HIGH          LOW
           -------------------------------------     --------      --------
           First Quarter                             $0.440        $0.220
           Second Quarter                            0.330        0.200
           Third Quarter through July 30, 2002       0.240        0.180

         At May 23, 2002, there were approximately 197 holders of record of our Class A Common Stock; 4 holders of record of our Class B Common Stock; 5 holders of record of our Class E-1 Common Stock and 6 holders of record of our Class E-2 Common Stock. We believe that there are significant numbers of beneficial owners of our Class A Common Stock whose shares are held in "street name."

         We have not paid cash dividends on our common stock and do not anticipate that we will do so in the near future. Our present policy is to retain earnings to finance the development of our operations.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH ARE BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

                               PLAN OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this report.

GENERAL

         Since 1990, we have been a development-stage enterprise organized to design, develop, manufacture and market aircraft intended primarily for business, corporate and government use and have been engaged principally in research and development of our proposed aircraft. We began our operations in Burbank, California.

         We have hired a management team with significant experience in turning around general aviation manufacturing companies to take advantage of current opportunities. The new management team instituted a technical review of the Jetcruzer 500 program. Based on this review, the new management team concluded that the Jetcruzer 500 was not likely to achieve its design objectives at a commercially-reasonable cost. Accordingly, significant spending on the Jetcruzer program was suspended, and we will review how best to capitalize on the completed development work.

         On February 8, 2002, we announced we had purchased Congress Financial Corporation's ("Congress") position as senior secured creditor for Mooney Aircraft Corporation of Kerrville, Texas ("MACorp"). On February 6th, the U.S. Bankruptcy Court in San Antonio, Texas, approved an operating agreement which allowed us to manage MACorp until a plan of reorganization was approved. The Bankruptcy Court approved the sale of substantially all of the MACorp assets to us on March 18, 2002, and on April 24, 2002 we completed the MACorp asset acquisition.

         MACorp has been the world's leading supplier of high performance single engine general aviation aircraft primarily serving the business and owner-flown markets. MACorp has produced over 10,000 aircraft since its founding in 1947 and presently has over 8,000 aircraft in operation in the U.S. alone. We have acquired substantially all of MACorp's assets and intend to return the Mooney aircraft line to full production. The former MACorp assets are held by our wholly-owned subsidiary named Mooney Airplane Company, Inc. ("Subsidiary"). We formally changed our name to Mooney Aerospace Group, Ltd. following our Annual Meeting of Shareholders held on July 22, 2002.

         We believe the acquisition of MACorp's assets is the first step in our strategy to become a leading supplier of piston, turboprop and light jet aircraft for the business and owner-flown general aviation markets. It is our intention to accomplish this objective through both the acquisition of existing high quality general aviation product lines and the development of revolutionary new aircraft models. Our goals are to create a dynamic new general aviation company, return Mooney to full production and create substantial potential for earnings growth for us and our stockholders.

         When we commence the commercial sale of our aircraft, we will derive a substantial portion of our revenues from the sale of a relatively small number of aircraft. As a result, a small reduction in the number of aircraft shipped in a quarter could have a material adverse effect on our financial position and results of operations for that quarter. Our policy is to collect progress payments during the construction of aircraft and final payments upon the delivery of aircraft. Construction or delivery delays near the end of a particular quarter due to, for example, shipment rescheduling, delays in the delivery of component parts or unexpected manufacturing difficulties, could cause the financial results of the quarter to fall significantly below our expectations and could materially and adversely affect our financial position and results of operations for the quarter.

         During 2002 and 2003, we intend to focus our efforts on the following events:

         o The restoration to full production of Mooney's manufacturing line in Kerrville, Texas.

         o Enhancement and aggressive implementation of Mooney's marketing program.

         o Analysis and appropriate acquisition of other existing general aviation products that will allow us to offer a wide variety of products designed to meet potential customers' aviation needs.

         We have entered into three-year employment agreements with Roy Norris, President, Chairman and CEO; Peter Larson, Executive Vice President and Chief Financial Officer; Dale Ruhmel, Executive Vice President of Engineering and Operations and J. Nelson Happy, Executive Vice-President and General Counsel, on similar terms. The majority of their compensation was designed to reward performance. Over the three-year period they will vest in ownership of five percent, three percent, two percent and three percent, respectively, of our outstanding shares and all receive annual salaries of $200,000 plus reimbursement of expenses. We have also entered into a three-year employment agreement with Nicolas Chabbert, Executive Vice President of Sales and Marketing. Mr. Chabbert will receive an annual salary of $150,000, 300,000 stock options with an exercise price of $0.20 and a bonus based upon the number of airplanes sold and delivered.

         We have not generated any operating revenues to date and have incurred losses from our operating activities of $21,200,000 and $10,800,000 in 2001 and 2000, respectively, and $5,700,000 during the three-month period ended March 31, 2002. We believe we will continue to experience losses until such time as we attain sales of our aircraft on a commercial scale.

         Our current cash balance, including the additional funding obtained subsequent to March 31, 2002 described elsewhere (see "Liquidity and Capital Resources"), has been sufficient to finance our plan of operations and acquisitions to date. Additional funding will be required, either through additional stock issuances or debt financing. If sources of financing are unavailable, we will have to curtail our plans and will be unable to pay our obligations to Congress.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, certain operating amounts and results.

                                                                                           Period from
                                                                       Quarter Ended     January 26, 1990
                                            Years Ended December 31       March 31,       (inception) to
                                         ----------------------------  ---------------       March 31,
                                              2000            2001           2002               2002
                                         -------------  -------------  ---------------   ----------------
  Interest and other income                   $143,000        $73,000          $41,000        $ 4,322,000
  Research and development, and
   general and administrative expenses      (9,884,000)   (12,445,000)      (3,812,000)       (75,546,000)
  Interest expense                            (938,000)    (4,969,000)      (1,903,000)       (11,155,000)
  Loss on disposal of assets                        --             --               --           (755,000)
  Realized loss on sale of investments         (36,000)            --               --            (66,000)
  Non-recurring expenses                            --     (3,823,000)              --         (3,823,000)
  Extraordinary loss                                --             --               --           (942,000)
                                         -------------- -------------- ----------------  -----------------
  Net loss                               $ (10,715,000) $ (21,164,000)     $(5,674,000)      $(87,965,000)
                                         ============== ============== ================  =================

         We have not generated any revenues from operations. Our losses have resulted primarily from expenditures made in connection with the research and development of the Jetcruzer aircraft and general and administrative activities. We have decided to suspend the expenditure of substantial sums on the Jetcruzer 500 program. We are considering several options for the program which include a restart of the Jetcruzer program at a later date, use of Jetcruzer flight and test data to launch a new development activity and the sale of the program to another company.

         Interest income consisted primarily of earnings derived from the unused proceeds of the 1999 sale and leaseback of our 200,000 square foot building. Interest income aggregated $2,858,000 from inception through March 31, 2002, $75,000, $37,000, and $3,000 was earned in the years ended 2000 and 2001, and for the three-month period ended March 31, 2002, respectively.

         Research and development expenses have consisted primarily of the costs of personnel, facilities, materials and equipment required to conduct our development activities. Such expenses aggregated $47,159,000 from inception through March 31, 2002. These expenses were incurred to develop the Jetcruzer 450, to obtain a type certificate for the Jetcruzer 450, and to design and develop the Jetcruzer 500. Research and development expenses amounted to $7,630,000 in 2001 as we accelerated the development of the Jetcruzer 500. In the three-month period ended March 31, 2002, research and development expenses decreased to $1,661,000 as a consequence of the suspension of the Jetcruzer 500 program.

         General and administrative expenses have consisted primarily of administrative salaries and benefits, rent, marketing expenses, insurance and other administrative costs. Such expenses aggregated $28,387,000 from inception through March 31, 2002, $3,543,000 and $4,815,000 of which were incurred in 2000 and 2001, respectively. Through the three-month period ended March 31, 2002, $2,151,000 of general and administrative expenses were incurred. The increases in 2002 were primarily due to salary expenses, travel expenses, and legal expenses related to financing and acquisition activities.

         Non-recurring expenses, which were incurred in the year ended December 31, 2001, consist of the following: a write-off of capitalized tooling costs of approximately $2,082,000; a write-off of capitalized engineering software of approximately $723,000; and an accrual of approximately $1,018,000 related to special orders out at certain vendors. We believe both the capitalized tooling and software have no future use to us due to the change in our business strategy and the suspension of activities related to our previous major product, the Jetcruzer 500. The accrual to vendors represents costs incurred by vendors in the production of items specifically related to the Jetcruzer 500 with no alternative saleable value to the vendors.

         Interest expense has consisted primarily of interest expended by us for bank and private financing, including the amortization of debt issue costs and discounts on convertible debentures. Interest expense aggregated $11,155,000 from inception through March 31, 2002, $938,000, $4,969,000 and $1,903,000 of
which were incurred in 2000, 2001, and for the three-month period ended March 31, 2002, respectively.

         We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." We have incurred net losses in each year since our inception and consequently have paid no federal or state income taxes.

         At March 31, 2002, we had federal and California state tax net operating loss carryforwards of approximately $76,774,000 and $29,240,000, respectively, which, if unused, will expire in varying amounts in the years 2002 through 2021. Our ability to use our net operating loss carryforwards to offset future taxable income may be limited annually if there is a substantial change of control of Mooney. We can give no assurance as to the amount of the net operating loss carryforwards that will be available in future years.

         At March 31, 2002, we had federal and California state research and development ("R&D") credit carryforwards of approximately $1,356,000 and $542,000, respectively. The federal R&D credit carryforwards will expire in the years 2004 through 2009. The state R&D credit carryforwards can be carried forward indefinitely.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2002, we had working capital of $2,679,000 and a stockholders' deficiency of $2,846,000. Since our inception in January 1990, we have experienced continuing negative cash flows from operations, which have resulted in our inability to pay certain existing liabilities in a timely manner. We have financed our operations, which have mainly focused on research and development, through private funding of equity and debt and through the proceeds generated from our December 1996 initial public offering. Since our inception, our investing activities have been limited to construction of our manufacturing facility and tooling required to commence production of the Jetcruzer 500. Currently, our investing activities have been limited to minimal capital expenditures and the investment of funds until such funds are needed for operating activities. Our investing activities will substantially increase as a consequence of the acquisition of MACorp and commencement of production at MACorp's facilities.

         We expect to continue to incur losses until such time as we commence our production processes and regain market acceptance of our aircraft at selling prices and volumes which provide adequate gross profit to cover operating costs and generate positive cash flow. Our working capital requirements will depend upon numerous factors, including the level of resources devoted to the scale-up of manufacturing and the establishment of sales and marketing.

         Our management team has developed a financial plan to address our working capital shortfall and to increase the cash provided by financing activities which we believe will substantially improve our ability to meet our working capital requirements throughout the current year. On March 6, 2000, we entered into a series of subscription agreements for the sale of up to $10,000,000 of 5% Cumulative Convertible Series A Preferred Stock, from which we have received net proceeds of $8,265,000 to date.

         On March 27, 2001, we consummated an agreement with certain investors to provide $4,126,000 through secured convertible debentures. Under the same agreement, an additional $1,000,000 was provided on July 25, 2001, with the remaining $2,000,000 to be provided at a later date. Warrants to purchase 10,254,000 shares of common stock at exercise prices ranging from $0.24 to $0.45 were issued under this agreement. On June 27, 2001, we obtained new financing of $1,000,000 by issuing an unsecured convertible debenture with warrants to purchase 2,646,000 shares of common stock at an exercise price of $0.22. All of these debentures bear interest at a rate of 5% and are convertible into common stock at the lesser of $0.25 or 80% of the three lowest closing prices for sixty trading days prior to the conversion. The term of the debentures and warrants is five years. All issuances were to accredited investors, as defined by Regulation D rules issued by the Securities and Exchange Commission under the Securities Act of 1933. Substantially all of our assets have been pledged as collateral to secure the repayment of the secured debentures.

         On October 26, 2001, we received an initial $7,405,000 in net proceeds from a private placement offering of 8% Secured Convertible Notes along with warrants to purchase 17,714,000 shares of common stock. The notes were issued in the principal amount of $7,750,000, less approximately $1,100,000 already advanced by the note holders prior to the closing date. Both the maturity date of the notes and the expiration date of the warrants is October 26, 2006. The first 50% of the warrants may be exercised at a price of $0.25 and the remaining 50% may be exercised at $0.30. In conjunction with this private placement, we entered into a Put Agreement with a group of its investors who hold convertible notes and preferred stock, some of whom participated in the private placement. The Put Agreement provided us with an option to sell up to an additional $5,000,000 of convertible notes and warrants. Our right to exercise our option under the Put Agreement expires October 25, 2002. Through July 30, 2002, we had issued $1,329,000 in notes under the Put Agreement.

         We failed to comply with registration obligations arising out of the June 27, 2001 and October 26, 2001 financings. In accordance with the terms of the applicable Subscription Agreements, we have accrued $134,000 at March 31, 2002, representing liquidated damages due to the note holders as a result of these non-registration events. Such damages are calculated at an amount equal to 1% of the principal amount issued for the first 30 days or part thereof, and 2% thereafter, during the pendency of the non-registration event.

         On February 27, 2002, we completed three financing transactions for total proceeds of $5,734,000 and incurred financing costs of $184,000 paid from the proceeds and $474,650 issued in convertible notes. The net proceeds for these transactions were used to make the cash payment to Congress described below and to fund current operations. In the first of the three financing transactions we issued $2,250,000 in 8% Secured Convertible Notes. The notes are convertible after 120 days into shares of common stock at a conversion price of $0.35 or 70% of the average of the three lowest closing bid prices for our common stock for the thirty days prior to conversion. The maturity date of the notes is October 26, 2006. Attached to the notes were warrants to purchase 5,143,000 shares of our common stock. Forty-five days following the closing, 50% of the warrants became exercisable at a price of $0.25 per share and the remaining warrants became exercisable at a price of $0.30 per share. The expiration date of the warrants is January 30, 2007.

         In the second of the three financing transactions, we issued $1,329,000 in 8% Unsecured Convertible Notes pursuant to the October 26, 2001 Put Agreement. The notes are convertible after 120 days into shares of common stock under the same terms as the October 26, 2001 private placement, except that there is no security involved. The maturity date of the notes is October 26, 2006. Issued with the notes were warrants to purchase 3,037,000 shares of our common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.

         In the third of the three financing transactions, we issued $2,155,000 in 8% Unsecured Convertible Notes. The notes are convertible after 120 days into shares of common stock on the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Issued with the notes were warrants to purchase 4,926,000 shares of our Class A Common Stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.

         On March 26, 2002, we issued $1,450,000 in 8% Unsecured Convertible Notes. The notes are convertible after 120 days into shares of common stock on the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Issued with the notes were warrants to purchase 3,314,000 shares of our Class A Common Stock. The warrants became exercisable forty-five days after the date of issuance on under the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.

         On April 11, 2002, we issued $950,000 in 8% Unsecured Convertible Notes. The notes are convertible after 120 days into shares of common stock on the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Issued with the notes were warrants to purchase 1,900,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the October 26, 2001, private placement.

         On May 16, 2002, we issued $730,000 in 8% Unsecured Convertible Notes under a new subscription agreement. The notes are convertible after 120 into shares of common stock under terms similar to the October 26, 2001 private settlement. The maturity date of the notes is May 16, 2007. Issued with the notes were warrants to purchase 1,460,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance under terms similar to the warrants issued in conjunction with the October 26, 2001 private placement.

         On June 6, 2002, we issued $325,000 in 8% Unsecured Convertible Notes under the same agreement as those issued on May 16, 2002. The notes are convertible after 120 days into shares of common stock under the same terms as the May 16, 2002 private placement. The maturity date of the notes is June 6, 2007. Issued with the notes were warrants to purchase 650,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the May 16, 2002 private placement.

         On June 10, 2002, we issued $500,000 in 8% Unsecured Convertible Notes under the same agreement as those issued on May 16, 2002. The notes are convertible after 120 days into shares of common stock on the same terms as the May 16, 2002 private placement. The maturity date of the notes is June 10, 2007. Issued with the notes were warrants to purchase 1,000,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the May 16, 2002 private placement.

         On June 18, 2002 we issued $350,000 in 8% Unsecured Convertible Notes under the same agreement as those issued on May 16, 2002. The notes are convertible after 120 days into shares of common stock on the same terms as the May 16, 2002 private placement. The maturity date of the notes is June 18, 2007. Issued with the notes were warrants to purchase 700,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the May 16, 2002 private placement.

         On June 28, 2002 we issued $2,000,000 in 8% Unsecured Convertible Notes under the same agreement as those issued on May 16, 2002. The notes are convertible after 120 days into shares of common stock on the same terms as the May 16, 2002 private placement. The maturity date of the notes is June 28, 2007. Issued with the notes were warrants to purchase 4,000,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the May 16, 2002 private placement.

         On July 10, 2002 we issued $250,000 in 8% Unsecured Convertible Notes under the same agreement as those issued on May 16, 2002. The notes are convertible after 120 days into shares of common stock on the same terms as the May 16, 2002 private placement. The maturity date of the notes is July 10, 2007. Issued with the notes were warrants to purchase 500,000 shares of common stock. The warrants became exercisable forty-five days after the date of issuance on the same terms as the warrants issued in conjunction with the May 16, 2002 private placement.

         Under the terms of our agreements with Congress, we paid $8,000,000 toacquire its position as the senior secured creditor of Mooney Aircraft Corporation. $3,500,000 of the purchase price was paid in cash and $4,500,000 was paid in secured notes as follows: (1) a Secured Promissory Note for $500,000, (2) a Secured Promissory Note for $2,500,000, and (3) a Secured Promissory Note for $1,500,000, each due at various times with varying schedules for interest payments and the repayment of principal. These notes are secured by substantially all the assets acquired from Congress.

         As additional security for the fulfillment of our obligations to Congress, we issued a Limited Recourse Secured Promissory Note for $5,700,000. This note is a contingent note, payable in the event that we default under the payment terms of the other notes. Payment of this note is also secured by substantially all the assets acquired from Congress.

         While there is no assurance that additional financing will be available, we believe that we have developed a financial plan that, if executed successfully, will substantially improve our ability to meet our working capital requirements throughout the current year. We are currently pursuing other financing to ensure that we have sufficient funds through the next twelve months. Our current cash balance including the additional funding obtained subsequent to March 31, 2002 described above has been sufficient to finance our plan of operations and acquisitions to date. Additional funding will be required and is expected, either through additional stock issuances or debt financing. If sources of financing are unavailable, we will have to curtail our plans and will be unable to pay our obligations to Congress.

         In November 1998 we moved into our manufacturing and headquarters facility. The primary financing for this project was our obligation under a loan agreement related to proceeds of $8,500,000 in the issuance of Industrial Development Bonds ("IDB") by the California Economic Development Financing Authority (the "Authority"). We were required to provide cash collateral to the Sumitomo Bank, Limited (the "Bank") in the amount of $8,500,000 for a stand-by letter of credit in favor of the holders of the IDBs which was to expire on August 5, 2002, if not terminated earlier by us or the Bank. The IDBs were retired in 1999 and the stand-by letter of credit in favor of the holders of the IDBs was terminated by us.

         In June 1999, we sold our 200,000 square-foot building to The Abbey Company and leased it back. The sale price of the building was $9,800,000, and the term of the lease is eighteen years plus an option to extend the lease for an additional ten years. Monthly payments under the terms of our current lease are approximately $119,620 and escalate annually through June 1, 2007, and will be adjusted annually beginning June 1, 2009, for changes in the Consumer Price Index. The rent for the option period after the eighteenth year would be at fair market rental value.

         We lease approximately 10 acres of land located on the Long Beach Airport in Long Beach, California. The lease commenced on October 20, 1997, and has a term of 30 years with an option to renew for an additional 10 years. The current monthly rent is $15,600. We had no material capital commitments at December 31, 2001, other than as discussed elsewhere in this prospectus. We intend to hire a number of additional employees, and the wages and benefits paid to these employees prior to such time, if ever, as we attain profitability, will require substantial additional capital resources.

         We anticipate that we will hire up to 200 employees over the next twelve months, including engineers and manufacturing technicians necessary to produce our aircraft.

SEASONALITY

         We believe our business is not seasonal.

CRITICAL ACCOUNTING POLICIES

         Management's Discussion and Analysis and Plan of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When we prepare these financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to investments, long-lived assets, deferred tax assets, other liabilities and revenue recognition. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in preparing our consolidated financial statements. (See Note 3 of the Notes to audited Financial Statements as of December 31, 2001 for our Summary of Significant Accounting Policies.)

DEFERRED TAXES

         We record a valuation allowance to reduce the deferred-tax assets to the amount that is more likely than not to be realized. We consider future taxable income in assessing the need for a valuation allowance. Should we determine that we are able to realize the deferred tax assets in the future, an adjustment to the deferred tax assets would increase income in the period such determination was made.

REVENUE RECOGNITION

         We defer the recognition of revenue from deposits collected on airplane orders until such time as production commences. As the production process commences, deposits collected on sales orders will be recorded as income.

OTHER LIABILITIES

         During fiscal year 2001, we recorded an estimate of the liability for cancelled special orders for manufacturing equipment and inventory for the Jetcruzer resulting from our actions. Although we do not expect significant changes, the actual costs may differ from these estimates.

VALUATION OF CERTAIN MARKETABLE SECURITIES

         We currently classify our investment securities as available-for-sale securities. Pursuant to SFAS No. 115, such securities are measured at fair market value in the financial statements with unrealized gains or losses recorded in other comprehensive income until the securities are sold. However, a decline in the fair market value below cost that is other than temporary is accounted for as a realized loss.

LONG-LIVED ASSETS

         We review the recoverability of our long-lived assets pursuant to SFAS No. 144 whenever significant events or changes occur which might impair the recovery of recorded costs. Because of the significant delays of the commencement and production of the Jetcruzer 500, we have written off tooling and software assets based upon the estimated market value of those assets.

CONVERSION OF PERFORMANCE SHARES

         If we attain certain earnings thresholds, our Class E Common Stock will be converted into Class B Common Stock. In the event any such converted Class E Common Stock is held by officers, directors, employees or consultants, the maximum compensation expense recorded for financial reporting purposes will be an amount equal to the fair value of the shares converted at the time of such conversion, which value cannot be predicted at this time. Therefore, if we attain such earnings thresholds, we may recognize a substantial charge to earnings during the period in which such conversion occurs, which would have the effect of increasing our loss or reducing or eliminating our earnings, if any, at that time. In the event we do not attain these earnings thresholds, and no conversion occurs, no compensation expense will be recorded for financial reporting purpose.


                                    BUSINESS

OVERVIEW

         We are a development stage enterprise organized in 1990 to design, develop, manufacture and market general aviation aircraft. We began development of the Jetcruzer 450 in 1990. The Jetcruzer 450 is a non-pressurized, single-engine aircraft powered by a Pratt & Whitney propjet engine which obtained FAA Type Certificate approval in 1994. We later decided to amend the Type Certificate to develop a stretched and pressurized version of the 450 called the Jetcruzer 500 for commercial sale. Research and development expenses increased in 2001 as we accelerated the development of the Jetcruzer 500.

         At the end of 2001, we came to believe that an opportunity exists in the general aviation industry today for the formation of a new company, the products of which would offer an alternative to business travel by airline for executives of small to medium-sized businesses and high net worth individuals. We believe this opportunity has resulted in part from the concurrence of the following: (1) the reduction of product-liability exposure as a consequence of the passage of General Aviation Revitalization Act of 1994, (2) the possible availability of several top of the line general aviation product lines as a result of the recent recession and changes in strategic direction by several general aviation aircraft manufacturers, and (3) the deteriorating comfort and convenience of airline travel.

         To take advantage of the current opportunity, we have hired a management team with significant experience in turning around general aviation manufacturing companies. The new management team has taken the first step in our strategy by acquiring the assets of MACorp. MACorp has produced high-performance, single-engine piston aircraft for more than 50 years.
Our aircraft are currently recognized as the highest performance piston engine aircraft in commercial production, and over 10,000 of our aircraft are in operation around the world. We plan to pursue the acquisition of other complementary general aviation product lines and development programs as they become available.

         The new management team also instituted a technical review of the Jetcruzer 500 program. Based on this review, the new management team concluded that the Jetcruzer 500 was not likely to achieve its design objectives at a commercially-reasonable cost. Accordingly, significant spending on the Jetcruzer program was suspended, and we will review how best to capitalize on the completed development work.

INDUSTRY BACKGROUND

         The general aviation industry comprises essentially all nonmilitary aviation activity other than scheduled and commercial airlines licensed by the FAA and the Department of Transportation. General aviation aircraft are frequently classified by their type and number of engines and include aircraft with fewer than 20 seats. There are three different types of engines: piston, propjet and turbofan (jet). Piston aircraft use an internal combustion engine to drive a propeller, and there may be one or two engines and propellers. Propjet aircraft combine a jet turbine powerplant with a propeller geared to the main shaft of the turbine, and there may be one or two engines and propellers. Turbofan aircraft use jet propulsion to power the aircraft.

         Purchasers of general aviation aircraft include corporations, governments, the military, the general public and fractional interest entities. A corporation may purchase a general aviation aircraft for transporting its employees and property. Many companies use an aircraft in their line of business, including on-demand air taxi services, air ambulance services and freight and delivery services. Governments and military organizations may purchase an aircraft for the transportation of personnel, freight and equipment. Members of the general public may purchase an aircraft for personal and/or business transportation, freight, equipment and pleasure use. An aircraft must qualify under FAA regulations in order to be used for certain purposes, and the ability of an aircraft to so qualify will have a material affect on the potential market for such aircraft.

         Currently, there are fewer than ten major manufacturers of general aviation aircraft based in the United States. Piston aircraft make up the numerical majority of aircraft delivered by these manufacturers, whereas propjets and jet aircraft account for the majority of billings. Aircraft deliveries by United States manufacturers have increased consistently with sales generating approximately $3.1 billion in 1996, $4.7 billion in 1997, $5.9 billion in 1998, $7.8 billion in 1999, $8.6 billion in 2000 and $8.7 billion in 2001.

STRATEGY

GENERAL

         We believe that an opportunity exists in the general aviation industry to create a company, the products of which would consist of the best of existing aircraft models produced today and available for acquisition either as a result of depressed financial conditions or due to a desire by their manufacturers to exit the industry. Also, the passage of the General Aviation Revitalization Act of 1994 ("GARA") has resulted in reduced product liability exposure on the part of general aviation aircraft manufacturers. Finally, airline travel has steadily become a less desirable means of travel for the business traveler due to the airlines' adoption of a hub-and-spoke system significantly extending the time, and reducing the convenience, of airline travel to destinations without major terminal facilities. The events of September 11, 2001, have caused increased security measures to be implemented that cause further travel delays and inconvenience to business travelers.

         We intend to build such a new general aviation company through two major strategies, as follows:

              -- The acquisition and manufacture of the "best of breed" existing models from aircraft manufacturers who desire to exit the general aviation manufacturing business or are under financial duress. Only aircraft models that are considered best in their Class And fit together as a coherent product line are being considered.

              -- Development of new, small jet and turboprop aircraft (4 to 6 passengers), offering high performance and high safety of flight, coupled with purchase and operating costs substantially below currently available models that will be attractive to individuals and small- to medium-size companies who have not previously considered private aircraft as an alternative to airline travel.

         We have already taken the first step in this strategy by agreeing to acquire substantially all of the assets of the Mooney Aircraft Corporation ("MACorp") at a federal bankruptcy auction in San Antonio, Texas on March 18, 2002, and through the provisions of an Asset Purchase Agreement with the general unsecured creditors committee. The MACorp has produced high-performance, single-engine piston aircraft for more than 50 years. Mooney aircraft are recognized as the highest performance piston engine aircraft in commercial production and have a wide following. Over 10,000 Mooney aircraft are in operation around the world. MACorp was producing three models when it filed for bankruptcy in July 2001.

         MACorp was operated after its bankruptcy filing by a skeleton staff that primarily focused on supplying spare parts and technical service to its customer base. We have formed a new company to own and operate the assets being acquired from MACorp. This wholly-owned subsidiary is named Mooney Airplane Company, Inc. ("MAC").

         We intend to establish full production of the Mooney line of aircraft, which will consist of three models, the Eagle 2, Ovation 2, and the Bravo, at our manufacturing facility in Kerrville, Texas. As we acquire additional aircraft product lines, it is our intention to produce those models at the Kerrville manufacturing facility as well.

         We believe we can operate MAC at a profit by eliminating significant amounts of overhead, reducing manufacturing costs, and by instituting a new approach for the sale and distribution of Mooney aircraft. An increase in these costs led to MACorp's Chapter 11 bankruptcy in July of 2001.

         We have hired a management team with significant experience in turning around general aviation manufacturing companies in order to achieve these goals. Roy Norris, President and CEO, is the former President of Raytheon Aircraft Company, a major producer of general aviation aircraft. Pete Larson, CFO, is the former CFO of Cessna Aircraft Company and had significant experience in turning around Cessna's financial performance. Dale Ruhmel, Executive Vice President for Operations and Engineering, is the former head of Advanced Design and Technical Services for Cessna Aircraft Company and an industry-recognized expert in small aircraft design and certification. We believe the combined experience of this management team will provide the necessary knowledge to make the required changes to bring the Mooney aircraft back to profitability.

         We continue to investigate the acquisition of other top of the line general aviation product lines that will be complementary to the Mooney line. We plan to pursue the acquisition of other complementary general aviation product lines and development programs as they become available.

MANUFACTURING

         We will manufacture all aircraft products for both Mooney airplanes and any future-acquired lines in Kerrville, Texas, at the location of Mooney's existing manufacturing facilities. We have a favorable long-term lease on both land and buildings at the Kerrville Airport, which makes Kerrville a financially attractive location to build aircraft. As many as 700 aircraft per year have been produced in this facility, and it should provide the space required for our future production plans.

         Additionally, the Kerrville area has an experienced aerospace labor work force developed over the many years the Mooney aircraft has been produced in this location. There are no other aircraft manufacturers in the immediate area, so competition for experienced workers is minimal. Labor to supply the needs created by long-term growth is available in nearby San Antonio.

         We plan to greatly simplify the manufacturing process used at the Kerrville plant by eliminating inappropriate levels of computer control. The Mooney aircraft is a simple and straightforward aircraft to build and the overuse of MRP/ERP type manufacturing control systems led to an increase in hours to build as opposed to the desired decrease. We plan to make appropriate use of these computer tools.

         The layout of the production line offers another opportunity for reducing man-hours. Additionally, Old Mooney previously had an adverse indirect-labor to direct-labor ratio, which is being corrected as we restart operations. Lack of sufficient funding under the prior ownership was a cause of cost growth. Irregular and excessive vendor payments caused disruptions in material deliveries which impacted the production line, requiring installations to be done out of station and out of sequence. Vendors were not inclined to give best pricing terms under these conditions. We plan to enter into long-term supply agreements to reduce raw material and purchased component costs.

         We have hired Jack Jansen as President and COO for Mooney Airplane Company, Inc. He ran manufacturing at Old Mooney from 1992-1994 and also was head of manufacturing for another major general aviation manufacturer, Piper Aircraft Company, building aircraft similar to Mooney aircraft.

SALES AND MARKETING

         SALES STRATEGY
         --------------

         We plan to adopt a multifaceted method of sales that will capitalize on agents for international sales and direct sales domestically. We will have two showrooms and will station company salespersons in five select areas. We plan to reset the price value equation for single-engine piston-powered aircraft and gain market share through aggressive marketing and advertising emphasizing the high performance capabilities of Mooney aircraft, new lower pricing, and high safety. We intend to use new marketing channels, such as in-house sales from an attractive showroom and salespersons located in major market areas. We believe that new lower prices coupled with the high performance capabilities of Mooney aircraft will allow us to compete successfully in our market area.

         DOMESTIC SALES
         --------------

         We will adopt a new direct sales program from our California and Texas locations combined with company salespersons located in five selected cities in the United States.

         We will advertise nationwide and provide one telephone number to call, one website to view, and two showrooms from which to sell. Far fewer salespeople, at significantly less salary and much lower commissions, are required for this approach. The salespeople will concentrate on one product line of aircraft only, and we believe this focus will allow them to refine the sales process to a high level in a short time. Sales managers and other key individuals will be located in the showrooms, allowing immediate answers to sales questions or problems. If a sale cannot be completed, the salesperson will have access to years of experience by calling on the sales managers, who will be in the building to assist at any time.

         We believe that this method is ideal for high-volume sales in today's fast-paced market environment. The vast majority of sales will be from two major outlets, the current facility showroom at the Long Beach airport and the factory in Texas. Many customers will have a very short trip to see a new Mooney aircraft, since a significant percentage of domestic aircraft sales are made in California and Texas.

         INTERNATIONAL SALES
         -------------------

         We plan to appoint a series of international agents who will represent us in key international markets. These agents will be selected from experienced international dealers and salespersons residing in the country of responsibility. We will use the services of a consultant, Al Stauffer, previously head of international sales for both Piper and Old Mooney, to identify key candidates and make appropriate introductions. Agents will conduct sales by signing international customers to a Mooney contract and will be paid a commission for their success on a per aircraft basis.

NEW PRODUCT DEVELOPMENT PROGRAMS

         Currently we have only one new aircraft product under development, the Jetcruzer 500, a six passenger, turboprop-powered aircraft employing a forward canard and rear-mounted wing in a pusher configuration. This unusual design was chosen in an attempt to produce a stall-resistant aircraft with high speed and low operating and acquisition costs.

         In January 2002, our board of directors brought in a new management team to replace former management due to continuing delays in the Jetcruzer program. The new management team instituted a technical review of the Jetcruzer 500 program. Based on this review, the new management team concluded that the Jetcruzer 500 was not likely to achieve its design objectives at a commercially-reasonable cost. Additionally, noise tests determined that the aircraft as designed could not meet recently-adopted federal guidelines for external noise levels.

         Accordingly, our board of directors resolved on March 26, 2002, that significant spending on the Jetcruzer program should be suspended and that we should review new technologies which might increase the viability of the program and determine how best to capitalize on the existing development work associated with the Jetcruzer program. Options to be considered by management include a restart of the Jetcruzer program at a later date, the use of Jetcruzer flight and test data to launch a new development activity and the sale of the program to another company.

         We continue to evaluate the acquisition of general aviation development programs for aircraft complementary to the Mooney line and to investigate internal development programs.

SUPPLIERS

         We rely on various suppliers of materials and components which are necessary to manufacture our aircraft. Our aircraft will utilize engines, propellers and avionics provided by outside manufacturers. These suppliers also produce equipment for other aircraft manufacturers. The Mooney models use engines manufactured by Teledyne Continental and engines, propellers and governers manufactured by Textron. We have contractual agreements for these products with both Teledyne and Textron.

         The failure of suppliers or subcontractors to meet our performance specifications, quality standards, delivery standards or schedules could have a material adverse effect on our operations. Moreover, our ability to increase our production rate on the reopened Kerville plant production line could be limited by the ability or willingness of our key suppliers to increase their delivery rates.

COMPETITION

         We anticipate a very competitive market for each of our products. We are completing our pricing and marketing strategies, as well as our production costs projections. Each of these factors influences the nature of our competitive market. When we have such information in hand, we will be able to identify the most direct competition for the various Mooney models with greater clarity. Currently, it is anticipated that our competition will be from the Cirrus Models SR20 and SR22, the Lancair Columbia 300, the Socata Models TB-20GT and TB-21GT and the Commander Models 115 and 115TC.

PRODUCT LIABILITY AND INSURANCE

         The failure of an aircraft, or any component part thereof, manufactured by us or any other mishap involving such an aircraft may result in physical injury or death to the occupants of the aircraft or others, and damage or destruction of the aircraft itself, and therefore, we could be subject to lawsuits involving product liability claims. We have obtained product-liability insurance for the Jetcruzer 500 aircraft but do not intend to renew it at this time for coverage of that product. We have also obtained product-liability insurance for Mooney aircraft. Such insurance is expensive and subject to various exclusions. Since the events of September 11, 2001, product-liability insurance for manufacturers of general aviation aircraft has become less available and more costly.

         There can be no assurance that coverage will continue to be available to us on acceptable terms or at all. Although we believe we will continue to be able to obtain the necessary product liability insurance, we do not know what limits of coverage will apply. Further, should we become involved in product-liability litigation, the expenses and damages awarded could be large and the scope of any coverage may be inadequate. We have obtained other insurance as needed, including flight-test insurance for our pilots and aircraft used during the FAA certification process.

GOVERNMENT REGULATION

         The manufacture of aircraft is subject to extensive regulation by the FAA. Both the finished product and the process of manufacturing itself must be certified by the FAA, as must the type design. Failure to obtain or maintain all required FAA certifications would have a material adverse effect on our operations.

         FAA CERTIFICATION
         -----------------

         For an aircraft model to be manufactured for sale, the FAA must issue a type certificate and production certificate for that model; for an individual aircraft to be operated, the FAA must issue an airworthiness certificate for that aircraft.

         Production certificates are issued by the FAA after it determines that the type certificate holder (or its licensee) has the facilities and quality-control capability to manufacture aircraft that will meet the design provisions of the applicable type certificate. We have received the renewal of production certificates for the Mooney line of aircraft.

         An airworthiness certificate is issued by the FAA for a particular aircraft when it is certified to have been built in accordance with specifications approved under the type certificate for that model. The airworthiness certificate remains in effect so long as required maintenance, repairs and upkeep are performed. We will need to renew the airworthiness certificates for the Mooney line. There can be no assurance that we will not encounter a delay in obtaining an amended type certificate or a production certificate for our planned or existing aircraft models or airworthiness certificates for individual aircraft. We will also be subject to the risk of modification, suspension or revocation of any FAA certificate we hold. Such modification, suspension, or revocation could occur if, in the FAA's judgment, our compliance with airworthiness or safety standards is in doubt. If the FAA were to suspend or revoke our type or production certificates for an aircraft model, sales of that model would be adversely affected or terminated. If, in the FAA's judgment, an unsafe condition developed or was discovered after one or more of our aircraft had entered service, the FAA could issue an "Airworthiness Directive," which could result in a regulatory obligation upon us to develop appropriate design changes. Foreign authorities could impose similar obligations upon us as to aircraft within their jurisdiction. Any or all of the above occurrences could expose us to substantial additional costs and/or liability.

         PRODUCT-LIABILITY RISK LIMITATIONS
         ----------------------------------

         In 1994, the United States Congress passed and the President signed the General Aviation Revitalization Act of 1994 ("GARA"). GARA provides protection for manufacturers of general aviation aircraft against certain lawsuits for wrongful death or injuries resulting from an aircraft accident. Except as set forth in GARA, and provided a period of 18 years has passed from the date of delivery of the aircraft to the original purchaser or retailer, no claim for damages resulting from personal injury or wrongful death may be brought against the manufacturer of a general aviation aircraft. Although GARA will not directly affect us until eighteen years from the date we deliver our first aircraft, management believes that GARA will indirectly benefit us immediately, in that it may encourage increased manufacturing and sales of general aviation aircraft and this increased activity may in turn result in an increased number of licensed pilots. Management believes that a greater number of licensed pilots may provide an increased market for our aircraft. However, there can be no assurance that our view of GARA's effects will prove to be correct.

         With respect to the Old Mooney assets, the Bankruptcy Court's order and the Asset Purchase Agreement grant us ownership of the Old Mooney assets free and clear of any product-liability claims for products manufactured prior to our acquisition of the assets. Therefore we believe that we would not be found liable for product-liability claims related to Old Mooney aircraft or parts manufactured prior to our acquisition of the Old Mooney assets. However, we may be named as a defendant in future lawsuits and may incur costs associated with the defense of such claims.

         FOREIGN CERTIFICATION
         ---------------------

         In order for us to sell our aircraft in foreign countries, we must comply with each country's aircraft certification process. Certain countries will accept as adequate certification issued by the FAA, while others impose additional requirements. In countries which do require additional certification, the FAA certification often provides a starting point from which such country begins its certification process. We intend to begin the certification process in a foreign country once we have received FAA certification for our aircraft and have finalized a sale or distributorship of that aircraft in that country. We have not yet determined which foreign market or markets we will first address. Priorities in this area will be established by the levels of interest in our products by dealers and distributors in the various foreign markets. At this time we are unable to determine Mooney's certification status in foreign countries. We will attempt to obtain any certifications required for us to sell Mooney aircraft abroad.

EMPLOYEES

         As of June 30, 2002, we had approximately 150 full-time employees. We believe that our relations with our employees are good. We are not a party to any collective bargaining agreement.

PROPERTIES

         We have leased approximately ten acres of land located on the Long Beach Airport in Long Beach, California (the "Ground Lease"). The Ground Lease term commenced on October 20, 1997, and continues for 30 years with an option to renew for an additional 10 years. The lease also contains options to lease other airport properties. The current monthly rent for the Ground Lease is $15,600. The Ground Lease was assigned to AP-Long Beach Airport LLC in June 1999.

         We retained Commercial Developments International West to design and build our approximately 200,000 square-foot manufacturing and headquarters facility (the "New Facility") on the property subject to the Ground Lease. We moved into the New Facility on November 18, 1998. The total cost for the New Facility, including its design, construction, licenses, fees and change orders, was approximately $9,800,000. In June 1999, we sold the New Facility to The Abbey Company and leased it back. The sale price of the building was $9,800,000, and the term of the lease is eighteen years plus an option to extend the lease for an additional ten years. Monthly payments under the terms of our current lease are approximately $119,620 and escalate annually through June 1, 2007, and will be adjusted annually beginning June 1, 2009, for changes in the Consumer Price Index. The rent in the option period following the eighteenth year would be at fair market rental value.

         The capacity of hanger and office space of the facility in Long Beach is now in excess of our requirements as a result of the acquisition of the Old Mooney facility in Kerrville, Texas and our decision to focus all production activities in Texas. We are examining alternatives for the location of the California sales, advanced development and corporate offices which may include subletting the facility at Long Beach and may include a relocation within the Southern California region.


                                   MANAGEMENT

         The following table sets forth certain information with respect to each director and executive officer of Mooney as of July 30, 2002.

      Name                Age                       Position

Roy H. Norris              57      Chairman of the Board, President, Chief
                                   Executive Officer, Director and Chairman and CEO of Mooney Airplane Company, Inc. (a wholly-owned subsidiary of Mooney)

Shalom Babad               27      Consultant to Mooney and Director

C.M. Cheng                 54      Consultant to Mooney and Director

Hon. Robert P. Kaplan      65      Director

Neil Lewis                 54      Director

Arie Rabinowitz            30      Consultant to Mooney and Director

Samuel Rothman             48      Consultant to Mooney and Director

OTHER OFFICERS:

Jack A. Jansen             75      President and Chief Operating Officer of
                                   Mooney Airplane Company, Inc. (a wholly-owned subsidiary of Mooney)

J. Nelson Happy            58      Executive Vice President and General Counsel

L. Peter Larson            52      Executive Vice President and Chief Financial
                                   Officer, Secretary and Treasurer

Dale Ruhmel                67      Executive Vice President of Operations and
                                   Engineering

Nicolas Chabbert          35     Executive Vice President of Sales and Marketing

         Directors serve until the next annual meeting or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although Mr. Norris, Mr. Larson, Mr. Nelson, Mr. Ruhmel and Mr. Chabbert have entered into employment agreements with us. See "Management - Employment Agreements." There are no family relationships between any of our directors or officers.

         ROY H. NORRIS was elected as the President, Chief Executive Officer and Chairman of the Board effective January 8, 2002. He was previously elected as a director of Mooney on June 1, 2001. Mr. Norris was appointed as Chairman and CEO of Mooney Airplane Company, Inc. (a wholly-owned subsidiary of Mooney) effective March 6, 2002. He was previously a private business consultant with extensive experience in the aviation industry. From 1994 to 1997, he served as President of Raytheon Aircraft (formerly Beech Aircraft), a $2.3 billion enterprise. Previously, Mr. Norris was President and Chief Executive Officer of Raytheon Corporate Jets, a division of Raytheon which merged into Raytheon Aircraft in 1994. He has also served as Vice President of Sales and Marketing for Gulfstream Aerospace and Senior Vice President for Marketing and Sales for Cessna Aircraft Company. Mr. Norris has a degree in Chemical Engineering from Auburn University and was named its Outstanding Engineering Graduate for 1997.

         SHALOM BABAD is a consultant to Mooney and was appointed as a director in April 2002. He has been self-employed as a consultant in fundraising and security investments during the past five years.

         C.M. CHENG has served as a director of Mooney since June 1996. Since April 1996, Mr. Cheng has been a Vice President of Eurotai International, Ltd., a private company located in Taipei, Taiwan, which distributes health food products. From 1984 to April 1996, Mr. Cheng served as a Vice President, Director of the Office of the President, and Manager of Corporate Planning with Taiwan Yeu Tyan Machinery, Mfg. Co. Ltd., a public company located in Taipei, Taiwan, which manufactures automobiles and heavy equipment. From 1980 to 1983, Mr. Cheng was an Associate Professor of Economics and Management at Taiwan National Sun-Yet-Sen University. Mr. Cheng is the director of Harpa Limited, a corporation organized under the laws of the Cayman Islands (Harpa), a principal stockholder of Mooney. See "Certain Relationships and Related Transactions and Principal Stockholders."

         HON. ROBERT P. KAPLAN was elected as a director of Mooney in June 2001. He was previously the Canadian Solicitor General and also was a member of the Parliament of Canada from 1968 until 1993, when he retired from elective politics. Since leaving public life in 1993, Mr. Kaplan has, among other things, engaged in trade and investment in the Former Soviet Union. He serves as a director of Hurricane Hydrocarbons Limited, a Calgary-based company which owns oil fields and a major refinery in Kazakhstan, producing 10% of that country's oil. It is listed on the Toronto, Frankfurt and Alberta Stock Exchanges. Hurricane Hydrocarbans Limited was under bankruptcy protection from May 1999 to March 2000, and emerged successfully. Mr. Kaplan served as a director, chairman and acting CEO during this period. He also serves as a director of Rex Diamond Corp., Ltd. Mr. Kaplan graduated with an Honours B.A. in Sociology (Criminology) and an LL.B from the University of Toronto in 1961. He was called to the Bar in Ontario in 1963, and practiced law with Toronto law firms doing tax and corporate work until 1968.

         NEIL LEWIS was appointed as a director of Mooney in July 2002. Mr. Lewis has provided business and financial structuring advice to Australian business in the private sector for the last four years as a consultant. He was the Founding Principal and Joint Managing Director of Meridian International Capital Limited, an Australia-based specialist merchant banking firm providing domestic and international financing from 1991 to 1999. Mr. Lewis has been involved in the international financial sector for the past 30 years in countries that include Australia, the United States, Japan, the United Kingdom (including Ireland), Malaysia and New Zealand. Mr. Lewis is a non-executive director of Christian Broadcasting Association Limited which operates 2 CBA FM radio stations in Australia.

         ARIE RABINOWITZ has served as a director of Mooney since December 2001. He is also a consultant to Mooney and has been a vice president at LH Financial Services Inc. during the past five years. LH Financial clients have invested in Mooney. Mr. Rabinowitz has a B.S. in Actuarial Sciences from Touro College in New York.

         SAM ROTHMAN has served as a director of Mooney since December 2001. He is also a consultant to Mooney. Mr. Rothman has been self-employed in real estate and security investments during the past five years.

         JACK A. JANSEN has been the President and Chief Operating Officer of Mooney Airplane Company, Inc. (a wholly-owned subsidiary of Mooney) since February 2002. He was the Manufacturing Manager at Micco Aircraft from July 1996 to May 2001. His previous experience includes 20 years with Cessna Aircraft in all phases of manufacturing; four years as Manufacturing Manager with Aero Commander in Albany, Georgia, and 16 years with Piper Aircraft Company in Vero Beach, Florida, as Director of Manufacturing Operations. He also worked at Mooney Aircraft Corporation as Vice-President of Manufacturing from 1994 to 1996.

         J. NELSON HAPPY has been the General Counsel and an Executive Vice President of Mooney since January 8, 2002. He was previously the CEO of Conco Refining Company from September 1999 to December 2001. From September 1993 to August 1999, he served as the Dean of Regent University School of Law. Mr. Happy received his B.S. degree from Syracuse University in 1964 and his JD degree from Columbia University School of Law in 1967.

         L. PETER LARSON has been the Chief Financial Officer and an Executive Vice President of Mooney since January 8, 2002. He was the CEO of Telkonet Communications, which he co-founded in 1999, prior to joining Mooney and was involved as a consultant in several start-up and turnaround assignments beginning in 1993. Mr. Larson received a B.S. in Electrical Engineering from Union College in 1971 and a M.S. in Operations Research from Rensselaer Polytechnic Institute in 1973. He then joined General Dynamics where he served in a number of management positions including Vice President Finance and Controller of the General Dynamics Services Company. Mr. Larson was Senior Vice President and Chief Financial Officer of Cessna Aircraft for 5 years beginning in January 1989.

         DALE RUHMEL has been the Executive Vice President of Operations and Engineering at Mooney since January 8, 2002. He served as a consultant in the aviation industry during the last five years.

         NICOLAS CHABBERT has been our Executive Vice President of Sales and Marketing since July 2002. From 2001 to 2002, he was the CEO of EXA SA in Geneva, Switzerland, a start-up company that is marketing a new type of stripping machine. Mr. Chabbert received a master's degree in 1992 from l'Ecole Supe?riere Libre des Sciences Commerciales Applique?es, a French school of commerce, which is equivalent to an M.B.A. with a degree in "International Business." He then Joined EADS Socata where he served in a number of management positions and was in charge of direct sales and then the management of the European distributor network. Mr. Chabbert was Senior Vice President Sales and Marketing of the U.S. subsidiary Socata Aircraft for five years beginning in June 1996, and reintroduced the TBM 700 and TB line in the U.S. market.

         The Board of Directors held two meetings in 2001, and all Directors were present at each meeting. No director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2001. The Board of Directors has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Babad, Kaplan and Rothman. The Audit Committee held one meeting during 2001.

EXECUTIVE COMPENSATION

         The following tables set forth certain information as to our Chief Executive Officer and each of our four most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2001, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation (1)
                                      -------------------------
                                                                    Other
     Name and Principal Position        Year    Salary   Bonus   Compensation
-------------------------------------------------------------------------------

Carl L. Chen, Ph.D.                     2001   $200,000    $0      $39,248(2)
  Former President, Chairman and        2000   $200,000    $0      $39,248(2)
  Chief Executive Officer               1990   $191,000    $0      $39,248(2)

Gene Comfort                            2001   $153,000    $0           $0
  Former Executive Vice President       2000   $153,000    $0           $0
                                        1999   $143,000    $0           $0
--------------------

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits which are available generally to all employees of Mooney and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

(2)  Represents premium for life insurance paid by us on behalf of Dr. Chen.

EMPLOYMENT AGREEMENTS

         We have entered into three-year employment agreements with Roy Norris, President, Chairman and CEO; Peter Larson, Executive Vice President and Chief Financial Officer; Dale Ruhmel, Executive Vice President of Engineering and Operations; and J. Nelson Happy, Executive Vice-President and General Counsel. The majority of their compensation was designed to reward performance. Over the three-year period they will vest in ownership of five percent, three percent, two percent and three percent, respectively, of the outstanding shares of Mooney and all receive annual salaries of $200,000 plus reimbursement of expenses. We have entered into a three-year employment agreement with Nicolas Chabbert, Executive Vice President of Sales and Marketing. Mr. Chabbert will receive an annual salary of $150,000, 300,000 stock options with an exercise price of $0.20 and a bonus based upon the number of airplanes sold and delivered. We entered into an eight-year employment agreement (the "Chen Employment Agreement") with Dr. Carl Chen as President, Chairman and CEO commencing in May 1996. The Chen Employment Agreement provided that, in consideration for Dr. Chen's services, he was to be paid an annual salary of $200,000. Dr. Chen resigned effective January 8, 2002, under a severance agreement with the following terms: (i) a $300,000 payment with the first half paid during the first six months of 2002 and the second half paid on January 8, 2004; (ii) eighteen months of health insurance;
(iii) 2,000,000 warrants with an exercise price of $0.25 and a three-year term; and (iv) Dr. Chen's granting of an irrevocable proxy for his Class E-1 and Class E-2 Common Shares to Samuel Rothman, a director.

COMPENSATION OF DIRECTORS

         Non-employee directors receive $2,500 for each Board of Directors meeting attended. We pay all out-of-pocket expenses of attendance.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 11, 2002, by (i) each person who is known by us to own beneficially more than 5% of any class of our outstanding voting securities, (ii) each of our directors and executive officers, and (iii) all of our officers and directors as a group.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Percentages are based on a total of 71,675,731 shares of common stock outstanding on July 11, 2002.


                                                                         Common Stock
                                              Name and Address of        Beneficially         Percent of
             Title of Class                   Beneficial Owner(1)          Owned(2)            Ownership
------------------------------------------ --------------------------- ------------------ ---------------------
Class A Common Stock                       Roy H. Norris(3)                 3,583,787               5%

Class A Common Stock                       Shalom Babad(4)                  2,150,272               3%

Class A Common Stock                       C.M. Cheng(5)(6)                    15,000              <1%
Class B Common Stock                                                        1,013,572              53%
Class E-1 Common Stock                                                      2,027,144              51%
Class E-2 Common Stock                                                      2,027,144              51%

Class A Common Stock                       Hon. Robert P. Kaplan(7)         1,509,775               2%

Class A Common Stock                       Neil Lewis(8)                    7,160,406            9.99%

Class A Common Stock                       Arie Rabinowitz(9)               2,150,272               3%

Class A Common Stock                       Samuel Rothman(10)               2,150,272               3%
Class E-1 Common Stock                                                      1,653,503              41%
Class E-2 Common Stock                                                      1,653,503              41%

Class A Common Stock                       J. Nelson Happy(11)              2,150,272               3%

Class A Common Stock                       L. Peter Larson(12)              2,150,272               3%

Class A Common Stock                       Dale Ruhmel(13)                  1,286,560               2%

Class A Common Stock                       Nicolas Chabbert(14)               300,000              <1%

Class A Common Stock                       All executive officers          17,146,482              24%
Class B Common Stock                       and directors as a group         1,013,572              53%
Class E-1 Common Stock                     (11 persons)                     3,800,647           95.02%
Class E-2 Common Stock                                                      3,800,647           95.02%

Class B Common Stock                       Harpa Limited(6)                 1,013,572           53.33%
Class E-1 Common Stock                                                      2,027,144           50.67%
Class E-2 Common Stock                                                      2,027,144           50.67%


                                       27






                                                                         Common Stock
                                              Name and Address of        Beneficially         Percent of
             Title of Class                   Beneficial Owner(1)          Owned(2)            Ownership
------------------------------------------ --------------------------- ------------------ ---------------------

Class B Common Stock                       Shih Jen Yeh(6)                  1,013,572           53.33%
Class E-1 Common Stock                                                      2,027,144           50.67%
Class E-2 Common Stock                                                      2,027,144           50.67%

Class B Common Stock                       Chyao Chi Yeh(6)                 1,013,572           53.33%
Class E-1 Common Stock                                                      2,027,144           50.67%
Class E-2 Common Stock                                                      2,027,144           50.67%

Class A Common Stock                       Alpha Capital                    7,160,406            9.99%
                                           Akteingesellschaft (15)

Class A Common Stock                       Austinvest Anstalt               7,160,406            9.99%
                                           Balzers(16)

Class A Common Stock                       The Endeavour Capital            7,160,406            9.99%
                                           Investment Fund, S.A. (17)

Class A Common Stock                       Esquire Trade & Finance          6,937,262            9.68%
                                           Inc. (18)
---------------------

(1) Except as otherwise indicated, the address of each principal stockholder is c/o Mooney at 3205 Lakewood Blvd., Long Beach, California 90808. We believe that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

(2) The Common Stock of Mooney is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A Common Stock is entitled to one vote per share. The shares of Class E Common Stock are subject to redemption by us if we do not achieve certain income or market price levels.

(3) There is an employment agreement pursuant to which Mr. Norris will be granted a 5% interest in Mooney which is nondilutable for three years.

(4) We entered into a consulting agreement pursuant to which Mr. Babad will be granted a 3% interest in Mooney which is nondilutable.

(5) Includes 5,067,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation (Harpa). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

(6) The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of Mooney. See "Certain Transactions." The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55, Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan.

(7) This amount includes 1,475,775 shares issued upon the conversion of $250,000 of debentures but does not include common stock issuable upon the conversion of $110,000 in convertible debentures which was outstanding as of July 30, 2002.

(8) Includes an estimated 7,160,406 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants. Excludes an estimated 1,400,774 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all debentures and warrants would exceed this restriction. Shares are held in the name of Lewis Family Investments Pty., Ltd.

(9) We entered into a consulting agreement pursuant to which Mr. Rabinowitz will be granted a 3% interest in Mooney which is nondilutable.

(10) We entered into a consulting agreement pursuant to which Mr. Rothman will be granted a 3% interest in Mooney which is nondilutable. Mr. Rothman disclaims beneficial ownership of the shares underlying the 3% interest which will all be issued in his wife's name. Mr. Rothman holds an irrevocable proxy from Dr. Chen to vote the Class E-1 and Class E-2 shares Dr. Chen previously controlled. This amount does not include common stock issuable upon the conversion of $170,775 in convertible debentures which remain outstanding as of May 22, 2002.

(11) There is an employment agreement pursuant to which Mr. Happy will be granted a 3% interest in Mooney which is nondilutable for three years.

(12) There is an employment agreement pursuant to which Mr. Larson will be granted a 3% interest in Mooney which is nondilutable for three years.

(13) There is an employment agreement pursuant to which Mr. Ruhmel will be granted a 2% interest in Mooney which is nondilutable for three years.

(14) Includes 300,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

(15) The address for Alpha Capital Aktiengesellschaft is Pradafant 7, Furstentums 9490, Vaduz, Lichtenstein. Includes an estimated 7,160,406 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants. Excludes an estimated 15,160,506 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all debentures and warrants would exceed this restriction.

(16) The address for Austinvest Anstalt Balzers is Landstrasse 938, 9494 Furstentums, Balzers, Liechtenstein. Includes an estimated 7,160,406 shares of Class A Common Stock issuable upon the conversion of Series A Preferred Stock or exercise of warrants. Excludes an estimated 994,204 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock or exercise of warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion of all Series A Preferred Stock and exercise of all warrants would exceed this restriction.

(17) The address for The Endeavour Capital Investment Fund, S.A. is Cumberland House, 27 Cumberland Street, Nassau, New Providence, The Bahamas. Includes an estimated 7,160,406 shares of Class A Common Stock issuable upon the exercise or conversion of Series A Preferred Stock, debentures, and warrants. Excludes an estimated 2,199,962 shares of Class A Common Stock issuable upon conversion or exercise of Series A Preferred Stock, debentures, and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all Series A Preferred Stock, debentures, and warrants would exceed this restriction.

(18) The address for Esquire Trade & Finance Inc. is Trident Chambers, Road Town, Tortola, B.V.I. Includes an estimated 6,937,262 shares Class A Common Stock issuable upon conversion of Series A Preferred Stock and exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into three-year employment agreements with Roy Norris, President, Chairman and CEO; Peter Larson, Executive Vice President and Chief Financial Officer; Dale Ruhmel, Executive Vice President of Engineering and Operations and J. Nelson Happy, Executive Vice-President and General Counsel, on similar terms. The majority of their compensation was designed to reward performance. Over the three-year period they will vest in ownership of five percent, three percent, two percent and three percent, respectively, of the outstanding shares of Mooney and all receive annual salaries of $200,000 plus reimbursement of expenses. We have also entered into a three-year employment agreement with Nicolas Chabbert, Executive Vice President of Sales and Marketing. Mr. Chabbert will receive an annual salary of $150,000, 300,000 stock options with an exercise price of $0.20 and a bonus based upon the number of airplanes sold and delivered.

         In March 2001, we entered into a consulting agreement to issue a 6% nondilutable interest in Mooney to a group of consultants, three of whom later became members of our Board of Directors. In October 2001, this agreement was amended to increase the nondilutable interest in Mooney to be issued to the consultants to 12%.

         Certain of our directors hold or have held convertible debentures issued by us to them for their investment.

         Mr. Babad, a director, received $29,032 in finder's fees in 2001 and has a consulting agreement with us that provides for payments to him of $10,000 a month from December 2001 through March 2002, and $7,000 a month from April 2002 through November 30, 2002.

         Mr. Rothman, a director, received $170,775 in finder's fees in 2001 prior to his appointment as a director.


                            DESCRIPTION OF SECURITIES

         The following description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to our Registration Statement of which this Prospectus is a part.

         Our authorized capital stock consists of 625,000,000 shares of Class A Common Stock, $0.0001 par value, 10,000,000 shares of Class B Common Stock, $0.0001 par value, 4,000,000 shares of Class E-1 Common Stock, $0.0001 par value, 4,000,000 shares of Class E-2 Common Stock, $0.0001 par value, and 5,000,000 shares of Preferred Stock, $0.0001 par value, of which 100,000 have been designated as Class A Preferred Stock. As of July 11, 2002, there were outstanding 71,675,731 shares of Class A Common Stock, 1,013,572 shares of Class B Common Stock (held of record by one stockholders), 4,000,000 shares of Class E-1 Common Stock (held of record by five stockholders), 4,000,000 shares of Class E-2 Common Stock (held of record by six stockholders) and 38,647 shares of Class A Preferred Stock.

UNITS

         Each Unit previously offered consisted of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. At any time commencing on the date of issuance until the fifth anniversary date of the Prospectus for that offering, each Class A Warrant will be exercisable to purchase one share of Class A Common Stock and one Class B Warrant and each Class B Warrant will be exercisable to purchase one share of Class A Common Stock. The Common Stock and Warrants included in the Units are immediately transferable separately upon issuance. The exercise price of the Class A Warrant and the Class B Warrant at the time of issuance was $6.50 and $8.75, respectively.

COMMON STOCK

         The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by class is required by applicable law. Holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of theour assets available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of Mooney. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock are, and those shares of Class A Common Stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

         As a consequence of their ownership of common stock and the enhanced voting power of the Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock, the current Class B, E-1 and E-2 stockholders of Mooney have controlled a majority of the voting power of Mooney, and accordingly, were able to elect all of our directors. This difference in voting rights and consequent increase in the voting power of the Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock has an anti-takeover effect, in that the existence of the Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock may make us a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by Mooney stockholders, other than the holders of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock. Thus, our stockholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire us through a business combination may be compelled to consult first with the holders of the Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock in order to negotiate the terms of such a business combination. Additionally, any such proposed business combination would have to be approved by the Board of Directors, which may be under the control of the holders of the Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock; and, if stockholder approval were required, the approval of the holders of the Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock would be necessary before any such business combination could be consummated.

PERFORMANCE SHARES

         Our Certificate of Incorporation provides that the Class E-1 and E-2 Common Stock is redeemable by us at a price of $0.01 per share unless we meet certain income thresholds as described below. If the thresholds are met, the Performance Shares will be automatically converted into shares of Class B Common Stock. The Performance Shares are not assignable or transferable other than upon death, by operation of law, or to related parties who agree to be bound by the restrictions on the Performance Shares set forth in our Certificate of Incorporation.

         (a) The 4,000,000 shares of outstanding Class E-1 Common Stock will be automatically converted into Class B Common Stock if, and only if, one or more of the following conditions are met:

                  (i) our net income before provision for income taxes and exclusive of any extraordinary earnings as audited and determined by Mooney's independent public accountants (the "Minimum Pretax Income") amounts to at least $17.5 million for the fiscal year ending December 31, 1998;

                  (ii) the Minimum Pretax Income amounts to at least $22.5 million for the fiscal year ending December 31, 1999;

                  (iii) the Minimum Pretax Income amounts to at least $28.5 million for the fiscal year ending December 31, 2000;

                  (iv) the Minimum Pretax Income amounts to at least $36.0 million for the fiscal year ending on December 31, 2001;

                  (v) the Minimum Pretax Income amounts to at least $45.0 million for the fiscal year ending on December 31, 2002; or

                  (vi) the Minimum Pretax Income amounts to at least $56.0 million for the fiscal year ending on December 31, 2003.

         (b) The 4,000,000 shares of outstanding Class E-2 Common Stock will be converted into Class B Common Stock if, and only if, at least one of the following conditions is met.

                  (i) the Minimum Pretax Income amounts to at least $21.875 million for the fiscal year ending on December 31, 1998;

                  (ii) the Minimum Pretax Income amounts to at least $28.125 million for the fiscal year ending on December 31, 1999;

                  (iii) the Minimum Pretax Income amounts to at least $35.625 million for the fiscal year ending on December 31, 2000;

                  (iv) the Minimum Pretax Income amounts to at least $45.0 million for the fiscal year ending on December 31, 2001

                  (v) the Minimum Pretax Income amounts to at least $56.25 million for the fiscal year ending on December 31, 2002; or

                  (vi) the Minimum Pretax Income amounts to at least $69.5 million for the fiscal year ending on December 31, 2003.

         The Minimum Pretax Income amounts set forth above (i) shall be calculated exclusive of any extraordinary earnings or charge, including, but not limited to, any charge to income resulting from conversion of the Performance Shares and (ii) shall be increased proportionately, with certain limitations, in the event additional shares of common stock or securities convertible into, exchangeable for or exercisable into common stock are issued after completion of the Offering.

         If none of the applicable Minimum Pretax Income levels set forth above have been met by March 31, 2004, the Performance Shares will be redeemable by us at a price of $0.01 per share. We expect that the conversion of Performance Shares owned by officers, directors, employees and consultants of Mooney will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings equal to the fair market value of such shares on the date of conversion. Such charge could substantially increase the loss or reduce or eliminate our net income for financial reporting purposes for the period or periods during which such shares are, or become probable of being, converted. Therefore, although the amount of compensation expense we recognize will not affect our cash flow, it may have a negative effect on the market price of our securities.

         The restrictions on the Class E-1 Common Stock and Class E-2 Common Stock were required by the Underwriter as a condition to our initial public offering. The Minimum Pretax Income levels set forth above were determined by negotiation between Mooney and the Underwriter and should not be construed to imply or predict any future earnings by us.

CLASS B COMMON STOCK

         Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. Shares of Class B Common Stock will also automatically convert into an equivalent number of fully paid and non-assessable shares of Class A Common Stock upon the sale or transfer of such shares of Class B Common Stock (other than a transfer to another holder of Class B Common Stock) by the original record holder thereof or upon the death of the holder thereof unless and to the extent that such shares are acquired by another holder of Class B Common Stock.

PREFERRED STOCK

         The preferred stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of preferred stock. The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of our Company, and they may have other preferences over the holders of the common stock.

         The Board of Directors may issue series of preferred stock without action by the holders of the common stock. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock, other than under the March 2000 Series A Preferred Stock equity line.

         As of July 11, 2002, we had 38,647 shares of Series A Preferred Stock outstanding with a $100 stated value per share. Holders of the Series A Preferred Stock are entitled to receive cash dividends, payable quarterly, and have preferential liquidation rights above all other issuances of common stock for an amount equal to the stated value. The Series A Preferred Stock and unpaid dividends are convertible into shares of Class A Common Stock equal to an amount determined by the market value at the date of close of the Class A Common Stock, adjusted for changes in the market price prior to the conversion. The preferred stockholders do not have voting rights.

TRANSFER AGENT AND WARRANT AGENT

         American Stock Transfer & Trust Company, New York, New York, will serve as Transfer Agent for the shares of Common Stock.

CERTAIN STATUTORY AND CHARTER PROVISIONS UNDER THE DELAWARE
GENERAL CORPORATION LAW

         Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

         Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

         These provisions could have the effect of delaying, deferring or preventing a change of control of Mooney. Our stockholders, by adopting an amendment to our Certificate of Incorporation or Bylaws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently excludes us from the restrictions imposed by Section 203.

         The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock to be issued upon the conversion of the various outstanding notes and Series A Preferred Stock and underlying warrants which have been issued under the various agreements, as described in this Prospectus, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

OUTSTANDING RESTRICTED STOCK

         As of July 11, 2002, 8,302,081 outstanding shares of Class A Common Stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

PREFERRED STOCK

         As of July 11, 2002, there were 38,647 shares of Series A Preferred Stock currently outstanding held by 14 stockholders of record. The shares of common stock to be issued upon the conversion of the preferred stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. A registration statement with regard to the resale of the underlying common stock is currently effective and the resale of additional shares underlying the conversion of the preferred stock are being registered by this offering statement.

CONVERTIBLE NOTES

         As of July 11, 2002, $23,506,225 of convertible notes with 81 holders was outstanding. The shares of common stock to be issued upon the conversion of the notes may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. A registration statement with regard to the resale of certain of the underlying shares of common stock is currently effective, and the resale of additional shares underlying the conversion of the notes are being registered by this registration statement.

WARRANTS

         The resale of shares of common stock to be issued upon the exercise of warrants which have been issued under the various agreements described in this registration statement are being registered by this registration statement.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         --       ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         --       block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         --       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         --       an exchange distribution in accordance with the rules of the applicable exchange;
         --       privately-negotiated transactions;
         --       short sales;
         --       broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         --       a combination of any such methods of sale; and
         --       any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Each selling stockholder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such persons and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The rules and regulations set forth in Regulation M promulgated under the Exchange Act provide that, during the period that any person is engaged in a distribution of shares within the meaning of Regulation M, that person usually may not purchase shares. The selling stockholders are subject to the rules and regulations of the Securities Act and the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares by the selling stockholders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling stockholders and a selling shareholder's failure to cover a short position at a lender's request, and subsequent purchases of shares by the lender in the open market to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to them. All of the foregoing may affect the marketability of the shares offered hereby.


                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants, unless a cashless exercise provision is available and is used. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                                     Total of all
                                                                     Exercisable
                                                                     Warrants and    Beneficial   % of Beneficial
                                                                     Convertible    Ownership of    Ownership of       Warrants
                                                       Stock          Stock Held    Common Stock    Common Stock     issued Under
                                                    Ownership at     Assuming Full  Assuming Full  Assuming Full    Private Equity
                                                      7/11/02         Conversion*    Conversion*    Conversion*     Line of Credit
                                                      -------         -----------    -----------    -----------     --------------
Abraham Grossman (1)                                                     410,559         410,559    less than 1
Alexander Wescott and Co., Inc. (2)                                       28,571          28,571    less than 1
Allan Rothstein (3)                                                      410,559         410,559    less than 1
Alpha Capital Aktiengesellschaft (4)                                  22,320,974      22,320,974           0.24
Amro International (5)                                125,467         16,641,529      16,766,996           0.19
Andrew Reckles (6)                                    768,513            656,500       1,425,013           0.02
Aquarella Invest Corp (7)                                              2,052,795       2,052,795           0.03
Austinvest Anstalt Balzers (8)                         88,433          8,066,177       8,154,610           0.10       1,303,247
Australian Overseas Investment (9)                                        54,348          54,348    less than 1
Barbara R. Mittman (10)                                                  501,490         501,490    less than 1
Bear Stearns Securities Corp., Inc.
  C/F Jeffrey Mosseri (11)                                               205,280         205,280    less than 1
Bi-Coastal Consulting Corp (12)                        20,834            699,843         720,677           0.01
Boat Basin Investors, LLC (13)                                           410,559         410,559    less than 1
Briarbrook Trust Co. (14)                                                715,839         715,839    less than 1
Bristol Capital LLC (15)                                                 294,721         294,721    less than 1
Bristol Investment Fund, Ltd. (17)                                     8,211,180       8,211,180           0.10
Capital Research Group, Inc.(18)                      500,000            650,000         650,000    less than 1
Cecil Dean Tallman (19)                                                  410,559         410,559    less than 1
Chaim Breuer (20)                                                        356,325         356,325    less than 1
Cong. Bias Yitzchak, Inc. (21)                                         2,463,354       2,463,354           0.03
Dr. Carl Chen (22)                                    427,312          2,000,000       2,427,312           0.03
Dr. Ross Kaplan (23)                                                     410,559         410,559    less than 1
E&S Investment Group, LLC (24)                        422,839                  0         422,839    less than 1
E. Gerald Hebert (25)                                                    821,118         821,118           0.01
Edward Turin (26)                                                      3,284,472       3,284,472           0.04
Ellis Enterprises (27)                                                   525,955         525,955    less than 1
Esquire Trade & Finance, Inc. (28)                                     6,937,262       6,937,262           0.09       1,303,247
Franseca Weingarten (29)                                                 821,118         821,118           0.01
Guaranty & Finance Corp. (33)                                         16,422,360      16,422,360           0.19
Hirsch J. Ziegler (35)                                                   821,118         821,118           0.01
Howard Schraub (36)                                                      821,118         821,118           0.01
Howard Weiss (37)                                                         14,286          14,286    less than 1
Hyperion Holding LLC (38)                              25,000             25,000          50,000    less than 1
International Trade & Investments Corp. (39)                           2,052,795       2,052,795           0.03
Justino Hirschhorn Rotschild (40)                                      4,105,590       4,105,590           0.05
Kelp Investors (41)                                                      821,118         821,118           0.01
Kentucky National Insurance Co.(42)                                      410,559         410,559    less than 1
Keshet Fund LP (43)                                                    8,482,349       8,482,349           0.11
Keshet LP (44)                                                         3,326,307       3,326,307           0.04


                                       36







                                                                     Total of all
                                                                     Exercisable
                                                                     Warrants and    Beneficial   % of Beneficial
                                                                     Convertible    Ownership of    Ownership of       Warrants
                                                       Stock          Stock Held    Common Stock    Common Stock     issued Under
                                                    Ownership at     Assuming Full  Assuming Full  Assuming Full    Private Equity
                                                      7/11/02         Conversion*    Conversion*    Conversion*     Line of Credit
                                                      -------         -----------    -----------    -----------     --------------

Laurus Capital Management LLC (45)                                       149,520         149,520    less than 1
Leval Trading, Inc. (47)                                                  69,342          69,342    less than 1
Libra Finance, SA (48)                                                 7,459,592       7,459,592           0.09         125,000
Luce, Forward, Hamilton & Scripps, LLP (49)           380,000            380,000         380,000    less than 1
Lucrative Investments LTD (50)                                         6,693,913       6,693,913           0.09
Luis Nanes (51)                                                          821,118         821,118           0.01
Markham Holding, Ltd. (52)                                             1,642,236       1,642,236           0.02
Martin Klein (54)                                                        821,118         821,118           0.01
Martin Thaler (55)                                                     1,842,236       1,842,236           0.03
Mervin Klein (56)                                                      1,231,677       1,231,677           0.02
MM & CTW Foundation, Inc. (57)                                           821,118         821,118           0.01
Nachum Stein (59)                                                        821,118         821,118           0.01
Otto Weingarten (61)                                                   2,052,795       2,052,795           0.03
Palisades Equity Fund (62)                                             2,552,795       2,552,795           0.03
Paul T. Mannion, Jr. (63)                              28,250             58,250          56,500    less than 1
PEF Advisors (64)                                                         35,715          35,715    less than 1
Perkman Investments (65)                                                 821,118         821,118           0.01
Phillip Heller (66)                                                      410,559         410,559    less than 1
Rhossili Investments Limited (67)                                      1,303,247       1,303,247           0.02       1,303,247
RNJA Company, LLC (69)                                                 2,063,354       2,063,354           0.03
Robert Kaplan (70)                                  1,509,775          1,375,466       2,885,241           0.04
Rutgers Casualty Insurance (72)                                          410,559         410,559    less than 1
Sam Rothman (73)                                                       1,548,643       1,548,643           0.02
Samuel Schlesinger (74)                                                1,126,398       1,126,398           0.02
Sarah Katz (75)                                                        1,742,236       1,742,236           0.02
Seth Kaplan (77)                                                         108,074         108,074    less than 1
Shafer Family Trust (78)                                                 410,559         410,559    less than 1
Silver Development Corp. (79)                                          4,105,590       4,105,590           0.05
Stateland LTD. (80)                                                    8,211,180       8,211,180           0.10
Steven Jonathan Gedy (81)                                                613,137         613,137    less than 1
Stonestreet Corporation (82)                                             363,353         363,353    less than 1
Stonestreet Limited Partnership (83)                                  15,270,000      16,483,043           0.19
Talbiya B. Investments Ltd.(84)                                        1,357,491       1,357,491           0.02         125,000
Taria, Inc.(85)                                                        4,105,590       4,105,590           0.05
Tayside Trading Ltd (86)                                               2,873,913       2,873,913           0.04
TCF Inc.(87)                                                             821,118         821,118           0.01
The Endeavour Capital Investment Fund, S.A. (88)                       9,360,368       9,360,368           0.12         109,023
The Shaar Fund (89)                                     2,086          4,177,411       4,179,497           0.06
Vincent S. Sbarra(90)                                  18,500             18,500          37,000    less than 1
William B. Myers (91)                                                  1,642,236       1,642,236           0.02
Zochron Fraida Rivkah(92)                                                821,118         821,118           0.01
Tradersbloom Limited(93)                                               2,815,993       2,815,993           0.04
Joseph Rozovski(94)                                                      821,118         821,118           0.01
PEF Advisors, LLC(95)                                                    113,354         113,354    less than 1
Lewis Family Investments Pty., Ltd.(96)               350,000          8,211,180       8,561,180           0.11
TRW Holdings Pty. Ltd.(97)                                             8,211,180       8,211,180           0.10
Moses Elias(98)                                                          821,118         821,118           0.01
E & J Lawrence Corp.(99)                                                 821,118         821,118           0.01
Jeffrey M. Weiskopf (100)                                                410,559         410,559    less than 1
American Market Support Network, Inc.(101)                                     0               0              0


                                                  --------------------------------------------------------------------------------
                                                  COMMON STOCK BEING REGISTERED IN THIS PROSPECTUS
                                                  --------------------------------------------------------------------------------
                                                                                         Convertible Debentures**
                                                                   ---------------------------------------------------------------
                                                                   Issued 3/27/01 &
                                                                    7/25/01          Issued 6/27/01     Issued 10/26/01 & 1/30/02
                                                                   ---------------------------------------------------------------

                                                                   150% of
                                                                   Stock       150% of                  150% of
                                                                   Needed for  Stock                    Stock
                                                  Warrants issued  Conversion  Needed for               Needed for
                                                  with Series A    of Finders  Conversion               Conversion of
                                                  Preferred Stock  Fee Notes   of Notes     Warrants    Secured Notes   Warrants
                                                  ---------------  ---------   --------     --------    -------------   --------
Abraham Grossman (1)
Alexander Wescott and Co., Inc. (2)                                                                                        28,571
Allan Rothstein (3)                                                                                        465,839        100,000
Alpha Capital Aktiengesellschaft (4)                                                                    12,810,559      2,750,000
Amro International (5)                               175,845        185,511                              6,782,609      1,480,000
Andrew Reckles (6)                                                   65,217                                931,677        200,000
Aquarella Invest Corp (7)
Austinvest Anstalt Balzers (8)                       104,941
Australian Overseas Investment (9)                                   81,522
Barbara R. Mittman (10)                                                                                    563,665        125,714
Bear Stearns Securities Corp., Inc.
  C/F Jeffrey Mosseri (11)                                                                                 232,919         50,000
Bi-Coastal Consulting Corp (12)                                      32,609
Boat Basin Investors, LLC (13)
Briarbrook Trust Co. (14)                                                                                  698,758        150,000
Bristol Capital LLC (15)
Bristol Investment Fund, Ltd. (17)
Capital Research Group, Inc.(18)
Cecil Dean Tallman (19)
Chaim Breuer (20)                                                                                          279,503         60,000
Cong. Bias Yitzchak, Inc. (21)                                                                           2,795,031        600,000
Dr. Carl Chen (22)
Dr. Ross Kaplan (23)                                                                                       465,839        100,000
E&S Investment Group, LLC (24)                                      177,717
E. Gerald Hebert (25)                                                                                      931,677        200,000
Edward Turin (26)
Ellis Enterprises (27)                                10,547         53,413                                               400,000
Esquire Trade & Finance, Inc. (28)                   103,895
Franseca Weingarten (29)                                                                                   931,677        200,000
Guaranty & Finance Corp. (33)                                                                            9,316,770      2,000,000
Hirsch J. Ziegler (35)                                                                                     931,677        200,000
Howard Schraub (36)
Howard Weiss (37)
Hyperion Holding LLC (38)
International Trade & Investments Corp. (39)
Justino Hirschhorn Rotschild (40)
Kelp Investors (41)                                                                                        931,677        200,000
Kentucky National Insurance Co.(42)                                                                        465,839        100,000
Keshet Fund LP (43)                                   63,717                  8,152,174     2,646,412
Keshet LP (44)                                       138,075
Laurus Capital Management LLC (45)                                  182,354                                 41,925
Leval Trading, Inc. (47)                               2,920
Libra Finance, SA (48)                                              458,902                              3,277,174      1,099,285
Luce, Forward, Hamilton & Scripps, LLP (49)
Lucrative Investments LTD (50)                                    1,539,620                              4,464,363      1,387,643
Luis Nanes (51)
Markham Holding, Ltd. (52)
Martin Klein (54)                                                                                          931,677        200,000
Martin Thaler (55)                                                                                       1,863,354        400,000
Mervin Klein (56)                                                                                        1,397,516        300,000
MM & CTW Foundation, Inc. (57)                                                                             931,677        200,000
Nachum Stein (59)                                                                                          931,677        200,000
Otto Weingarten (61)                                                                                     2,329,193        500,000
Palisades Equity Fund (62)
Paul T. Mannion, Jr. (63)
PEF Advisors (64)
Perkman Investments (65)                                                                                   931,677        200,000
Phillip Heller (66)                                                                                        465,839        100,000


                                       38






                                                  --------------------------------------------------------------------------------
                                                  COMMON STOCK BEING REGISTERED IN THIS PROSPECTUS
                                                  --------------------------------------------------------------------------------
                                                                                         Convertible Debentures**
                                                                   ---------------------------------------------------------------
                                                                   Issued 3/27/01 &
                                                                    7/25/01          Issued 6/27/01     Issued 10/26/01 & 1/30/02
                                                                   ---------------------------------------------------------------

                                                                   150% of
                                                                   Stock       150% of                  150% of
                                                                   Needed for  Stock                    Stock
                                                  Warrants issued  Conversion  Needed for               Needed for
                                                  with Series A    of Finders  Conversion               Conversion of
                                                  Preferred Stock  Fee Notes   of Notes     Warrants    Secured Notes   Warrants
                                                  ---------------  ---------   --------     --------    -------------   --------

Rhossili Investments Limited (67)
RNJA Company, LLC (69)                                                                                   2,795,031        200,000
Robert Kaplan (70)                                                   81,522                                931,677        200,000
Rutgers Casualty Insurance (72)                                                                            465,839        100,000
Sam Rothman (73)                                                                                         1,591,071        487,929
Samuel Schlesinger (74)                                                                                  1,164,596        250,000
Sarah Katz (75)                                                                                            931,677        200,000
Seth Kaplan (77)                                                                                            97,826         42,857
Shafer Family Trust (78)
Silver Development Corp. (79)                                                                            4,658,385      1,000,000
Stateland LTD. (80)                                                                                      9,316,770      2,000,000
Steven Jonathan Gedy (81)                                                                                  465,839        100,000
Stonestreet Corporation (82)                                                                               204,969
Stonestreet Limited Partnership (83)                                130,435                              5,124,224      1,162,857
Talbiya B. Investments Ltd.(84)                                     163,043
Taria, Inc.(85)                                                                                          4,658,385      1,000,000
Tayside Trading Ltd (86)                                                                                 3,260,870        700,000
TCF Inc.(87)                                                                                               931,677        200,000
The Endeavour Capital Investment Fund, S.A. (88)      14,600         92,283                              3,585,093        782,286
The Shaar Fund (89)                                   11,462         98,967                              2,795,031        600,000
Vincent S. Sbarra(90)
William B. Myers (91)
Zochron Fraida Rivkah(92)                                                                                  931,677        200,000
Tradersbloom Limited(93)
Joseph Rozovski(94)
PEF Advisors, LLC(95)
Lewis Family Investments Pty., Ltd.(96)
TRW Holdings Pty. Ltd.(97)
Moses Elias(98)
E & J Lawrence Corp.(99)
Jeffrey M. Weiskopf (100)
American Market Support Network, Inc.(101)




                                                     -------------------------------------------------------------------------------
                                                                  COMMON STOCK BEING REGISTERED IN THIS PROSPECTUS
                                                     -------------------------------------------------------------------------------
                                                                                 Convertible Debentures*
                                                     -------------------------------------------------------------------------------
                                                                                                              Issued 5/16/02, 6/5/02
                                                     Issued 1/30/02 under 10/26/01     Issued 1/30/02,        6/10/02, 6/18/02,
                                                             Put Agreement           3/26/02 and 4/11/02      6/28/02 & 7/10/02
                                                     -------------------------------------------------------------------------------

                                                     150% of                     150% of                      150% of
                                                     Stock                       Stock                        Stock
                                                     Needed for                  Needed for                   Needed for
                                                     Conversion                  Conversion                   Conversion
                                                     of Notes        Warrants    of Notes        Warrants     of Notes       Warrant
                                                     --------        --------    --------        --------     --------       -------
Abraham Grossman (1)                                                                465,839       100,000
Alexander Wescott and Co., Inc. (2)
Allan Rothstein (3)
Alpha Capital Aktiengesellschaft (4)                  3,027,950       650,000     2,329,193                   3,540,372      760,000
Amro International (5)                                1,937,888       422,858
Andrew Reckles (6)
Aquarella Invest Corp (7)                                                         2,329,193       500,000
Austinvest Anstalt Balzers (8)
Australian Overseas Investment (9)
Barbara R. Mittman (10)
Bear Stearns Securities Corp., Inc.
  C/F Jeffrey Mosseri (11)
Bi-Coastal Consulting Corp (12)                                                                   160,713       326,087      100,000
Boat Basin Investors, LLC (13)                                                      465,839       100,000
Briarbrook Trust Co. (14)
Bristol Capital LLC (15)                                                            302,795        92,858
Bristol Investment Fund, Ltd. (17)                                                6,055,901     1,300,000     3,260,870      700,000
Capital Research Group, Inc.(18)
Cecil Dean Tallman (19)                                                             465,839       100,000
Chaim Breuer (20)
Cong. Bias Yitzchak, Inc. (21)
Dr. Carl Chen (22)
Dr. Ross Kaplan (23)
E&S Investment Group, LLC (24)
E. Gerald Hebert (25)
Edward Turin (26)                                                                 3,726,708       800,000
Ellis Enterprises (27)
Esquire Trade & Finance, Inc. (28)
Franseca Weingarten (29)
Guaranty & Finance Corp. (33)                                                     9,316,770     2,000,000
Hirsch J. Ziegler (35)
Howard Schraub (36)                                                                 931,677       200,000
Howard Weiss (37)                                                                                  14,286
Hyperion Holding LLC (38)
International Trade & Investments Corp. (39)                                      2,329,193       500,000
Justino Hirschhorn Rotschild (40)                                                 4,658,385     1,000,000
Kelp Investors (41)
Kentucky National Insurance Co.(42)
Keshet Fund LP (43)
Keshet LP (44)
Laurus Capital Management LLC (45)
Leval Trading, Inc. (47)
Libra Finance, SA (48)                                  354,037       108,571     2,202,019       746,714       832,919      255,429
Luce, Forward, Hamilton & Scripps, LLP (49)
Lucrative Investments LTD (50)                          505,342       154,971     1,145,031       308,285       347,982      106,714
Luis Nanes (51)                                                                     931,677       200,000
Markham Holding, Ltd. (52)                                                        1,863,354       400,000
Martin Klein (54)
Martin Thaler (55)
Mervin Klein (56)
MM & CTW Foundation, Inc. (57)
Nachum Stein (59)
Otto Weingarten (61)
Palisades Equity Fund (62)                                                                        500,000     2,329,193      500,000
Paul T. Mannion, Jr. (63)
PEF Advisors (64)                                                                                  35,715
Perkman Investments (65)
Phillip Heller (66)



                                       40







                                                     -------------------------------------------------------------------------------
                                                                  COMMON STOCK BEING REGISTERED IN THIS PROSPECTUS
                                                     -------------------------------------------------------------------------------
                                                                                 Convertible Debentures*
                                                     -------------------------------------------------------------------------------
                                                                                                              Issued 5/16/02, 6/5/02
                                                     Issued 1/30/02 under 10/26/01     Issued 1/30/02,        6/10/02, 6/18/02,
                                                             Put Agreement           3/26/02 and 4/11/02      6/28/02 & 7/10/02
                                                     -------------------------------------------------------------------------------

                                                     150% of                     150% of                      150% of
                                                     Stock                       Stock                        Stock
                                                     Needed for                  Needed for                   Needed for
                                                     Conversion                  Conversion                   Conversion
                                                     of Notes        Warrants    of Notes        Warrants     of Notes       Warrant
                                                     --------        --------    --------        --------     --------       -------

Rhossili Investments Limited (67)
RNJA Company, LLC (69)
Robert Kaplan (70)
Rutgers Casualty Insurance (72)
Sam Rothman (73)
Samuel Schlesinger (74)
Sarah Katz (75)                                                                     931,677       200,000
Seth Kaplan (77)
Shafer Family Trust (78)                                                            465,839       100,000
Silver Development Corp. (79)
Stateland LTD. (80)
Steven Jonathan Gedy (81)                                                            46,584        10,000
Stonestreet Corporation (82)                                                                                    232,919       71,428
Stonestreet Limited Partnership (83)                  4,402,174       964,286     2,934,783       642,857     4,658,385    1,000,000
Talbiya B. Investments Ltd.(84)
Taria, Inc.(85)
Tayside Trading Ltd (86)
TCF Inc.(87)
The Endeavour Capital Investment Fund, S.A. (88)      2,461,118       537,028
The Shaar Fund (89)                                     931,677       200,000
Vincent S. Sbarra(90)
William B. Myers (91)                                                             1,863,354       400,000
Zochron Fraida Rivkah(92)
Tradersbloom Limited(93)                                                                                      3,179,358      696,428
Joseph Rozovski(94)                                                                                             931,677      200,000
PEF Advisors, LLC(95)                                                                                           116,460       35,714
Lewis Family Investments Pty., Ltd.(96)                                                                       9,316,770    2,000,000
TRW Holdings Pty. Ltd.(97)                                                                                    9,316,770    2,000,000
Moses Elias(98)                                                                                                 931,677      200,000
E & J Lawrence Corp.(99)                                                                                        931,677      200,000
Jeffrey M. Weiskopf (100)                                                                                       465,839      100,000
American Market Support Network, Inc.(101)

                                       41



                                                    Shares                               Percent of
                                                    Issued to                Beneficial  Common
                                                    Consultants  Total       Ownership   Stock Owned
                                                    and Shares   Shares of   after the   after the
                                                    Underlying   Common      Offering    Offering
                                                    Warrants     Stock       -----------------------
                                                    Issued to    Included in Assumes all shares
                                                    Consultants  Prospectus  offered will be sold
                                                    -----------  ----------- -----------------------
Abraham Grossman (1)                                               565,839         0          0
Alexander Wescott and Co., Inc. (2)                                 28,571         0          0
Allan Rothstein (3)                                                565,839         0          0
Alpha Capital Aktiengesellschaft (4)                            25,868,074         0          0
Amro International (5)                                          10,984,711   125,467 less than 1
Andrew Reckles (6)                                     56,500    1,253,394         0          0
Aquarella Invest Corp (7)                                        2,829,193         0          0
Austinvest Anstalt Balzers (8)                                   1,408,188    88,433 less than 1
Australian Overseas Investment (9)                                  81,522         0          0
Barbara R. Mittman (10)                                            689,379         0          0
Bear Stearns Securities Corp., Inc.
  C/F Jeffrey Mosseri (11)                                         282,919         0          0
Bi-Coastal Consulting Corp (12)                                    619,409         0          0
Boat Basin Investors, LLC (13)                                     565,839         0          0
Briarbrook Trust Co. (14)                                          848,758         0          0
Bristol Capital LLC (15)                                           395,653         0          0
Bristol Investment Fund, Ltd. (17)                              11,316,770         0          0
Capital Research Group, Inc.(18)                      650,000      650,000         0          0
Cecil Dean Tallman (19)                                            565,839         0          0
Chaim Breuer (20)                                                  339,503         0          0
Cong. Bias Yitzchak, Inc. (21)                                   3,395,031         0          0
Dr. Carl Chen (22)                                  2,000,000    2,000,000   427,312 less than 1
Dr. Ross Kaplan (23)                                               565,839         0          0
E&S Investment Group, LLC (24)                                     177,717   422,839 less than 1
E. Gerald Hebert (25)                                            1,131,677         0          0
Edward Turin (26)                                                4,526,708         0          0
Ellis Enterprises (27)                                             463,960         0          0
Esquire Trade & Finance, Inc. (28)                               1,407,142         0          0
Franseca Weingarten (29)                                         1,131,677         0          0
Guaranty & Finance Corp. (33)                                   22,633,540         0          0
Hirsch J. Ziegler (35)                                           1,131,677         0          0
Howard Schraub (36)                                              1,131,677         0          0
Howard Weiss (37)                                                   14,286         0          0
Hyperion Holding LLC (38)                              50,000       50,000         0          0
International Trade & Investments Corp. (39)                     2,829,193         0          0
Justino Hirschhorn Rotschild (40)                                5,658,385         0          0
Kelp Investors (41)                                              1,131,677         0          0
Kentucky National Insurance Co.(42)                                565,839         0          0
Keshet Fund LP (43)                                             10,862,303         0          0
Keshet LP (44)                                                     138,075         0          0
Laurus Capital Management LLC (45)                                 224,280         0          0
Leval Trading, Inc. (47)                                             2,920         0          0
Libra Finance, SA (48)                                           9,460,050         0          0
Luce, Forward, Hamilton & Scripps, LLP (49)           380,000      380,000         0          0
Lucrative Investments LTD (50)                                   9,959,951         0          0
Luis Nanes (51)                                                  1,131,677         0          0
Markham Holding, Ltd. (52)                                       2,263,354         0          0
Martin Klein (54)                                                1,131,677         0          0
Martin Thaler (55)                                               2,263,354         0          0
Mervin Klein (56)                                                1,697,516         0          0
MM & CTW Foundation, Inc. (57)                                   1,131,677         0          0
Nachum Stein (59)                                                1,131,677         0          0
Otto Weingarten (61)                                             2,829,193         0          0
Palisades Equity Fund (62)                                       3,329,193         0          0
Paul T. Mannion, Jr. (63)                              56,500       56,500         0          0
PEF Advisors (64)                                                   35,715         0          0
Perkman Investments (65)                                         1,131,677         0          0
Phillip Heller (66)                                                565,839         0          0


                                       42







                                                    Shares                               Percent of
                                                    Issued to                Beneficial  Common
                                                    Consultants  Total       Ownership   Stock Owned
                                                    and Shares   Shares of   after the   after the
                                                    Underlying   Common      Offering    Offering
                                                    Warrants     Stock       -----------------------
                                                    Issued to    Included in Assumes all shares
                                                    Consultants  Prospectus  offered will be sold
                                                    -----------  ----------- -----------------------
Rhossili Investments Limited (67)                                1,303,247         0          0
RNJA Company, LLC (69)                                           2,995,031         0          0
Robert Kaplan (70)                                               1,213,199         0          0
Rutgers Casualty Insurance (72)                                    565,839         0          0
Sam Rothman (73)                                                 2,079,000         0          0
Samuel Schlesinger (74)                                          1,414,596         0          0
Sarah Katz (75)                                                  2,263,354         0          0
Seth Kaplan (77)                                                   140,683         0          0
Shafer Family Trust (78)                                           565,839         0          0
Silver Development Corp. (79)                                    5,658,385         0          0
Stateland LTD. (80)                                             11,316,770         0          0
Steven Jonathan Gedy (81)                                          622,422         0          0
Stonestreet Corporation (82)                                       509,316         0          0
Stonestreet Limited Partnership (83)                            21,020,000         0          0
Talbiya B. Investments Ltd.(84)                                    288,043         0          0
Taria, Inc.(85)                                                  5,658,385         0          0
Tayside Trading Ltd (86)                                         3,960,870         0          0
TCF Inc.(87)                                                     1,131,677         0          0
The Endeavour Capital Investment Fund, S.A. (88)                 7,581,431         0          0
The Shaar Fund (89)                                              4,637,137         0          0
Vincent S. Sbarra(90)                                  37,000       37,000         0          0
William B. Myers (91)                                            2,263,354         0          0
Zochron Fraida Rivkah(92)                                        1,131,677         0          0
Tradersbloom Limited(93)                                         3,875,786         0          0
Joseph Rozovski(94)                                              1,131,677         0          0
PEF Advisors, LLC(95)                                              152,174         0          0
Lewis Family Investments Pty., Ltd.(96)                         11,316,770   350,000  less than 1
TRW Holdings Pty. Ltd.(97)                                      11,316,770         0          0
Moses Elias(98)                                                  1,131,677         0          0
E & J Lawrence Corp.(99)                                         1,131,677         0          0
Jeffrey M. Weiskopf (100)                                          565,839         0          0
American Market Support Network, Inc.(101)            112,500      112,500         0          0





* Shareholders with beneficial ownership pursuant to subscription agreements have contractually stipulated to a 9.99% ownership restriction. The full conversion and exercise of convertible equities would exceed this restriction for certain shareholders. The conversion amount has been calculated without accrued interest.

** 150% of the outstanding convertible equities at a conversion price based upon the current market price of the stock is being registered pursuant to contractual obligations.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. We are registering more shares than can be currently converted due to our contractual obligations. Percentages are based on a total of 71,675,731 shares of common stock outstanding on July 11, 2002.

         (1) The address for Abraham Grossman is 70 Concord Drive, Monsey, NY 10952.

         (2) The address for Alexander Wescott and Co., Inc. is 421 Broad Street, Utica, NY 13501. The control person is Rick Bach.

         (3) The address for Allan Rothstein is 34 Sousa Drive, Sands Pt., New York 11050.

         (4) The address for Alpha Capital Aktiengesellschaft is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein. Konrad Ackerman is the director.

         (5) The address for Amro International is c/o Ultra Finanz Ltd. Grossmuensterplatz 6, P.O. Box 4401, Zurich, CH-8022, Switzerland. H.U. Bachofen is the director.

         (6) The address for Andrew Reckles is 4030 Palisades Main, Kennesaw, Georgia 30144.

         (7) The address for Aquarella Invest Corp. is c/o Primeway S.A., 7 Rue DuRhone CH-1204, Geneva, Switzerland. Beat Kunz is the control person.

         (8) The address for Austinvest Anstalt Balzers is Landstrasse 938, 9494 Furstentums, Balzers, Liechtenstein. Walter Grillis the representative.

         (9) The address for Australian Overseas Investment is 14 Par La Ville Place, Par La Ville Road, P. O. Box HM 2257, Hamilton.

         (10) The address for Barbara R. Mittman is 551 Fifth Avenue, Suite 1601, New York, NY 10176.

         (11) The address for Bear Stearns Securities Corp., Inc. C/F Jeffrey Mosseri is 80 Pine Street, New York, NY 10005-1702. Jeffrey Mosseri is the control person.

         (12) The address for Bi-Coastal Consulting Corp is 543 Virginia Avenue, San Mateo, CA 94402. Peter Benz is the president.

         (13) The address for Boat Basin Investors, LLC is c/o Novak Burnbaum Crystal, 300 East 42nd Street, New York, NY 10017.

         (14) The address for Briarbrook Trust Co. is c/o Fairbairn Trust Company Limited, Attn: Angela Bartie, Fairbairn House, Rohais Frank Peter Port, Guernsey GY1 3HE, Channel Islands. Angela Bartie is the director. The directors of the Fairbairn Trust Company Limited are the trustees.

         (15) The address for Bristol Capital LLC is 6363 Sunset Boulevard, Fifth Floor, Hollywood, CA 90028. Bristol Capital LLC is owned and managed by its members, Mr. Paul Kessler and Ms. Diana Derycz Kessler, who have voting and investment control over the shares owned by Bristol Capital LLC.

         (16)     N/A

         (17) The address for Bristol Investment Fund, Ltd. is Caledonian House, Jennett Street, Georgetown, Grand Cayman, Cayman Islands. Bristol Investment Fund, Ltd. is a private investment fund that is owned by its investors and managed by Bristol DLP, LLC. Bristol DLP, LLC, of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the managing members, has voting and investment control over the shares owned by Bristol Investment Fund, Ltd.

         (18) The address for Capital Research Group, Inc. is 1833 Kalakaua Ave #409, Honolulu, HI 96815. Charles T. Tamburello is the President/CEO.

         (19) The address for Cecil Dean Tallman is 3354 Fuchsia Street, Costa Mesa, CA.

         (20)     The address for Chaim Breuer is 10 Concord Drive, Monsey, NY
                  10952.

         (21) The address for Cong. Bias Yitzchak, Inc. is P.O. Box 976, Monsey, NY 10952. Epreim Schwartz is the director.

         (22) The address for Dr. Carl Chen is 1730 Coach Place, Hacienda Heights, CA 91745. Shares registered are shares underlying warrants issued pursuant to a severance agreement.

         (23) The address for Dr. Ross Kaplan is 2412 Ponderosa Drive North, Suite B100, Camarillo, CA 93010.

         (24) The address for E&S Investment Group, LLC is 134 Rubert Avenue, Staten Island, NY 10314. Tova Rothman is the control person.

         (25) The address for E. Gerald Hebert is PO BOX 64048-48, Knner, LA 70064.

         (26) The address for Edward Turin is c/o Control Services, 333 Meadowlands Parkway, Secaucus, New Jersey 07094.

         (27) The address for Ellis Enterprises is 42A Waterloo Road, London, England NW2, 7UF. Julian Ungar is the control person.

         (28) The address for Esquire Trade & Finance, Inc is Trident Chambers, P.O. Box 146, Road Town, Tortola, B.V.I. Gisela Kindle is the director.

         (29) The address for Franseca Weingarten is 1661 53rd Street, Brooklyn, New York 11204.

         (30) The address for Gary Kaplowitz is 1233 Beech Street, House #3, Atlantic Beach, NY 11509.

         (31)     N/A

         (32)     N/A

         (33) The address for Guaranty & Finance Corp. is Vallarino P.H., Calle 52, Elvino Mendez, Panama. Marcus Katz is the control person.

         (34)     N/A

         (35) The address for Hirsch J. Ziegler is 50 East Concord Drive, Monsey, NY 10952.

         (36) The address for Howard Schraub is 8538 Ruette Monte Carlo, La Jolla, CA 92037.

         (37) The address for Howard Weiss is c/o Mooney Aerospace Group, Ltd., 3205 Lakewood Blvd., Long Beach, CA 90808.

         (38) The address for Hyperion Holding LLC is 1225 Hightower Trial, Suite B-220, Atlanta, GA 30350. Paul Mannion is the general Partner.

         (39) The address for International Trade & Investments Corp. is P.O. Box 3321, Road Town, Tortola, British Virgin Island. The control person is Eli Gugenheim.

         (40) The address for Justino Hirschhorn Rotschild is 35 Avenue de las Fuentes, 3rd Fl., Lomas de Tecamachalco, Naucalpan, Mexico 53950.

         (41) The address for Kelp Investors is 96-98 Rue du Rhone, CH-1211, Geneva, Switzerland. Alfonso Nuni is the director.

         (42) The address for Kentucky National Insurance Co. is 444 Madison Avenue, Suite 501, New York, NY 10022. Nachum Stein is the chairman.

         (43) The address for Keshet Fund LP is 135 West 50th Street, Suite 1700, New York, New York 10020. John Clarke is the authorized signatory.

         (44) The address for Keshet LP is Ragnall House, 18 Peel Road, Douglas, Isle of Man1M1 4L2, United Kingdom. John Clarke is the authorized signatory.

         (45) The address for Laurus Capital Management LL is 135 West 50th Street, Suite 1700, New York, NY 10020. David Grin and Eugene Grin are the directors.

         (46)     N/A

         (47) The address for Leval Trading, Inc. is c/o Thierry Ulmann, 14 Rue du Conseil-General, Ch-1205, Geneva, Switzerland.
                  Thierry Ulman is the control person.

         (48) The address for Libra Finance, SA is P.O. Box 4603, Zurich, Switzerland. Seymour Braun is the control person.

         (49)     The address for Luce, Forward, Hamilton & Scripps, LLP is 600
                  W. Broadway, Suite 2600, San Diego, CA 92101. Robert Buehl is the managing partner.

         (50) The address for Lucrative Investments LTD is P.O. Box 1405, Majuro Marshall Island, M.H. 96960. Andre Zolty is the director.

         (51) The address for Luis Nanes is Ave. de Las Fuentes, No. 35, 3rd Floor, Lomas de Tecamachalo, Naucalpan, Edo. De Mexico 53950.

         (52) The address for Markham Holding, Ltd. is 50 Town Range, Gibraltar. The control person is David Hassan.

         (53)     N/A

         (54)     The address for Martin Klein is 2 Boxwood Lane, Lawrence, NY
                  11559.

         (55)     The address for Martin Thaler is 14 Bartlett Road, Monsey, NY
                  10952.

         (56)     The address for Mervin Klein is 38 Winesap Lane, Monsey, NY
                  10952.

         (57) The address for MM & CTW Foundation, Inc. is 1657 49th Street, Brooklyn, New York 11219. The control person is Alfred West.

         (58)     N/A

         (59) The address for Nachum Stein is 444 Madison Avenue, Suite 501, New York, NY 10022.

         (60)     N/A

         (61) The address for Otto Weingarten is 1661 53rd Street, Brooklyn, NY 11204.

         (62) The address for Palisades Equity Fund is 1215 Hightower Road, Suite 220, Atlanta, GA 30350. Paul Mannion is the general partner.

         (63) The address for Paul T. Mannion, Jr. is c/o Hyperion Holding LLC, 1225 Hightower Trial, Suite B-220, Atlanta, GA 30350.

         (64) The address for PEF Advisors is 1215 Hightower Trail, Suite B220, Atlanta, GA 30350.

         (65) The address for Perkman Investments is Citco Building, Roadtown, Tortola, B.V.I.

         (66) The address for Phillip Heller is 1370 56th Street, Brooklyn, New York 11219.

         (67) The address for Rhossili Investments Limited is c/o Ultra Finanz Ltd, Grossmuensterplatz 6, P. O. Box 4401, Zurich, CH-8022, Switzerland.

         (68)     N/A

         (69) The address for RNJA Company, LLC is 160 Central Park South, Suite 2701, New York, New York 10019. Ronald Safdieh is the control person.

         (70) The address for Robert Kaplan is 55 Avenue Road, Suite 301, Toronto ON, Canada, M5R, 2G3.

         (71)     N/A

         (72) The address for Rutgers Casualty Insurance444 Madison Avenue, New York, NY 10022. Nachum Stein is the chairman.

         (73) The address for Sam Rothman is 14 Valencia Drive, Monsey, New York 10952.

         (74) The address for Samuel Schlesinger is 4 Valencia Drive, Monsey, NY 10952.

         (75) The address for Sarah Katz is Ave. de Las Fuentes, No. 35, 3rd Floor, Lomas de Tecamachalo, Naucalpan, Edo. De Mexico 53950.

         (76)     N/A

         (77) The address for Seth Kaplan is 9521 Teton Vista Avenue, Las Vegas, NV 89117.

         (78) The address for Shafer Family Trust is 20 Denia, Laguna Niguel, CA 92677. J. Richard Shafer is the control person.

         (79) The address for Silver Development Corp. is c/o Mooney Aerospace Group, Ltd., 3205 Lakewood Blvd., Long Beach, CA 90808.

         (80) The address for Stateland LTD. is Attn: William Tabbachi, 160 Central Park South, Suite 2602, New York, New York 10019.

         (81) The address for Steven Jonathan Gedy is 10c Hapisga St., Bayit Vegan, Jerusalem 96465, Israel.

         (82) The address for Stonestreet Corporation is c/o Canaccord Capital Corporation 320 Bay Street, Suite 1300, Toronto, ON M5H 4A6, Canada. Michael Finkelstein is the vice-president and Elizabeth Leonard is the portfolio manager.

         (83) The address for Stonestreet Limited Partnership is c/o Canaccord Capital Corporation, 320 Bay Street, Suite 1300, Toronto, ON M5H 4A6, Canada.

         (84) The address for Talbiya B. Investments Ltd. is Ragnall House, 18 Peel Road, Douglas, Isle of Man1M1 4L2, United Kingdom. John Clarke is the authorized signatory.

         (85) The address for Taria, Inc. is St. Annagasse 16, 8027, Zurich Switzerland. Bernhard Korolnik is the control person.

         (86) The address for Tayside Trading Ltd is 50 Town Range, Gilbralta. Ezra Pines is the director.

         (87) The address for TCF Inc. is 11 Jay Street, Monsey, NY 10952. Chaim Citronenbaum is the director

         (88) The address for The Endeavour Capital Investment Fund, S.A. is S.A., Cumberland House, 27 Cumberland Street, Nassau, New Providence, the Bahamas. Kenneth E. Gardner and Nathan I. Lihou are the directors.

         (89) The address for The Shaar Fund is c/o Herrick Feinstein, LLP, 2 Park Avenue, New York, New York 10022. Kenneth E. Gardner and Nathan I. Lihou are the directors.

         (90) The address for Vincent S. Sbarra is c/o Hyperion Holding LLC, 1225 Hightower Trial, Suite B-220, Atlanta, GA 30350.

         (91) The address for William B. Myers is 4171 Shorebreak Drive, Huntington Beach, CA 92649.

         (92) The address for Zochron Fraida Rivkah is c/o Abe Roth 5612 18th Avenue, Brooklyn, New York 11204. Abraham Roth is the director.

         (93) The address for Tradersbloom Limited is c/o Beacon Capital Management, P.O. Box 972, Roadtown, Tortola, B.V.I. David Sims and Lamberto Banchetti are the directors.

         (94) The address for Joseph Rozovski is Rechov Dover Shalom 11, Jerusalem, Israel.

         (95) The address for PEF Advisors, LLC is c/o Mooney Aerospace Group, Ltd., 3205 Lakewood Blvd., Long Beach, CA 90808.

         (96) The address for Lewis Family Investments Pty., Ltd. is 41 Malton Road, Beecroft, NSW, Australia 2119. Neil Lewis is the control person.

         (97) The address for TRW Holdings Pty. Ltd. is c/o Mooney Aerospace Group, Ltd., 3205 Lakewood Blvd., Long Beach, CA 90808.

         (98) The address for Moses Elias is 1548 50th Street, Brooklyn, New York 11219.

         (99) The address for E & J Lawrence Corp. is 43 Hall Street, 7th Floor, Brooklyn, New York 11205.

         (100) The address for Jeffrey M. Weiskopf is 14 Zabriskie Terrace, Monsey, New York 10952.

         (101) The address for American Market Support Network, Inc. is 5599 San Felipe, Suite 975, Houston TX 77056. Alvie T. Merrill is the president.

MARCH 2000 PREFERRED STOCK EQUITY LINE AGREEMENT

         OVERVIEW. On March 3, 2000, we entered into a Subscription Agreement with certain of the selling stockholders identified in this Prospectus. Under this agreement we have issued $9,108,500 in Series A Preferred Stock with a put option to issue and sell an additional $891,500 of Series A Preferred Stock upon the agreement of the applicable selling stockholders.

         PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which underlie the conversion of the preferred stock to be issued as a consequence of the invocation of that put right. Additionally, we must provide the selling stockholders with a Put Notice, which must set forth the Investment Amount which we intend to sell to the selling stockholders, and which must be accompanied by certain required documents.

         LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. The selling stockholders' obligation to acquire and pay for any Series A Preferred Stock with respect to any particular put is subject to certain conditions precedent, including:

         -- The resale of the shares to be issued must be registered on an effective Registration Statement;
         -- Trading of our Class A Common Stock must not have been suspended, and our Class A Common Stock must continue to be listed on its principal market (including the Over the Counter Bulletin Board); and
         -- We must be in compliance with the Certificate of Designation which governs the Series A Preferred Stock.

         A previous requirement that we must be listed on Nasdaq was deleted by an amendment to the agreement and the Certificate of Designation.

         SHORT SALES. The selling stockholders and their affiliates are prohibited from engaging in short sales of our common stock at a time when the last reported bid of the common stock is less than $7.00 per share.

MARCH 27, 2001, SUBSCRIPTION AGREEMENT FOR SECURED CONVERTIBLE NOTES

         OVERVIEW. On March 27, 2001, we entered into a subscription agreement with certain of the selling stockholders identified in this Prospectus for the sale of (i) between $4,000,000 to $5,000,000 in secured convertible notes and
(ii) warrants to purchase two shares of our Class A Common Stock for each dollar loaned to us pursuant to such convertible notes. The maturity date on these secured convertible notes and the expiration date on these warrants is 3 years from the date of issuance.

         The secured convertible notes bear interest at the annual rate of 5% and are convertible following issuance into shares of our Class A Common Stock at, upon the election of the holder, one of the following prices per share: (i) $0.25; (ii) 80% of the average of the three lowest closing prices of our Class A Common Stock for the sixty trading days immediately prior to the conversion date; or iii) the closing price of our Class A Common Stock on the last trading day immediately preceding the date of the initial issuance of the notes. These convertible notes are secured by all of our assets.

         The warrants may be exercised following issuance and will have an exercise price per share of 110% of the closing price of the Class A Common Stock on the trading day prior to the issuance of the warrant.

         We are required to register the resale of the shares of Class A Common Stock underlying the secured convertible notes and warrants.

         INITIAL CLOSING. Pursuant to the subscription agreements discussed above, on March 27, 2001, we sold in an initial closing $4,100,000 in secured convertible notes for face value and issued warrants to purchase 8,254,060 shares of our Class A Common Stock at an exercise price of $0.45 per share.

         As part of this initial closing, we incurred fee obligations to finders of $330,089 which was paid by the issuance of unsecured convertible notes substantially similar to the secured convertible notes described above, but for the security interest.

         PUT RIGHTS AND PUT CLOSING. The subscription agreement also provided us with put rights for up to an additional $3 million in secured convertible notes and warrants under the same terms as the March 27, 2001, subscription agreement. We completed a put on July 25, 2001, and issued $1 million in secured convertible notes for face value and issued warrants to purchase 2,000,000 shares of our Class A Common Stock at an exercise price of $0.242 per share. As part of this put, we incurred fee obligations to finders of $80,000. Of this $80,000, $68,480 was paid by the issuance of unsecured convertible notes substantially similar to the secured convertible notes described above, but for the security interest.

         CONVERSION. The closing price of our Class A Common Stock as of July 29, 2002, was $0.20. Assuming an average price of $0.184 and further assuming that holders would elect the lesser of this average price and $0.25, the conversion price under the secured convertible notes would be $0.184 and the $1,220,075 face value of the currently outstanding secured convertible notes (including finders notes) would be convertible into approximately 6,630,842 shares of our Class A Common Stock. This calculation does not include interest and is therefore potentially convertible into a higher number of shares.

JUNE 27, 2001, SUBSCRIPTION AGREEMENT FOR UNSECURED CONVERTIBLE NOTES

         OVERVIEW. On June 27, 2001, we entered into a subscription agreement with a certain Selling Stockholder identified in this Prospectus for the sale of $1,000,000 in an unsecured convertible notes and warrants to purchase shares of our Class A Common Stock. The maturity date on this unsecured convertible notes is 5 years from the date of issuance and the expiration date on these warrants is 3 years from the date of issuance.

         The convertible notes bear interest at the annual rate of 5% and are convertible following issuance into shares of our Class A Common Stock at, upon the election of the holder, one of the following prices per share: (i) $0.25;
(ii) 80% of the average of the three lowest closing prices of our Class A Common Stock for the sixty trading days immediately prior to the conversion date; or
(iii) the closing price of our Class A Common Stock on the last trading day immediately preceding the date of the initial issuance of the notes.

         The warrants may be exercised following issuance and will have an exercise price per share of 110% of the closing price of the Class A Common Stock on the trading day prior to the issuance of the warrant.

         We are required to register the resale of the shares of Class A Common Stock underlying the unsecured convertible notes and warrants.

         CLOSING. Pursuant to the subscription agreement discussed above, on June 27, 2001, we issued $1,000,000 in unsecured convertible notes for face value and issued warrants to purchase 2,646,212 shares of our Class A Common Stock at an exercise price of $0.22275 per share. As part of the closing, we incurred fee obligations to finders of $100,000.

         CONVERSION. The closing price of our Class A Common Stock as of July 29, 2002, was $0.20. Assuming an average price of $0.184 and further assuming that holders would elect the lesser of this average price and $0.25, the conversion price under the secured convertible notes would be $0.184 and the $1,000,000 face value of the currently outstanding secured convertible notes would be convertible into approximately 5,434,783 shares of our Class A Common Stock. This calculation does not include interest and is therefore potentially convertible into a higher number of shares.

OCTOBER 26, 2001, SUBSCRIPTION AGREEMENT FOR SECURED CONVERTIBLE NOTES

         OVERVIEW. On October 26, 2001, we entered into a subscription agreement with certain of the selling stockholders identified in this Prospectus for the sale of (i) between $7,000,000 to $10,000,000 in secured convertible notes and
(ii) warrants to purchase two shares of our Class A Common Stock for each dollar loaned to us pursuant to such convertible notes. The maturity date on these secured convertible notes and the expiration date on these warrants is 5 years from the date of issuance.

         The secured convertible notes bear interest at the annual rate of 8% and are convertible following 120 days from issuance into shares of our Class A Common Stock at, upon the election of the holder, one of the following prices per share: (i) $0.35; or (ii) 70% of the average of the three lowest closing prices of our Class A Common Stock for the thirty trading days immediately prior to the conversion date. These convertible notes are secured by all of our assets.

         The warrants may be exercised following 45 days from issuance and provide an exercise price per share of: (i) $0.25 for the first 50% of the shares purchasable thereunder; and (ii) $0.30 for the remaining 50% of such shares.

         We are required to register the resale of the shares of Class A Common Stock underlying the secured convertible notes and warrants.

         INITIAL CLOSING. Pursuant to the subscription agreements discussed above, on October 26, 2001, we sold in an initial closing $7,000,000 in secured convertible notes for face value and issued warrants to purchase 14,000,000 shares of our Class A Common Stock. We also received a commitment from one investor to purchase within 120 days of October 26, 2001, an additional $1,000,000 in secured convertible notes for face value and obtain an additional warrant to purchase up to 2,000,000 shares of our Class A Common Stock. This commitment was reduced by $250,000 pursuant to the terms of the subsequent closing of November 12, 2001.

         As part of this initial closing, we incurred fee obligations to finders of $697,000 plus warrants to purchase up to 2,000,000 shares of our Class A Common Stock. Of this $697,000, $622,000 was paid by the issuance of unsecured convertible notes substantially similar to the secured convertible notes described above, but for the security interest. The warrants issued to finders were identical to those issued on October 26, 2001.

         SUBSEQUENT CLOSINGS. On November 12, 2001, additional investors were added to the subscription agreement discussed above, and we sold an additional $750,000 in secured convertible notes for face value and issued warrants to purchase 1,500,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $75,000 plus warrants to purchase up to 214,285 shares of our Class A Common Stock. Of this $75,000, $45,000 was paid by the issuance of unsecured convertible notes substantially similar to the secured convertible notes described above, but for the security interest. The warrants issued to finders were identical to those issued on October 26, 2001.

         On February 27, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $2,250,000 in secured convertible notes for face value and issued warrants to purchase 4,500,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $225,000 plus warrants to purchase up to 642,857 shares of our Class A Common Stock. The finders fees of $225,000 were paid by the issuance of unsecured convertible notes substantially similar to the secured convertible notes described above, but for the security interest. The warrants issued to finders were identical to those issued on October 26, 2001.

OCTOBER 26, 2001, PUT AGREEMENT FOR UNSECURED CONVERTIBLE NOTES

         PUT AGREEMENT AND PUT CLOSING. In connection with the initial closing on October 26, 2001, we also entered into an agreement with certain investors who hold our securities, some of whom purchased secured convertible notes and obtained warrants in the initial closing, providing us with the right to sell to such investors up to an additional $5,000,000 in secured convertible notes and warrants under the same terms as the October 26, 2001, subscription agreement. This right expires on October 26, 2002. The put amount was reduced by $500,000 pursuant to the subsequent closing of November 12, 2001. On February 27, 2002, we closed on a put in the amount of $1,329,000 and issued unsecured convertible notes in that amount and issued warrants to purchase 2,658,000 shares of our Class A Common Stock. We incurred fee obligations to finders of $132,900 plus warrants to purchase up to 379,714 shares of our Class A Common Stock. The finders fees of $132,900 were paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to the investors. The warrants issued to finders were identical to those issued on October 26, 2001.

JANUARY 30, 2002, SUBSCRIPTION AGREEMENT FOR UNSECURED CONVERTIBLE NOTES

         INITIAL CLOSING. We entered into a January 30, 2002, subscription agreement for up to $5,000,000 in unsecured convertible notes on the same terms as the October 26, 2001, subscription agreement discussed above, except that the notes were unsecured. On February 27, 2002, we completed an issuance of $2,155,000 in unsecured convertible notes for face value and issued warrants to purchase 4,310,000 shares of our Class A Common Stock.

         As part of this initial closing, we incurred fee obligations to finders of $215,500 plus warrants to purchase up to 615,714 shares of our Class A Common Stock. Of this $215,500, $116,750 was paid by the issuance of unsecured convertible notes identical to the unsecured convertible notes issued to the investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         SUBSEQUENT CLOSINGS. On March 26, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $1,450,000 in unsecured convertible notes for face value and issued warrants to purchase 2,900,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $145,000 plus warrants to purchase up to 414,286 shares of our Class A Common Stock. The finders fee of $145,000 was paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         On April 11, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $950,000 in unsecured convertible notes for face value and issued warrants to purchase 1,900,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $95,000 plus warrants to purchase up to 271,428 shares of our Class A Common Stock. The finders fee of $95,000 was paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to investors. The warrants issued to finders were identical to those issued on October 26, 2001.

MAY 16, 2002, SUBSCRIPTION AGREEMENT FOR UNSECURED CONVERTIBLE NOTES

         INITIAL CLOSING. We entered into a May 16, 2002, subscription agreement for up to $4,000,000 in unsecured convertible notes on the same terms as the October 26, 2001, subscription agreement discussed above, except that the notes were unsecured. On May 16, 2002, we completed an issuance of $730,000 in unsecured convertible notes for face value and issued warrants to purchase 1,460,000 shares of our Class A Common Stock.

         As part of this initial closing, we incurred fee obligations to finders of $73,000 plus warrants to purchase up to 208,571 shares of our Class A Common Stock. The finders fee of $73,000 was paid by the issuance of unsecured convertible notes identical to the unsecured convertible notes issued to the investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         SUBSEQUENT CLOSINGS. On June 6, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $325,000 in unsecured convertible notes for face value and issued warrants to purchase 650,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $32,500 plus warrants to purchase up to 92,857 shares of our Class A Common Stock. The finders fee of $32,500 was paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         On June 10, 2002, an additional investor was added to the subscription agreement discussed above, and we sold an additional $500,000 in unsecured convertible notes for face value and issued warrants to purchase 1,000,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $50,000 plus warrants to purchase up to 142,857 shares of our Class A Common Stock. The finders fee of $50,000 was paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         On June 18, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $350,000 in unsecured convertible notes for face value and issued warrants to purchase 700,000 shares of our Class A Common Stock.

         As part of this subsequent closing, we incurred fee obligations to finders of $35,000 plus warrants to purchase up to 100,000 shares of our Class A Common Stock. The finders fee of $35,000 was paid by the issuance of unsecured convertible notes substantially similar to the unsecured convertible notes issued to investors. The warrants issued to finders were identical to those issued on October 26, 2001.

         On June 28, 2002, additional investors were added to the subscription agreement discussed above, and we sold an additional $2,000,000 in unsecured convertible notes for face value and issued warrants to purchase 4,000,000 shares of our Class A Common Stock.

JULY 10, 2002, SUBSCRIPTION AGREEMENT FOR UNSECURED CONVERTIBLE NOTES

         INITIAL CLOSING. We entered into a July 10, 2002, subscription agreement for up to $10,000,000 in unsecured convertible notes on the same terms as the October 26, 2001, subscription agreement discussed above, except that the notes were unsecured. On July 10, 2002, we completed an issuance of $250,000 in unsecured convertible notes for face value and issued warrants to purchase 500,000 shares of our Class A Common Stock.

         As part of this initial closing, we incurred fee obligations to finders of $25,000 plus warrants to purchase up to 71,428 shares of our Class A Common Stock. The finders fee of $25,000 was paid by the issuance of unsecured convertible notes identical to the unsecured convertible notes issued to the investors. The warrants issued to finders were identical to those issued on October 26, 2001.

CONVERSION PROVISIONS FOR NOTES ISSUED ON OR AFTER OCTOBER 26, 2001

         The conversion provisions are the same for the October 26, 2001, Subscription Agreement and Put Agreement, the January 30, 2002 Subscription Agreement, the May 16, 2002 Subscription Agreement and the July 10, 2002 Subscription Agreement. The closing price of our Class A Common Stock as of July 29, 2002, was $0.20. Assuming an average price of $0.161 and further assuming that holders would elect the lesser of this average price and $0.35, the conversion price under the convertible notes issued on or after October 26, 2001 would be $0.161 and the $21,286,150 face value of the convertible notes outstanding as of July 11, 2002 (including finders notes) would be convertible into approximately 132,212,112 shares of our Class A Common Stock. This calculation does not include interest and is therefore potentially convertible into a higher number of shares.


                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Luce, Forward, Hamilton and Scripps LLP, San Diego, California.

                                     EXPERTS

         The financial statements of Mooney Aerospace Group, Ltd. (a development stage enterprise) at December 31, 2001, and for each of the two years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of Class A Common Stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Mooney filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

         We intend to furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS
  (Issued in the name of Advanced Aerodynamics & Structures, Inc., now known as
                          Mooney Aerospace Group, Ltd.)

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2001

                                                                   Page
                                                                  Number
                                                                  ------

                 Report of Independent Auditors                     F-1
                 Balance Sheet                                      F-2
                 Statement of Operations                            F-3
                 Statement of Stockholders' Deficiency              F-4
                 Statement of Cash Flows                            F-6
                 Notes to Financial Statements                      F-8


              INTERIM (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002

                                                                   Page
                                                                  Number
                                                                  ------

                 Unaudited Balance Sheets                           F-24
                 Unaudited Statement of Operations                  F-25
                 Unaudited Statement of Stockholders' Equity        F-26
                 Unaudited Statement of Cash Flows                  F-29
                 Notes to Unaudited Financial Statements            F-31


               MOONEY AIRCRAFT CORPORATION (DEBTOR-IN POSSESSION)
                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                   Page
                                                                  Number
                                                                  ------

                 Report of Independent Auditors                    F-37
                 Balance Sheets                                    F-38
                 Statements of Operations                          F-40
                 Statements of Stockholders' Deficit               F-41
                 Statements of Cash Flows                          F-42
                 Notes to Financial Statements                     F-44


               MOONEY AIRCRAFT CORPORATION (DEBTOR-IN POSSESSION)
                        FINANCIAL STATEMENTS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001

                                                                   Page
                                                                  Number
                                                                  ------

                 Unaudited Balance Sheets                          F-60
                 Unaudited Statements of Operations                F-62
                 Unaudited Statements of Stockholders' Deficit     F-63
                 Unaudited Statements of Cash Flows                F-64
                 Notes to Unaudited Financial Statements           F-66


                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                                                   Page
                                                                  Number
                                                                  ------

            Unaudited Pro Forma Combined Financial Statements      F-83
            Unaudited Pro Forma Combined Balance Sheet             F-84
            Unaudited Pro Forma Combined Statement of Operations F-85 Notes to Unaudited Pro Forma Combined Financial
               Statements                                          F-87

                             Report of Independent Auditors

To the Board of Directors
Mooney Aerospace Group, Ltd.

         We have audited the accompanying balance sheet of Mooney Aerospace Group, Ltd. (a development stage enterprise) as of December 31, 2001, and the related statements of operations, stockholders' deficiency, and cash flows for the two years then ended, and for the period from January 26, 1990 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Mooney Aerospace Group Ltd., at December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period then ended and the period from January 26, 1990 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming Mooney Aerospace Group, Ltd. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring losses, has an accumulated deficit and a working capital deficiency at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Ernst & Young LLP


Long Beach, California
March 26, 2002, except for the first
paragraph of Note 1, as to which the
date is July 31, 2002.


                                MOONEY AEROSPACE GROUP, LTD.
                              (A DEVELOPMENT STAGE ENTERPRISE)

                                       BALANCE SHEET


                                                                           December 31, 2001
                                                                             -------------
                                  ASSETS
Current assets:
       Cash and cash equivalents                                             $    681,000
       Debt issuance costs, current portion                                        58,000
       Prepaid expenses and other current assets                                   67,000
                                                                             -------------
       Total current assets                                                       806,000

Property, plant and equipment, net                                             12,159,000
Investments available-for-sale                                                  1,924,000
Restricted cash                                                                   436,000
Debt issuance costs                                                               341,000
Other assets                                                                      314,000
                                                                             -------------
            Total assets                                                     $ 15,980,000
                                                                             =============

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
       Accounts payable                                                      $  2,087,000
       Other accrued liabilities                                                1,646,000
       Capital leases, current portion                                            158,000
       Notes payable                                                              389,000
       Convertible debentures, current (net discount of $11,518,000)            1,240,000
                                                                             -------------
            Total current liabilities                                           5,520,000
Long-term liabilities:
       Capital leases, long-term                                               12,850,000
       Deferred land lease                                                        369,000
       Deferred revenue                                                         1,815,000
                                                                             -------------
            Total liabilities                                                  20,554,000

Stockholders' deficiency:
       Preferred Stock, par value $.0001 per share; 5,000,000 shares authorized; none issued and outstanding, 100,000 shares
            designated as Series A                                                     --
       Series A, 5% Cumulative Convertible Preferred Stock, $100 stated
            value per share, 100,000 shares authorized, 46,648 shares
            issued and outstanding                                              3,615,000
       Class A Common Stock, par value $.0001 per share; 625,000,000
            shares authorized; 45,338,850 shares issued and outstanding            37,000
       Class B Common Stock, par value $.0001 per share; 10,000,000 shares
            authorized; 1,900,324 shares issued and outstanding                        --
       Class E-1 Common Stock; par value $.0001 per share; 4,000,000
            shares authorized; 4,000,000 shares issued and outstanding                 --
       Class E-2 Common Stock; par value $.0001 per share; 4,000,000
            shares authorized; 4,000,000 shares issued and outstanding                 --

Warrants to purchase common stock
       Warrants                                                                 6,352,000
       Public Warrants                                                            473,000
       Class A Warrants                                                        11,290,000
       Class B Warrants                                                         4,632,000
Additional paid-in capital                                                     55,631,000
Accumulated other comprehensive loss                                              (29,000)
Deficit accumulated during the development stage                              (86,575,000)
                                                                             -------------
Total stockholders' deficiency                                                 (4,574,000)
                                                                             -------------
Total liabilities and stockholders' deficiency                               $ 15,980,000
                                                                             =============

                      See accompanying notes to financial statements.

                                            F-2


                                   MOONEY AEROSPACE GROUP, LTD.
                                 (A DEVELOPMENT STAGE ENTERPRISE)

                                     STATEMENT OF OPERATIONS
                                                                                    Period from
                                                                                    January 26,
                                                            Year Ended                 1990
                                                            December 31,           (inception) to
                                                   -----------------------------    December 31,
                                                       2000            2001            2001
                                                   -------------   -------------   -------------
Interest income                                    $     75,000    $     37,000    $  2,855,000
Other income                                             68,000          36,000       1,426,000
                                                    -----------    ------------     -----------
                                                        143,000          73,000       4,281,000
Cost and expenses:
    Research and development costs                    6,341,000       7,630,000      44,737,000
    General and administrative expenses               3,543,000       4,815,000      26,236,000
    Loss on disposal of assets                               --              --         755,000
    Realized loss on sale of investments                 36,000              --          66,000
    Interest expense                                    938,000       4,969,000       9,252,000
    In-process research and development acquired             --              --         761,000
    Non-recurring expenses                                   --       3,823,000       3,823,000
                                                   -------------   -------------   -------------
                                                     10,858,000      21,237,000      85,630,000
                                                   -------------   -------------   -------------
Loss before extraordinary item                      (10,715,000)    (21,164,000)    (81,349,000)
Extraordinary loss on retirement of Bridge Notes             --              --        (942,000)
                                                   -------------   -------------   -------------
Net loss                                           $(10,715,000)   $(21,164,000)   $(82,291,000)
                                                   =============   =============   =============
Net loss per share                                 $      (1.26)   $       (.73)
                                                   =============   =============
Weighted average number of shares outstanding         9,168,000      30,010,000
                                                   =============   =============




                         See accompanying notes to financial statements.

                                               F-3


                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                                Statement of Stockholders' Deficiency

--------------------------------------------------- --------------------------------------------------------------------------------
                                                                       Common Stock
--------------------------------------------------- --------------------------------------------------------------------------------
                                  Preferred Stock      Class A            Class B          Class E-1         Class E-2
                                  Shares   Amount   Shares    Amount   Shares   Amount   Shares   Amount  Shares   Amount  Warrants
                                ------------------- --------------------------------------------------------------------------------
Common stock issued at $3.59               $                  $          418,904 $       836,189  $       836,189  $       $
   per share
Common stock issued in
   exchange for in-process
   research and development at
   $.36 per share                                                        201,494         402,988          402,988
Imputed interest on advances
   from stockholder
Conversion of stockholder
   advances                                                              598,011       1,196,021        1,196,021
Conversion of officer loans                                              187,118         374,236          374,236
Stock issued in consideration
   for services in 1994, 1995,
   and 1996 at $.51 per share                                            595,283       1,190,566        1,190,566
Imputed interest on advances
   from stockholder
Net proceeds from initial public
   offering of Units at $4.39
   per share                                        6,000,000  1,000
Net proceeds from exercise of
   over-allotment option at
   $4.55 per share                                    900,000
Warrants issued in connection
   with issuance of Bridge
   Notes at $.79 per share
Net loss from inception to
   December 31, 1996
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 1996                        6,900,000  1,000   2,000,000       4,000,000        4,000,000
Adjustment to proceeds from
   initial public offering and
   exercise of overallotment
   option
Net loss
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 1997                        6,900,000  1,000   2,000,000       4,000,000        4,000,000
Conversion of Class B to A
   Common Stock                                        99,676            (99,676)
Net loss
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 1998                        6,999,676  1,000   1,900,324       4,000,000        4,000,000
Net loss
                                ----------------------------------------------------------------------------------------------------
Unrealized loss on investments
Comprehensive loss
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 1999                        6,999,676  1,000   1,900,324       4,000,000        4,000,000

                                                                F-4a

                                ----------------------------------------------------------------------------------------------------

                                ----------------------------------------------------------------------------------------------------

                                ----------------------------------------------------------------------------------------------------
                                                                                                          Deficit
                                                                                                        accumulated
                                  Public    Class A    Class B      Additional      Accumulated other    during the
                                 warrants   warrants   warrants   paid-in capital  comprehensive loss development stage    Total
                                ----------------------------------------------------------------------------------------------------
Common stock issued at $3.59    $           $         $          $    7,500,000       $                $               $  7,500,000
   per share
Common stock issued in
   exchange for in-process
   research and development at
   $.36 per share                                                       361,000                                             361,000
Imputed interest on advance
   from stockholders                                                    799,000                                             799,000
Conversion of stockholder                                            10,728,000                                          10,728,000
   advances
Conversion of officer loans                                             336,000                                             336,000
Stock issued in consideration
   for services in 1994, 1995,
   and 1996 at $.51 per share                                         1,507,000                                           1,507,000
Imputed interest on advances
   from stockholder                                                      11,000                                              11,000
Net proceeds from initial public
   offering of Units at $4.39
   per share                            9,583,000    4,166,000       12,566,000                                          26,316,000
Net proceeds from exercise of
   over-allotment option at
   $4.55 per share                      1,707,000      466,000        1,922,000                                           4,095,000
Warrants issued in connection
   with issuance of Bridge
   Notes at $.79 per share     473,000                                                                                      473,000
Net loss from inception to
   December 31, 1996                                                                                        24,328,000   24,328,000
                              ------------------------------------------------------------------------------------------------------
Balance at December 31, 1996   473,000 11,290,000    4,632,000       35,730,000                            (24,328,000)  27,798,000
Adjustment to proceeds from
   initial public offering and
   exercise of overallotment
   option                                                               (78,000)                                            (78,000)
Net loss                                                                                                    (6,625,000)  (6,625,000)
                              ------------------------------------------------------------------------------------------------------
Balance at December 31, 1997   473,000 11,290,000    4,632,000       35,652,000                            (30,953,000)  21,095,000
Conversion of Class B to A
   Common Stock
Net loss                                                                                                   (10,118,000) (10,118,000)
                              ------------------------------------------------------------------------------------------------------
Balance at December 31, 1998   473,000 11,290,000    4,632,000       35,652,000                            (41,071,000)  10,977,000
Net loss                                                                                                    (9,341,000)  (9,341,000)
Unrealized loss on investments                                                           (32,000)                           (32,000)
Comprehensive loss                                                                                                       (9,373,000)
                              ------------------------------------------------------------------------------------------------------
Balance at December 31, 1999   473,000 11,290,000    4,632,000       35,652,000          (32,000)          (50,412,000)   1,604,000


                                                                F-4b

                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                          Statement of Stockholders' Deficiency (continued)

--------------------------------------------------- --------------------------------------------------------------------------------
                                                                 Common Stock
--------------------------------------------------- --------------------------------------------------------------------------------
                                  Preferred Stock        Class A            Class B         Class E-1         Class E-2
                                  Shares  Amount     Shares     Amount   Shares   Amount  Shares    Amount  Shares  Amount  Warrants
                                ------------------- --------------------------------------------------------------------------------
Net proceeds from issuance of
  preferred stock at $63.08 per
  share                           79,800  $5,034,000            $                  $                $               $     $
Net proceeds from issuance of
  warrants at $1.29 per share                                                                                              2,217,000
Conversion of Preferred Stock to
  Class A Common Stock           (10,891)   (687,000)    712,663
Net proceeds from issuance of
  common stock at $0.69 per
  share                                                1,252,160
Net proceeds from issuance of
  warrants at $1.43 per share                                                                                                358,000
Amortization of discount on
  Preferred Stock                            278,000
Amortization of warrants
  attached to common stock
Unrealized gain on investments
Net loss
                                ----------------------------------------------------------------------------------------------------
Comprehensive loss
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 2000      68,909   4,625,000   8,964,499   1,000 1,900,324        4,000,000       4,000,000        2,575,000

Net proceeds from issuance of
  preferred stock at $84.54
  per share                       11,285     978,000
Net proceeds from issuance of
  warrants at $0.06 per share                                                                                                 60,000
Conversion of Preferred Stock
  to Class A Common Stock        (33,546) (2,167,000) 16,112,563  16,000
Net proceeds from issuance of
  common stock at $0.17 per
  share                                                5,300,701   5,000
Net proceeds from issuance of
  warrants at $.07 per share                                                                                                 274,000
Amortization of discount on
  Preferred Stock                            179,000
Amortization of warrants
  attached to common stock
Issuance of warrants attached to
  debentures at $.11 per share                                                                                             3,433,000
Beneficial conversion feature
  related to debentures
Conversion of Convertible
  Debentures to Class A
  Common Stock                                        14,961,087  15,000
Unrealized loss on investments
Net loss
                                ----------------------------------------------------------------------------------------------------
Comprehensive loss
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 2001      46,648  $3,615,000  45,338,850 $37,000 1,900,324 $      4,000,000 $     4,000,000 $     $6,352,000
                                ====================================================================================================

                                See accompanying motes to financial statements


                                                                F-5a

                                ----------------------------------------------------------------------------------------------------

                                ----------------------------------------------------------------------------------------------------

                                ----------------------------------------------------------------------------------------------------
                                                                                                       Deficit accumulated
                                  Public    Class A    Class B      Additional      Accumulated other     during the
                                 warrants   warrants   warrants   paid-in capital  comprehensive loss  development stage    Total
                                ----------------------------------------------------------------------------------------------------
Net proceeds from issuance of
  preferred stock at $63.08 per
  share                          $        $           $          $   342,000       $                  $   (342,000)    $  5,034,000
Net proceeds from issuance of
  warrants at $1.29 per share                                                                                             2,217,000
Conversion of Preferred Stock to
  Class A                                                            687,000                                                    --
Net proceeds from issuance of
  common stock at $0.69 per
  share                                                              863,000                                                863,000
Net proceeds from issuance of
  warrants at $1.43 per share                                                                                               358,000
Amortization of discount on
  Preferred Stock                                                                                         (278,000)             --
Amortization of warrants
  attached to common stock                                            45,000                               (45,000)             --
Unrealized gain on investments                                                       32,000                                  32,000
Net loss                                                                                               (10,715,000)     (10,715,000)
                                ----------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                      (10,683,000)
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 2000      473,000  11,290,000  4,632,000  40,549,000                           (64,752,000)        (607,000)

Net proceeds from issuance of
  preferred stock at $84.54
  per share                                                          170,000                              (194,000)         954,000
Net proceeds from issuance of
  warrants at $.06 per share                                                                                                 60,000
Conversion of Preferred Stock
  to Class A Common Stock                                          2,318,000                              (183,000)         (16,000)
Net proceeds from issuance of
  common stock at $0.17 per
  share                                                            1,237,000                                              1,242,000
Net proceeds from issuance of
  warrants at $.07 per share                                                                                                274,000
Amortization of discount on
  Preferred Stock                                                                                         (163,000)          16,000
Amortization of warrants
  attached to common stock                                           119,000                              (119,000)
Issuance of warrants attached to
  debentures at $.11 per share                                                                                            3,443,000
Beneficial conversion feature
  related to debentures                                            9,674,000                                              9,674,000
Conversion of Convertible
  Debentures to Class A
  Common Stock                                                     1,564,000                                              1,579,000
Unrealized loss on investments                                                      (29,000)                                (29,000)
Net loss                                                                                               (21,164,000)     (21,164,000)
                                ----------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                      (21,193,000)
                                ----------------------------------------------------------------------------------------------------
Balance at December 31, 2001     $473,000 $11,290,000 $4,632,000 $55,631,000       $(29,000)          $(86,575,000)    $ (4,574,000)
                                ====================================================================================================

                                           See accompanying notes to financial statements

                                                                F-5b


                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                                       STATEMENT OF CASH FLOWS

                                                                                                                     PERIOD FROM
                                                                                                                      JANUARY 26
                                                                                                                         1990
                                                                                        YEAR-ENDED DECEMBER 31,       (INCEPTION)
                                                                                    ------------------------------  TO DECEMBER 31,
                                                                                         2000            2001            2001
                                                                                    ------------------------------------------------
OPERATING ACTIVITIES:
   Net loss                                                                          $(10,715,000)   $(21,164,000)   $(82,291,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
    Noncash stock compensation expense                                                       --              --         1,207,000
    Noncash professional service expense                                                     --           344,000         344,000
    Noncash interest expense                                                                 --           211,000         547,000
    Amortization of discount on convertible debentures                                       --         2,158,000       2,158,000
    Amortization of debt issue costs                                                         --            73,000          73,000
    Cost of in-process research and development acquired                                     --              --           761,000
    Imputed interest on advances from stockholder                                            --              --           810,000
    Interest income from restricted cash invested                                            --              --          (474,000)
    Extraordinary loss on retirement of bridge notes                                         --              --           942,000
    Depreciation and amortization                                                       1,148,000       1,692,000       6,465,000
    Loss on disposal of assets                                                               --         2,805,000       3,560,000
    Realized loss on sale of investments                                                   36,000            --            66,000
    Changes in operating assets and liabilities:
       Decrease in prepaid expenses and other current assets                                7,000           2,000         106,000
       Increase in other assets                                                           (12,000)       (109,000)       (315,000)
       Increase in accounts payable                                                     1,002,000         694,000         699,000
       Increase in accrued liabilities                                                    145,000       1,330,000       3,121,000
       Increase in deferred revenue                                                        70,000          45,000       1,605,000
                                                                                    ------------------------------------------------
Net cash used in operating activities                                                  (8,319,000)    (11,919,000)    (60,616,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in construction in progress                                                      --              --          (446,000)
   Proceeds from insurance claims upon loss of aircraft                                      --              --            30,000
   Proceeds from sales of assets                                                             --              --         9,803,000
   Capital expenditures                                                                (2,276,000)        (82,000)     (8,201,000)
   Purchase of certificate of deposit                                                        --              --        (1,061,000)
   Proceeds from redemption of certificate of deposit                                        --              --         1,061,000
   Purchase of investments                                                             (2,626,000)     (2,881,000)    (39,227,000)
   Proceeds from maturities of investments in bonds                                          --           653,000       1,481,000
   Proceeds from sale of investments                                                    4,950,000         304,000      35,756,000
   Restricted cash from long-term debt                                                       --              --        (8,095,000)
   Increase in restricted cash                                                           (405,000)        (31,000)       (436,000)
                                                                                    ------------------------------------------------
Net cash used in investing activities                                                    (357,000)     (2,037,000)     (9,335,000)
                                                                                    ------------------------------------------------

FINANCING ACTIVITIES:
   Adjustment to net proceeds from initial  public  offering and exercise of
    over allotment option                                                                    --              --           (78,000)
   Proceeds from long-term debt                                                              --              --         8,500,000
   Restricted cash collateral for long-term debt                                             --              --        (8,500,000)
   Proceeds from issuance of convertible preferred stock                                5,034,000         954,000       5,988,000
   Proceeds from issuance of convertible debentures                                          --         9,798,000       9,798,000
   Proceeds from issuance of warrants                                                   2,217,000       3,777,000       5,994,000
   Advances from stockholder                                                                 --              --        10,728,000
   Proceeds from issuance of common stock                                               1,221,000         898,000       9,619,000
   Net proceeds from initial public offering and exercise of over-allotment option           --              --        30,411,000
   Net proceeds from bridge financing                                                        --         1,100,000       7,295,000
   Net proceeds from loans from officers                                                     --              --           336,000
   Payments on capital lease obligations                                                 (281,000)       (378,000)       (934,000)
   Payments on promissory notes                                                              --          (425,000)       (425,000)
   Repayment of bridge financing                                                             --        (1,100,000)     (8,100,000)
                                                                                    ------------------------------------------------
Net cash provided by financing activities                                               8,191,000      14,624,000      70,632,000
                                                                                    ------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                     (485,000)        668,000         681,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          498,000          13,000            --
                                                                                    ------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $     13,000    $    681,000    $    681,000
                                                                                    ================================================
                                            See accompanying notes to financial statements


                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                                 STATEMENT OF CASH FLOWS (continued)


                                                                                                          PERIOD FROM
                                                                                                           JANUARY 26
                                                                                                              1990
                                                                                                           (INCEPTION)
                                                                             YEAR-ENDED DECEMBER 31,     TO DECEMBER 31,
                                                                         ------------------------------------------------
                                                                              2000            2001            2001
                                                                         ------------------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest                                                    $1,190,000      $1,256,000      $ 4,422,000
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Stockholder advances converted to common stock                                                         $10,728,000
   Loans from officer converted to common stock                                                           $    36,000
   Common stock issued for noncash consideration and compensation                                         $ 1,507,000
   Liabilities assumed from ASI                                                                           $   400,000
   Common stock issued for in-process research and development acquired                                   $   361,000
   Assets acquired with a note                                                            $  814,000      $   814,000
   Assets acquired under capital leases                                   $  433,000      $3,200,000      $13,527,000
   Deposit surrendered as payment for rents due                                                           $    80,000
   Construction in progress acquired with restricted cash                                                 $ 8,578,000

                                            See accompanying notes to financial statements

                          MOONEY AEROSPACE GROUP, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

1.       BUSINESS STRATEGY

         Advanced Aerodynamics & Structures, Inc. ("AASI") was incorporated in California on January 26, 1990. In July 1996, AASI reincorporated by merging into a newly formed corporation in Delaware. Upon approval of the Board of Directors and shareholders, AASI filed with the State of Delaware to change its name. On July 23, 2002, the Company obtained approval from the State of Delaware to change the name from Advanced Aerodynamics & Structures, Inc. to Mooney Aerospace Group, Ltd. (the "Company" or "Mooney"). The financial statements as of December 31, 2001 have been adjusted to reflect this name change. The Company is in the development stage of designing a multi purpose light aircraft. Since its inception, the Company has been engaged primarily in research and development of its proposed aircraft the JETCRUZER 500. In June 1994, the FAA awarded the Company a Type Certificate for the JETCRUZER 450, which is a non pressurized propjet aircraft powered by a smaller Pratt & Whitney engine.

         On January 8, 2002 the Board of Directors elected a new management team of experienced aviation executives to refocus the Company. The Chief Executive Officer, Dr. Carl Chen, was replaced by Roy Norris, former President of Raytheon Aircraft Company. Following the reorganization of management, the Company adopted a new business strategy of becoming a leading supplier of piston, turboprop, and light jet aircraft for the business and owner-flown general aviation markets. The Company plans to accomplish this through the acquisition of existing high quality aviation lines and the development of new aircraft models. The Company, under its new management team, conducted a technical review of the JETCRUZER 500 program to ascertain the reasons for the continued delays in the JETCRUZER 500 program and the actual status of the aircraft. This review revealed that the JETCRUZER 500 was seriously overweight, was not achieving its speed goals, and had a serious gravity problem with fuel burn. Additionally, subsequent noise tests determined that the aircraft could not meet current federal guidelines for external noise levels. Accordingly, the Board of Directors suspended significant spending on the JETCRUZER 500 program. The Company is currently considering several options, which includes a restart of the JETCRUZER 500 at a later date, sale of the program to another company or use the JETCRUZER flight and test data to launch a new development activity.

         As discussed in Note 16, the Company's first step is the acquisition of Mooney Aircraft Corporation's ("Mooney") assets out of bankruptcy, which was approved by the bankruptcy courts on March 18, 2002. It is expected that the deal will close some time in April 2002. Mooney is located in Kerrville, Texas. This is an important first step in the Company's new strategy to assemble a new and vibrant general aviation manufacturer with revolutionary newly developed aircraft products using the latest in technology and cost effective manufacturing techniques. In connection with the acquisition of the Mooney assets, the Company set up a wholly-owned subsidiary, Mooney Airplane Company, to acquire those assets. In addition, the Board of Directors approved the name change of the parent company from Advanced Aerodynamics & Structures, Inc. to Mooney Aerospace Group, Ltd.

2.       FINANCIAL RESULTS AND LIQUIDITY

         To date, the Company has generated no sales revenue and none is projected until the Company can begin commercial production of their product and regain market acceptance of the aircraft at profitable selling prices and volumes. The Company incurred program development costs to date of approximately $45,498,000 and has recorded a cumulative net loss of $(82,291,000). The Company's management team has been developing a financial plan to address its working capital requirements and believes that if executed successfully, the Plan will substantially improve the Company's ability to meet its working capital requirements throughout the current year. Although the Company has received verbal commitments to carry out the acquisition of the Mooney assets and to complete its business strategy, the current working capital is insufficient to meet the Company's needs beyond the second quarter of fiscal 2002. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         RESEARCH AND DEVELOPMENT COSTS

         All costs incurred in the design, testing, and certification of aircraft being developed by the Company (including costs of in-process research and development acquired) are expensed as incurred.

         PRE-OPERATING COSTS

         Pre-operating costs are expensed as incurred.

         ADVERTISING EXPENSE

         Advertising costs are expensed as incurred. Advertising expense was $476,000 and $43,000 for the years ended December 31, 2000 and 2001, respectively.

         CASH AND CASH EQUIVALENTS

         The Company considers all short-term, highly liquid instruments that have original maturities of three months or less and are readily convertible to cash to be considered cash equivalents. Cash and cash equivalents are held by major financial institutions.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, investments available-for-sale, and restricted cash. The Company maintains its financial instruments with major financial institutions. At times, cash balances held by financial institutions were in excess of federal limits. The Company, by policy, limits the amount of credit exposure to any one financial institution, and does not consider itself to have any significant concentrations of credit risk.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of substantially all financial instruments of the Company approximates their carrying value in the aggregate due to their short-term maturity and/or prevailing market interest rates.

         LONG-TERM INVESTMENTS

         The Company's investment strategies consider safety of principal, availability of funds and maximum return on investment. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Currently all debt securities are classified as available-for-sale, as the Company intends to sell such securities as necessary to fund operations. Such securities are recorded at market value, with unrealized gains/losses being recorded in other comprehensive income.

         During the year ended December 31, 2001, unrealized losses amounted to $29,000 which have been reported in the balance sheet and statement of stockholders' deficiency. Long-term investments are recorded at market value as determined by the most recently traded price of each security at the balance sheet date. When securities are sold, the investment account is relieved by use of the specific identification method.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-10 years for machinery and equipment, 3-5 years for office furniture and equipment and 18 years for the building acquired under a capital lease. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Included in depreciation expense is the amortization of assets acquired under capital leases.

         The Company reviews the recoverability of its long-lived assets, as required by Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of whenever significant events or changes occur which might impair the recovery of recorded costs. The measurement of possible impairment is either based upon significant losses or on the inability to recover the balance of the long-lived asset from expected future operating cash flows on an undiscounted basis. If an impairment exists, the amount of such impairment is calculated based upon the discounted cash flows or the market values as compared to the recorded costs.

         INCOME TAXES

         Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portion of such deferred tax assets will not be realized.

         DEFERRED REVENUE

         Deferred revenue represents advance deposits from customers which were paid when the sales order was signed. The Company will record these deposits as revenue once the Company has obtained its production certificate and commences production of the JETCRUZER 500.

         STOCK-BASED COMPENSATION

         The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         ACCOUNTING PRONOUNCEMENTS

         IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, BUSINESS COMBINATIONS and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 141 is effective for any business combinations completed after June 30, 2001 and SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         The Company expects to adopt the provisions of SFAS No. 141 and SFAS No. 142 on January 1, 2002 and has not yet determined what the effect of the adoption of these pronouncements will be on the earnings and financial position of the Company.

         In October 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. However, SFAS No. 144 retains certain fundamental provisions of SFAS No. 121 including recognition and measurement of the impairment of long-lived assets to be held and used; and measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company expects to adopt SFAS No. 144 on January 1, 2002 and is in the process of assessing the effect of adopting this pronouncement.

         RECLASSIFICATIONS

         Certain reclassifications have been made to the 2000 balances to conform to the 2001 presentation.

4.       CONVERTIBLE DEBENTURES

         On March 27, 2001, the Company obtained new financing of up to $5,000,000, with an availability of up to an additional $3,000,000. The additional amount becomes available after certain criteria have been met, as defined in the agreement. The Company issued $4,100,000 in Secured Convertible Notes ("Notes" or "Debentures") with an interest rate of 5% to accredited investors, as defined by Regulation D rules issued by the Securities and Exchange Commission under the Securities Act of 1933. On July 25, 2001, the Company issued an additional $1,000,000 in Notes under this agreement. In conjunction with the financing, the Company issued an additional $410,000 in Secured Convertible Notes as finders fees. As part of the agreement the Company also issued warrants to purchase 10,254,000 shares of Common stock at an exercise price ranging from approximately $.24 to $.45 per share. The Company filed a proxy statement and Form S-3 Registration Statement as required by the terms of the agreement. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if the Company is prohibited from issuing shares of common stock. Additionally, the Company may put the additional notes to the note holders upon meeting certain covenants related to the availability of trading of the stock, trading volume and market price and other milestones.

         At December 31, 2001, the Company was in default on one of the covenants of the agreement for failure to pay accrued interest on the notes within 10 days of December 31, 2001. Due to the default, the Company is required to accrue the interest due at 10%. In accordance with the agreement, the Company has accrued approximately $242,000 in interest due these note holders at December 31, 2001. The Company has not obtained waivers from the note holders waiving their right to call the notes due or the payment of outstanding interest, nor has any note holder elected to redeem their notes outstanding according to the terms of the Subscription Agreement. Due to the event of default, the Company has recorded all notes outstanding as a current liability in the Balance Sheet.

         The debentures were issued with various stated conversion prices, which resulted in a beneficial conversion feature since the effective conversion price was below market at the time of the issuances. The discount of $3,345,000, which resulted from these transactions, will be amortized over the life of the debentures. During the current year, $1,356,000 was amortized to interest expense, due to the passage of time and conversions into shares of Common Stock.

         On June 27, 2001, the Company obtained new financing of $1,000,000, which is separate from that of March 27, 2001, described above. The Company issued $1,000,000 in a Convertible Note (or "Debenture") with an interest rate of 5% to an accredited investor, as defined by Regulation D rules issued by the Securities and Exchange Commission under the Securities Act of 1933. As part of the agreement, the Company issued warrants to purchase 2,646,000 shares of common stock at a purchase price of $.22 per share. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if the Company is prohibited from issuing shares of common stock. The Company did not register the shares issuable upon conversion within 30 days of the closing date which is a non-registration event pursuant to Section 10.4 of the Subscription Agreement. In accordance with the Section, the Company has accrued $115,000 representing liquidation damages due to the note holder as a result of the non-registration event. Such damages are calculated at an amount equal to 1% of the principal amount issued per 30 days or part thereof, and 2% for each 30 days or part thereof, during the pendency of the non-registration event.

         The debenture was issued with various stated conversion prices, which resulted in a beneficial conversion feature since the effective conversion price was below market at the time of the issuance. The discount of $351,000, which resulted from this transaction, will be amortized over the life of the debenture. During the current year approximately $36,000 was amortized to interest expense. No notes issued under this agreement were converted in 2001.

         At December 31, 2001, the Company was in default on one of the covenants of the June 27, 2001 agreement for failure to pay accrued interest on the notes within 10 days of December 31, 2001. Due to the default, the Company is required to accrue the interest due at 10%. In accordance with the agreement, the Company has accrued approximately $52,000 in interest due the note holders at December 31, 2001. The Company has not obtained a waiver from the note holder waiving his right to call the notes due or the payment of the outstanding interest, nor has the note holder elected to redeem his notes outstanding according to the terms of the Subscription Agreement. Due to the event of default, the Company has recorded this note outstanding as a current liability in the Balance Sheet.

         On October 26, 2001, the Company obtained new financing of up to $10,000,000 with an availability of up to an additional $3,000,000, as part of a private placement offering, which is separate from that of March 27, 2001 and June 27, 2001. The Company issued $7,750,000 in Secured Convertible Notes (or "debentures") with an interest rate of 8% to accredited investors, as defined by Regulation D rules issued by the Securities and Exchange Commission under the Securities Act of 1933. In conjunction with the financing, the Company issued an additional $667,000 in Secured Convertible Notes as finders fees. As part of the agreement, the Company issued warrants to purchase 17,714,000 shares of Common stock. Half of the warrants may be exercised at a purchase price of $.25 per share. The other 50% may be exercised at $.30 per share. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if the Company is prohibited from issuing shares of Common stock. The Company did not register the shares issuable upon conversion within 60 days of the closing date, which is a non-registration event pursuant to
         Section 10.4 of the Subscription Agreement. In accordance with the Section, the Company has accrued $292,000 representing liquidation damages due to the note holders as a result of the non-registration event. Such damages are calculated at an amount equal to 1% of the principal amount issued per 30 days, for the first 30 days or part thereof, and 2% for each 30 days or part thereof, during the pendency of the non-registration event. The Company has recorded the debentures as a current liability.

         In conjunction with the October 26, 2001 private placement, the Company entered into a Put Agreement with a group of its investors who hold Convertible Notes and Preferred Stock. Under the Put Agreement, the Company may sell up to an additional $5,000,000 in Convertible Notes and warrants. The Company's right to exercise this option expires October 25, 2002.

         The debentures were issued with various stated conversion prices, which resulted in a beneficial conversion feature since the conversion price was below market at the time of issuance. The discount of $5,936,000, which resulted from this transaction, will be amortized over the life of the debentures. During the current year approximately $210,000 was amortized to interest expense due to the passage of time. No notes issued under this agreement were converted in 2001. The Company has accrued approximately $122,000 in interest at 8% due to the note holders at December 31, 2001.

         As of December 31, 2001, various note holders converted a total of $2,195,000 of convertible debentures into 14,961,000 shares of Class A Common Stock.

         Contractual future repayments of convertible debentures as of December 31, 2001 are as follows:

               2002                                           $     462,000
               2003                                                      --
               2004                                               2,879,000
               2005                                                      --
               2006                                               9,417,000
                                                             --------------
                                                                 12,758,000
               Less discount on convertible debentures          (11,518,000)
                                                             ---------------
               Convertible debentures, net                   $    1,240,000
                                                             ===============

         However, due to the events of default and non-registration events previously noted, all notes outstanding have been recorded as a current liability.

5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, net consist of the following:

               Building                                      $   13,000,000
               Office furniture and equipment                     1,228,000
               Machinery and equipment                            1,616,000
                                                             ---------------
                                                                 15,844,000
               Accumulated depreciation and amortization         (3,685,000)
                                                             ---------------
               Property, plant, and equipment, net           $   12,159,000
                                                             ===============

         The Company purchased computer equipment amounting to $814,000 with a note payable and stated interest at 15.45% which is payable monthly. Principal payments amount to $68,000 a month through June 2002.

         As described in Note 9, the building is held under a capital lease. In addition, included in office furniture and equipment and machinery and equipment are assets acquired under capital leases in the amount of $306,000 and $39,000, respectively, net of $286,000 and $12,000 of accumulated depreciation, respectively. The Company did not capitalize any interest during the year ended December 31, 2001.

6.       INCOME TAXES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2001 are as follows:

          Deferred tax assets:
          Federal net operating loss                           $ 26,407,000
          State net operating loss                                2,797,000
          Research & development credits                          1,978,000
          Other                                                     189,000
                                                               -------------
          Total deferred tax assets                              31,371,000

          Valuation allowance                                   (31,371,000)
                                                               -------------
                                                               $         --
                                                               =============

         At December 31, 2001, the Company had Federal and California state net operating loss ("NOL") carryforwards of approximately $76,774,000 and $29,240,000, respectively, Federal NOLs could, if unused, expire in varying amounts in the years 2012 through 2021. California NOLs, if unused, could expire in varying amounts from 2002 through 2011.

         At December 31, 2001, the Company had Federal and California research and development ("R&D") credit carryforwards of approximately $1,356,000 and $542,000, respectively. The Federal R&D credit carryforwards will expire beginning in 2004. The California R&D credit carryforwards can be carried forward indefinitely.

         The provision for income taxes are as follows:

                                                     December 31,   December 31,
                                                         2000           2001
                                                     ------------   ------------
          Deferred:
             Federal                                 $(3,834,000)   $(6,950,000)
             State                                      (416,000)      (987,000)
                                                     ------------   ------------
                   Total deferred                     (4,250,000)    (7,937,000)
          Increase in valuation allowance              4,250,000      7,937,000
                                                     ------------   ------------
                                                     $        --    $        --
                                                     ============   ============

         Utilization of the net operating loss and tax credit carryforwards will be subject to an annual limitation if a change in the Company's ownership should occur as defined by Section 382 and Section 383 of the Internal Revenue Code.

         As a result of the Company's operating losses, no income tax provision has been recorded in 2000 and 2001.

7.       LONG-TERM INVESTMENTS

         At December 31, 2001, all long-term investments were classified as available-for-sale and were U.S. government debt securities. These investments were recorded at fair value. Unrealized losses relating to the securities totaled $29,000 during the year ended December 31, 2001, and have been included in Accumulated Other Comprehensive Loss on the face of the Statement of Stockholders' Deficiency.

         The contractual maturities of debt securities at December 31, 2001 are as follows:

                                                                Fair Value
                                                               ------------
          Due in one year or less                              $ 1,363,000
          Due after one through five years                              --
          Due five through 10 years                                136,000
          Due after 10 years                                       425,000
                                                               ------------
                                                               $ 1,924,000
                                                               ============


8.       RELATED PARTY TRANSACTIONS

         In 1995 and through August 1996, an officer of the Company made loans to the Company in the aggregate principal amount of $562,000 bearing interest at 12% per annum. In May 1996, $336,000 of such loans were converted into 187,118 shares of Class B Common Stock and 374,236 shares each of Class E-1 and Class E-2 Common Stock. The remaining $226,000 principal amount of these loans, together with accrued interest of $36,000, was repaid with the proceeds of bridge notes.

         On December 23, 1993, the Company entered into an agreement with a stockholder to convert advances from such stockholder aggregating $10,478,000 at that date into 584,074 shares of Class B Common Stock, and 1,168,148 shares each of Class E-1 and Class E-2 Common Stock. The Company issued these shares in June 1996. Interest expense was not recorded on these advances subsequent to December 23, 1993 due to the intent to convert the advances into stockholders' equity. In 1994, the stockholder provided additional advances aggregating $250,000, which were converted into 13,937 shares of Class B Common Stock and 27,873 shares each of Class E-1 and Class E-2 Common Stock in June 1996. Based on prevailing market rates, imputed interest of $11,000 in 1996, and $810,000 for the period from January 26, 1990 (inception) to December 31, 1996 on the advances was charged to expense and credited to additional paid-in capital.

         In May 1996, the Company entered into an employment agreement with the Company's President, which extends to April 30, 2004 and provides for an annual salary of $200,000. If the employment agreement is terminated by the Company without cause, the President may be entitled to receive up to eighteen months' salary as severance payment. In consideration of the termination of a previous employment agreement the Company issued 577,823, 1,155,647 and 1,155,647 shares of Class B, Class E-1 and Class E-2 common stock, respectively, to the Company's President. In February 2002, the Company entered into a severance agreement with the Company's President who resigned effective January 8, 2002. Based upon the terms of the severance package, the President will receive a total of $300,000 paid out through 2004.

         Also in May 1996, an officer of the Company was awarded 17,460 shares of Class B Common Stock and 34,919 shares each of Class E-1 and Class E-2 Common Stock for services rendered. Compensation cost of $31,000 was charged to expense in 1996 based on the fair value of the stock awarded by reference to an independent appraisal.

         In March 2001, we entered into a consulting agreement to issue a 6% nondilutable interest in the Company to a group of consultants, three of whom later became members of our Board of Directors. We issued 845,678 shares of Class A Common Stock at that time with a fair value of $344,000 in exchange for consulting services provided. In October 2001, this agreement was amended to increase the nondilutable interest in the Company to be issued to the consultants to 12%.

         In addition, one member of the Board of Directors is also an investor in one of the convertible debenture agreements discussed in Note 4, and at December 31, 2001 held notes in the principal amount of $360,000.

9.       COMMITMENTS AND CONTINGENCIES

         In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At December 31, 2001, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

         The Company leases approximately 10 acres of land located on the Long Beach Airport in Long Beach, California. The lease commenced on January 14, 1998 and has a term of 30 years with an option to renew for an additional 10 year term. The lease also contains options to lease other airport properties. The lease contains incremental increases which escalate the monthly rent to approximately $15,600 after 5 years. The aggregate minimum payments under the lease have been included in the table below.

         Pursuant to an Agreement dated May 19, 1999, the Company sold its leasehold interest in real property located at 3205 Lakewood Boulevard, Long Beach, California, together with the manufacturing hangar facility (approximately 205,000 square feet) and finished office space (approximately 22,000 square feet) owned by the Company. The cash purchase price was $9,800,000. As part of this transaction, the Company entered into an agreement to sublease the land and lease the manufacturing hanger facility and finished office space to the Company for a term of 18 years, plus an option to extend the lease for an additional 10 years. The $246,000 deferred gain on the sale of the facility is being amortized over the 18 year lease term.

         Effective January 1, 2001, the lessor of the building amended the payment terms of the lease to include escalating payments through June 1, 2008, after which the payments escalate according to Consumer Price Index (CPI) increases. As a result of the change in payment terms, the cost of the building and the capital lease obligation were increased by $3,200,000, increasing the cost value of the building to $13,000,000, which approximated fair value at the time of the amendment. As the fair value was less than the present value of the amended future minimum lease payments, the total amount recorded including this adjustment was limited to the fair value of the building, as required by SFAS No. 13, ACCOUNTING FOR LEASES.

         During 2000, the Company entered into a capital lease agreement for a new computer system. As required under the agreement, the Company purchased certificates of deposit amounting to $405,000. These certificates are being used as collateral under the lease, and as such, have been recorded as restricted cash in the accompanying financial statements.

         Future minimum lease payments applicable to non-cancelable operating leases and capital leases as of December 31, 2001, are as follows:


                                                         CAPITAL     OPERATING
                                                          LEASES       LEASES
                                                       ------------ ------------
          2002                                         $ 1,636,000  $   189,000
          2003                                           1,744,000      187,000
          2004                                           1,882,000      187,000
          2005                                           2,051,000      187,000
          2006                                           2,298,000      187,000
          Thereafter                                    28,407,000    3,948,000
                                                       ------------ ------------
          Net future minimum lease payments             38,018,000  $ 4,885,000
                                                                    ============
          Amount representing interest                 (25,010,000)
                                                       ------------
          Present value of minimum lease payments       13,008,000
          Less amount representing the current portion    (158,000)
                                                       ------------
                                                       $12,850,000
                                                       ============

         The Company incurred rent expense of $180,000 and $173,000, for the years ended December 31, 2000 and 2001, respectively.

10.      STOCKHOLDERS' EQUITY

         Upon formation of the Company, an aircraft prototype and related proprietary technology were contributed by Aerodynamics and Structures, Inc. ("ASI") in exchange for 2,500,764 of the Company's common shares with a fair value of $250,000. In connection with this exchange, the Company also assumed ASI's liabilities of approximately $400,000. Three other individuals contributed technical information in exchange for 1,113,740 of the Company's common shares with a fair value of $111,000. Such technology and prototype acquired were immediately expensed as in-process research and development. Finally, certain investors contributed $7,500,000 in cash in exchange for 7,500,000 shares of convertible preferred stock of the Company. ASI was subsequently liquidated and its sole asset, investment in the Company's common shares, was distributed to ASI's stockholders. Upon reincorporation of the Company, the Company's aforementioned common and preferred shares were converted into approximately 619,588, 1,239,177 and 1,239,177 shares, respectively, of Class B, Class E-1 and Class E-2 Common Stock.

         During 1996 the Company successfully completed its initial public offering of 6,900,000 units including exercise of the over allotment option. Each unit sold is composed of one share of Class A common stock, one Class A warrant and one Class B warrant. The net proceeds of the offering of $30,411,000 were used to finance the continued development, manufacture and marketing of its product to achieve commercial viability. Additionally, in February of 1998 a shareholder of the Company converted 99,676 shares of Class B Common Stock to 99,676 shares of Class A Common Stock. The conversion resulted in an increase in Class A Common Stock to 6,999,676 and a decrease in the number of outstanding shares of Class B Common Stock to 1,900,324.

         The rights and privileges of holders of Class A, Class B, Class E-1 and Class E-2 Common Stock are substantially the same on a share-for-share basis, except that: (i) the holder of each outstanding share of Class A Common Stock is entitled to one vote and the holder of each outstanding share of Class B, Class E-1 and Class E-2 Common Stock is entitled to five votes; and (ii) Class B Common Stock cannot be transferred or sold for thirteen months following the effective date of the initial public offering, after which time the Class B Common Stock may be converted at any time at the option of the holder into one share of Class A Common Stock.

         All shares of Class E-1 and Class E-2 Common Stock ("Performance Shares") are not transferable or assignable and may be converted into shares of Class B Common Stock in the event income before provision for income taxes, exclusive of any extraordinary earnings or losses, reaches certain targets over the next seven years, or if the market price of the Class A Common Stock reaches specified levels over the next three years. With respect to targeted earnings, Class E-1 Common Stock shares may be converted if pretax income exceeds $45.0 million in 2002 and $56.0 million in 2003. Class E-2 Common Stock shares may be converted if pretax income exceeds, $56.3 million in 2002 or $69.5 million in 2003. With respect to market price levels, the Class E-1 Common Stock shares may be converted if, commencing 18 months after December 3, 1996 and ending 36 months thereafter, the bid price of the Company's Class A Common Stock averages $18.50 per share for 30 consecutive business days. Class E-2 Common Stock shares may be converted if commencing 18 months after December 3, 1996 and ending 36 months thereafter, the bid price of the Company's Class A Common Stock averages in excess of $23.00 for 30 consecutive business days. All Performance Shares that have not been converted by March 31, 2004 may be redeemed by the Company for $.01 per share. For accounting purposes, the Performance Shares are treated in a manner similar to a variable stock option award. As a consequence, a compensation charge will be recorded in an amount equal to the then fair value of any Performance Shares that are ultimately converted into Class B Common Stock.

         Upon the closing of the Initial Public Offering, the Company granted to the Underwriter A Unit Purchase Option to purchase up to 600,000 Units and previously issued bridge warrants were converted into one Class A Warrant ("Public Warrant") which is identical in all respects to the Class A Warrant. The fair value of the Bridge Warrants ($473,000), together with the cost of issuance (approximately $805,000), has been treated as additional interest expense over the term of the Bridge Notes. The Units issuable upon exercise of the Unit Purchase Option will, when so issued, be identical to the Units. The Unit Purchase Option cannot be transferred, sold, assigned or hypothecated for three years, except to any officer of the Underwriter or member of the selling group or their officers. The Unit Purchase Option is exercisable during the two-year period commencing three years from December 6, 1996 at an exercise price of $6.50 per Unit (130% of the initial public offering price) subject to adjustment under certain circumstances. The holders of the Unit Purchase Option have certain demand and piggyback registration rights.

         The Class A Warrants issued in connection with the Company's initial public offering in 1996, entitle the holder to purchase one share of Class A Common Stock and one Class B Warrant. Each Class B Warrant entitles the holder to purchase one share of Class A Common Stock. Class A Warrants and Class B Warrants may be exercised at an exercise price of $6.50 and $8.75, respectively, at anytime. The warrants originally expired on December 3, 2001, but have been extended through May 31, 2002. Currently Class A Warrants are subject to redemption by the Company, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $12.00 per share. Currently Class B Warrants are subject to redemption by the Company upon 30 days' written notice, at a price of $.05 per warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall exceed $15.00 per share.

         PREFERRED STOCK

         As of December 31, 2001, the Company received $8,265,000 in net cash proceeds related to a preferred stock agreement to issue up to 100,000 shares of 5% Cumulative Convertible Series A Preferred Stock ("Preferred Stock") with a stated value of $100 per share and Common Stock Purchase Warrants to purchase Class A Common Stock, for the aggregated purchase price of $10 million. The Company issued 91,085 shares of Preferred Stock with a stated value of $9,108,500 and detachable warrants to purchase 1,082,000 shares of common stock and paid $843,000 in commissions and legal fees. Of the total amount issued to date, 11,285 shares of Preferred Stock with a stated value of $1,128,500, and detachable warrants to purchase 128,310 shares of common stock were issued during the year ended December 31, 2001 The remaining $891,500 in Preferred Stock funding will not occur until certain criteria have been met.

         Additionally, as consideration for the transaction, placement warrants to purchase up to 1,688,000 shares of Class A Common Stock were issued. Of the amount issued to date, 926,000 were issued in the year ended December 31, 2001. Fair values of $1,231,000 and $987,000 for the detachable warrants and the placement warrants, respectively, were included in stockholders' deficiency and were netted as a discount to the Preferred Stock. The warrants are exercisable in installments and the terms for the placement warrants are similar to the terms of the detachable warrants issued with the Preferred Stock. The fair value for these warrants was estimated at the dates of grant using a Black-Scholes pricing model with the following weighted-average assumptions: risk-free interest rates of 4.68% to 6.43%; dividend yields of 0%; a volatility factor of .566 to .915 and an expected life of the warrants of 3 years.

         The Preferred Stock was issued with various conversion prices. This resulted in a beneficial conversion feature since the effective conversion price was below market at the time of the issuance. The discount on the Preferred Stock of $536,000 was immediately amortized to Accumulated Deficit, as the preferred stockholders were able to convert to common stock immediately upon issuance of the Preferred Stock. Of the total amount amortized, $194,000 was amortized in the year ended December 31, 2001.

         Holders of the Preferred Stock are entitled to receive cash dividends, payable quarterly and have preferential liquidation rights above all other issuances of Common Stock for an amount equal to the stated value. The Preferred Stock and unpaid dividends are convertible into shares of Common Stock equal to an amount determined by the market value at the date of close of the common stock, adjusted for changes in the market price prior to the conversion. The preferred stockholder does not have voting rights. As of December 31, 2001, the Company has dividends in arrears for the Preferred Stock totaling $336,000 or $7.20 per share.

         As of December 31, 2001, various preferred stockholders converted a total of 44,000 shares plus dividends in arrears into 16,825,000 shares of Class A Common Stock. No warrants have been exercised as of December 31, 2001.

         EQUITY LINE OF CREDIT

         On August 15, 2000, the Company signed a Private Equity Line of Credit Agreement ("Equity Line") to sell up to $20,000,000 of Common Stock over the course of two years. This Equity Line enables the Company to request, at the Company's sole discretion, that the investors purchase certain amounts of shares every 15 days at a price equal to 92% or 93% of the market price. Each request will be for a minimum of $200,000 and subject to a maximum of $1,500,000. Additional drawings on this Equity Line are dependent upon stock market conditions. The Company sold a total of 5,707,000 shares under the Equity Agreements with a total net proceeds of $2,393,000, of which 4,455,000 shares under the Equity Agreement were sold for net cash proceeds of $1,172,000 as of December 31, 2001.

         In connection with the Equity Line transactions, warrants to purchase 4,269,000 shares of Common Stock over the next three years, at a stock price as defined in each agreement, were issued. The fair value related to these warrants of $632,000 has been included in stockholders' equity and no warrants have been exercised as of December 31, 2001. The fair value of these warrants was estimated on the date of issuance using a Black-Scholes pricing model with the following weighted average assumptions:

     Transaction                     Risk-Free   Dividend   Volatility  Expected
     Date           Exercise Price   Interest    Yield      Factor      Life
     -----------    --------------   --------    --------   ----------  --------
     August 15,                      6.12%       0%         .855        3
     2000           $3.15
     May 1, 2001    $.32-$1.20       4.68%       0%         .915        3

         The Company has reserved approximately 182,000,000 shares of Class A Common Stock for future issuance for the following conversions:
         1,900,000 shares issuable upon the conversion of Class B Common Stock currently outstanding; 8,000,000 shares issuable upon the conversion of Class E Common Stock; 27,700,000 shares issuable upon the exercise of purchase warrants; 4,000,000 shares issuable under the Stock Option Plan, 20,282,000 shares issuable upon conversion of the outstanding Preferred Stock, 33,386,000 shares issuable upon the exercise of the detachable warrants and placements warrants, 4,269,000 shares issuable upon the exercise or warrants issued in connection with the Equity Line and 82,538,000 shares issuable upon conversion of the outstanding Convertible Debentures.

11.      STOCK OPTIONS

         In July 1996, the Company's Board of Directors approved the Stock Option Plan (the "Plan"). The Plan provides for the grant of incentive and non-qualified stock options to certain employees, officers, directors, consultants, and agents of the Company. Under the 1996 Stock Option Plan, the Company may grant options with respect to a total of 500,000 shares of Class A Common Stock. Subsequent Stock Option Plans were approved in 1998 and 2000, authorizing the Company to grant additional options for up to 2,000,000 shares of Class A Common Stock. Options under the 1996, 1998 and 2000 Plans are to be granted at not less than fair market value, vest in equal annual installments over five years and may be exercised for a period of one to 10 years as determined by the Board of Directors.

         In April 2001, the Board of Directors approved the 2001 Stock Option Plan (the "2001 Plan"). Under the 2001 Plan, the Company may grant options with respect to a total of 1,500,000 shares of Class A Common Stock. Options under the 2001 Plan are to be granted at not less than fair market value, vest in equal annual installments over four years and may be exercised for a period of one to 10 years as determined by the Board of Directors.

         Transactions under the Stock Option Plans during the year ended December 31, 2000 and 2001 are summarized as follows:

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                      EXERCISE
                                                          SHARES       PRICE
                                                       ------------ ------------
          Outstanding at December 31, 1999                 588,000     $ 5.00
          Granted                                               --         --
          Exercised                                             --         --
          Canceled                                         (74,000)      5.00
          Outstanding at December 31, 2000                 514,000       5.00
          Granted                                          878,000        .50
          Exercised                                             --         --
          Canceled                                         (70,000)      2.43
                                                       ------------ ------------
          Outstanding at December 31, 2001               1,322,000     $ 2.15
                                                       ============ ============


         The weighted average fair value of options granted during 2001 was $0.23, per option. The weighted average exercise price for 2000 and 2001 was $5.00 and $0.50, respectively. The weighted average remaining contractual life of options outstanding is 7.06 years and 8.06 years for 2000 and 2001, respectively. As of December 31, 2000 and 2001, 268,000 and 570,500 options were exercisable at a weighted average exercise price of $5.00 per option. At December 31, 2001, options to purchase 2,297,000 shares of Class A Common Stock were available for future grants under the 1996, 1998, 2000 and 2001 Plans.

         If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, net loss and net loss per share would have been increased to the pro forma amounts shown below:

                                                      Years Ended December 31,
                                                         2000          2001
                                                     ------------- -------------
          Pro forma net loss                         $(10,936,000) $(21,365,000)
          Pro forma net loss per share                     $(1.24)       $(0.71)

         The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.81% and 4.89% for 2000 and 2001, respectively, dividend yields of 0% for 2000 and 2001; volatility factors of the expected market price of the Company's common stock of .863 and .915 for 2000 and 2001, respectively, and a weighted average expected life of the option of 10 years and 4 years for 2000 and 2001, respectively.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

12.      NON-RECURRING EXPENSES

         During the fourth quarter of fiscal 2001, the Company recorded approximately $3,823,000 of non-recurring expenses. These expenses were primarily the result of: a write-off of capitalized tooling costs of approximately $2,082,000; a write-off of capitalized engineering software of approximately $723,000; and an accrual of approximately $1,018,000 related to commitments to purchase special orders from certain vendors. The Company believes the capitalized tooling and engineering software have no future use to the Company due to the change in the Company's business strategy and the re-design of its major product, the JETCRUZER 500. The accrual to vendors represents costs incurred by vendors in the production of items specifically related to the JETCRUZER 500 with no alternative saleable value to the vendors.

13.      INDUSTRIAL DEVELOPMENT BONDS

         On August 5, 1997, the Company entered into a loan agreement in connection with industrial development bonds (IDB) issued by the California Economic Development Financing Authority. The Company has established in the trustee's favor a bank letter of credit for the principle amount of $8,500,000 plus 45 days accrued interest on the bonds, which is secured by $8,500,000 of Company restricted cash. The bonds mature August 1, 2027 at which time all outstanding amounts become due and payable. The Company has used the proceeds for the IDBs to finance the construction and installation of the 200,000 square foot manufacturing facility and related manufacturing equipment which the Company moved into on November 16, 1998. On June 1, 1999, the Company retired all the industrial development bonds using the restricted cash previously held as security for the IDB.

14.      BENEFIT PLAN

         The Company has a 401(k) savings plan with a profit sharing provision, covering substantially all full time employees. The Company may make discretionary contributions to the Plan as authorized by the Board of Directors. The Company has not made any profit sharing contributions to the Plan.

15.      PER SHARE INFORMATION

         The Company calculates basic net loss per share as required by SFAS No. 128, "EARNINGS PER SHARE." Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities, and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The following table sets forth the computation of basic loss per share:

                                                         2000          2001
                                                     ------------- -------------
          Numerator
          Loss before extraordinary item             $(10,715,000) $(21,164,000)
          Amortization of Discount on Preferred Stock    (620,000)     (361,000)
          Dividend in Arrears                            (246,000)     (336,000)
                                                     ------------- -------------
          Numerator for basic loss per share         $(11,581,000) $(21,861,000)
                                                     ============= =============
          Denominator
          Weighted average shares of Class B Shares     1,900,000     1,900,000
          Weighted average shares of Class A Shares     7,268,000    28,110,000
                                                     ------------- -------------
          Denominator for basic loss per share          9,168,000    30,010,000
                                                     ------------- -------------
          Basic loss per share                             $(1.26)       $(0.73)
                                                     ============= =============
          There is no difference between the loss per common share amounts computed for basic and dilutive purposes because the impact of convertible debt and preferred stock, options and warrants would be anti-dilutive.

16.      SUBSEQUENT EVENTS

         On February 6, 2002 the U.S. Bankruptcy Court in San Antonio, Texas, approved an operating agreement, which allows the Company to manage Mooney while a plan of reorganization was prepared for approval. Mooney has operated under the protection of Chapter 11 bankruptcy since July 2001.

         On February 8, 2002, the Company purchased Congress Financial Corporation's position (the "Congress Position") as senior secured creditor for Mooney. Under the terms of the Assignment and Assumption Agreement, the purchase price paid by the Company in connection with the acquisition of the Congress Position was $8,000,000 with $3,500,000 paid in cash and $4,500,000 payable in secured notes. Each note is secured by substantially all the assets acquired from Congress Corporation. As additional security for the Company's compliance with the fulfillment of its obligations pursuant to the Assignment and Assumption Agreement and the acquisition notes, the Company delivered to Congress Corporation a Limited Recourse Secured Promissory Note for $5,700,000. This note is a contingent note, payable only in the event that the Company defaults under the terms of the original acquisition notes.

         On March 18, 2002, the bankruptcy courts approved the sale of Mooney's assets to the Company, which is expected to close in April 2002. Mooney produces top of the line, single engine piston airplanes including the Eagle, the Ovation2, and the Bravo, which are the performance leaders in the four-passenger single engine aircraft market. For over 50 years, the Company has produced high performance piston aircraft, which are considered by many to be the "best of breed" in the owner-flown aircraft market. There are more than 10,000 Mooney aircraft in operation around the world.

         Additionally, the Company has entered into discussions with Century Aerospace Corporation concerning acquisition of the rights to manufacture the Century Jet, one of the exciting new entrants in the "micro-jet" market. The Century Jet is a revolutionary new business jet that could be priced more than $1,000,000 below the current least expensive business jet, setting a new benchmark for low cost business travel by private aircraft and providing a cost effective alternative to airline travel for small and medium-sized businesses.

         On February 27, 2002, the Company completed three financing transactions for total proceeds of $5,734,000 and incurred financing costs of $184,000. The net proceeds of these transactions were used to acquire the Congress Position as secured creditor for Mooney Aircraft and to fund current operations.

         The Company issued $2,250,000 in 8% Secured Convertible Notes under the October 26, 2001 placement offering in which $3,000,000 was available to the Company for additional financing. The Notes are convertible after 120 days into shares of Class A Common Stock at a conversion price of $.35 or 70% of the average of the three lowest closing bid prices for the Company's Common Stock for the thirty days prior to conversion. The maturity date of the Notes is October 26, 2006. Attached to the Notes were warrants to purchase up to 4,500,000 shares of the Company's Class A Common Stock. The first 50% of the warrants may be exercised after 45 days at a price of $.25 whereas the remaining 50% of the warrants may be exercised at $.30. The expiration date of the warrants is January 30, 2007.

         The Company issued $1,329,000 in 8% Unsecured Convertible Notes as part of the October 26, 2001 Put Agreement in which the Company had the option to sell up to an additional $5,000,000 in Convertible Notes. The Notes are convertible after 120 days into shares of Class A Common Stock under the same terms as the October 26, 2001 placement offering described above. The maturity date of the notes is October 26, 2006. Attached to the Notes were warrants to purchase 2,658,000 shares of the Company's Class A Common Stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001 placement offering described above.

         The Company issued $2,155,000 in 8% Unsecured Convertible Notes as part of a new placement offering dated January 30, 2002. The Notes are convertible after 120 days into shares of Class A Common Stock under the same terms of the October 26, 2001 placement offering described above. The maturity date of the notes is October 26, 2006. Attached to the Notes were warrants to purchase 4,310,000 shares of the Company's Class A Common Stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001 placement.

         On March 26, 2002, the Company issued $1,450,000 in 8% Unsecured Convertible Notes in a subsequent closing that was part of the new private placement dated January 30, 2002. The notes are convertible after 120 days into shares of Class A Common Stock under the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Attached to the notes were warrants to purchase 2,900,000 shares of our Class A Common Stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.


                                MOONEY AEROSPACE GROUP, LTD.
                              (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                            March 31, 2002
                                                                             -------------
                                  ASSETS
Current assets:
       Cash and cash equivalents                                             $  2,820,000
       Debt issuance costs, current portion                                        90,000
       Receivable from Mooney Aircraft Corporation                              8,158,000
       Prepaid expenses and other current assets                                   74,000
                                                                             -------------
       Total current assets                                                    11,142,000

Property, plant and equipment, net                                             11,867,000
Investments available-for-sale                                                      1,000
Restricted cash                                                                   435,000
Debt issuance costs                                                               412,000
Other assets                                                                      315,000
                                                                             -------------
            Total assets                                                     $ 24,172,000
                                                                             =============

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
       Accounts payable                                                      $  2,415,000
       Other accrued liabilities                                                2,884,000
       Capital leases, current portion                                            147,000
       Notes payable, current portion                                           1,447,000
       Convertible debentures, current (net discount of $16,468,000)            1,570,000
                                                                             -------------
            Total current liabilities                                           8,463,000
Long-term liabilities:
        Capital leases, long-term                                              12,826,000
        Notes payable                                                           3,200,000
        Convertible debenture, long-term (net discount of $1,244,000)             351,000
        Deferred land lease                                                       366,000
        Deferred revenue                                                        1,812,000
                                                                             -------------
            Total liabilities                                                  27,018,000
Stockholders' deficiency:
       Preferred Stock, par value $.0001 per share; 5,000,000 shares authorized; none issued and outstanding, 100,000 shares
          designated as Series A                                                       --
       Series A, 5% Cumulative Convertible Preferred Stock, $100 stated
          value per share, 100,000 shares authorized, 42,371 shares
          issued and outstanding                                                3,346,000
       Class A Common Stock, par value $.0001 per share; 625,000,000
          shares authorized; 55,313,509 shares issued and outstanding              47,000
       Class B Common Stock, par value $.0001 per share; 10,000,000 shares
          authorized; 1,900,324 shares issued and outstanding                          --
       Class E-1 Common Stock; par value $.0001 per share; 4,000,000
          shares authorized; 4,000,000 shares issued and outstanding                   --
       Class E-2 Common Stock; par value $.0001 per share; 4,000,000
          shares authorized; 4,000,000 shares issued and outstanding                   --

Warrants to purchase common stock
       Warrants                                                                 9,075,000
       Public Warrants                                                            473,000
       Class A Warrants                                                        11,290,000
       Class B Warrants                                                         4,632,000
Additional paid-in capital                                                     60,742,000
Accumulated other comprehensive loss                                              (27,000)
Deficit accumulated during the development stage                              (92,424,000)
                                                                             -------------
Total stockholders' deficiency                                                 (2,846,000)
                                                                             -------------
Total liabilities and stockholders' deficiency                               $ 24,172,000
                                                                             =============

                See accompanying notes to consolidated financial statements (unaudited).

                                           F-24


                                   MOONEY AEROSPACE GROUP, LTD.
                                 (A DEVELOPMENT STAGE ENTERPRISE)

                               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                                                                   Period from
                                                      Three Months Ended         January 26, 1990
                                                           March 31,              (inception) to
                                                   -----------------------------      March 31,
                                                       2001            2002             2002
                                                   -------------   -------------   -------------
Interest income                                    $      1,000    $      3,000    $  2,858,000
Other income                                                 --          38,000       1,464,000
                                                   -------------   -------------   -------------
                                                          1,000          41,000       4,322,000
Cost and expenses:
   Research and development costs                     1,775,000       1,661,000      46,398,000
   General and administrative expenses                  937,000       2,151,000      28,387,000
   Loss on disposal of assets                                --              --         755,000
   Realized loss on sale of investments                      --              --          66,000
   Interest expense                                   1,963,000       1,903,000      11,155,000
   In-process research and development acquired              --              --         761,000
   Non-recurring expenses                                    --              --       3,823,000
                                                   -------------   -------------   -------------
                                                      4,675,000       5,715,000      91,345,000
                                                   -------------   -------------   -------------
Loss before extraordinary item                       (4,674,000)     (5,674,000)    (87,023,000)
Extraordinary loss on retirement of Bridge Notes             --              --        (942,000)
                                                   -------------   -------------   -------------
Net loss                                           $ (4,674,000)   $ (5,674,000)   $(87,965,000)
                                                   =============   =============   =============
Net loss per share                                 $       (.32)   $       (.11)
                                                   =============   =============
Weighted average number of shares outstanding        15,465,000      53,981,003
                                                   =============   =============




                   See accompanying notes to consolidated financial statements (unaudited).

                                              F-25


                                           See accompanying notes to financial statements.
                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)
                                         Consolidated Statement of Stockholders' Deficiency (Unaudited)

---------------------------------------------------  -------------------------------------------------------------------------------
                                                                         Common Stock
---------------------------------------------------  -------------------------------------------------------------------------------
                                  Preferred Stock         Class A            Class B            Class E-1       Class E-2
                -----------------------------------  -------------------------------------------------------------------------------

                                   Shares  Amount  Shares      Amount   Shares   Amount   Shares    Amount  Shares  Amount Warrants
                -------------------------------------------------------------------------------------------------------------------
Common stock issued at $3.59
  per share                                 $                  $        418,094  $        836,189   $       836,189 $      $
Common stock issued
  in exchange for in-process
  research and development at
  $.36 per share                                                        201,494           402,988           402,988
Imputed interest on advances
  from stockholder
Conversion of stockholder
  advances                                                              598,011         1,196,021         1,196,021
Conversion of officer loans                                             187,118           374,236           374,236
Stock issued in consideration
  for services in 1994, 1995,
  and 1996 at $.51 per share                                            595,283         1,190,566         1,190,566
Imputed interest on advances
  from stockholder
Net proceeds from initial public
  offering of Units at $4.39
  per share                                          6,000,000  1,000
Net proceeds from exercise of
  over- allotment option at $4.55
  per share                                            900,000
Warrants issued in connection
  with issuance of Bridge Notes at
  $.79 per share
Net loss from inception to
  December 31, 1996
                    ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                         6,900,000  1,000 2,000,000         4,000,000         4,000,000

Adjustment to proceeds from
  initial public offering and
  exercise of overallotment
  option
Net loss
                    ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                         6,900,000  1,000 2,000,000         4,000,000         4,000,000
Conversion of Class B to A Common
  Stock                                                 99,676          (99,676)
Net loss
                    ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                         6,999,676  1,000 1,900,324         4,000,000         4,000,000
Net loss
Unrealized loss on investments
Comprehensive loss
                    ----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                         6,999,676  1,000 1,900,324         4,000,000         4,000,000


                                                                F-26a


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Deficit accumulated
                                   Public    Class A     Class B      Additional    Accumulated other     during the
                                  Warrants   Warrants    Warrants   paid-in-capital comprehensive loss development stage    Total
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued at $3.59
  per share                      $         $           $          $   7,500,000     $                  $                $ 7,500,000
Common stock issued
  in exchange for in-process
  research and development at
  $.36 per share                                                        361,000                                            361,000
Imputed interest on advances
  from stockholder                                                      799,000                                             799,000
Conversion of stockholder
  advances                                                           10,728,000                                          10,728,000
Conversion of officer loans                                             336,000                                             336,000
Stock issued in consideration
  for services in 1994, 1995,
  and 1996 at $.51 per share                                          1,507,000                                           1,507,000
Imputed interest on advances
  from stockholder                                                       11,000                                              11,000
Net proceeds from initial public
  offering of Units at $4.39
  per share                                   9,583,00   4,166,000   12,566,000                                          26,316,000
Net proceeds from exercise of
  over- allotment option at $4.55
  per share                                   1,707,00     466,000    1,922,000                                           4,095,000
Warrants issued in connection
  with issuance of Bridge Notes
  at $.79 per share                473,000                                                                                  473,000
Net loss from inception to
  December 31, 1996                                                                                      24,328,000      24,328,000
                    ---------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                  473,000   11,290,000    4,632,000      35,730,000         (24,328,000)     27,798,000
Adjustment to proceeds from
  initial public offering and
  exercise of overallotment
  option                                                                (78,000)                                            (78,000)
Net loss                                                                                                 (6,625,000)     (6,625,000)
                    ---------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997       473,000  11,290,000   4,632,000   35,652,000                         (30,953,000)     21,095,000
Conversion of Class B to A Common
  Stock
Net loss                                                                                                (10,118,000)    (10,118,000)
                    ---------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998       473,000  11,290,000   4,632,000   35,652,000                         (41,071,000)     10,977,000
Net loss                                                                                                 (9,341,000)     (9,341,000)
Unrealized loss on investments                                                          (32,000)                            (32,000)
Comprehensive loss                                                                                                       (9,373,000)
                    ---------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999       473,000  11,290,000   4,632,000   35,652,000         (32,000)        (50,412,000)      1,604,000

                                                                F-26b


                                                    MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)
                                          Consolidated Statement of Stockholders' Deficiency (Unaudited)(continued)

---------------------------------------------------  -------------------------------------------------------------------------------
                                                                         Common Stock
---------------------------------------------------  -------------------------------------------------------------------------------
                                  Preferred Stock         Class A            Class B            Class E-1       Class E-2
                -----------------------------------  -------------------------------------------------------------------------------

                                   Shares  Amount    Shares      Amount     Shares      Amount  Shares    Amount  Shares   Amount
                -------------------------------------------------------------------------------------------------------------------
Net proceeds from issuance
  of preferred stock
  at $63.08 per share             79,800  $5,034,000              $                     $                  $                 $
Net proceeds from issuance
  of warrants at $1.29
  per share
Conversion of Preferred
  Stock to Class A
  Common Stock                   (10,891)   (687,000)    712,663
Net proceeds from issuance
  of common stock at
  $0.69 per share                                      1,252,160
Net proceeds from issuance
  of warrants at $1.43
  per share
Amortization of discount
  on Preferred Stock                         278,000
Amortization of warrants
  attached to common stock
Unrealized gain on
  investments
Net loss
                        ------------------------------------------------------------------------------------------------------------
Comprehensive loss
                        ------------------------------------------------------------------------------------------------------------
Balance at
   December 31, 2000              68,909   4,625,000   8,964,499     1,000   1,900,324          4,000,000         4,000,000
Net proceeds from
  issuance of preferred
  stock at $84.54 per
  share                           11,285     978,000
Net proceeds from
  issuance of warrants
  at $.06 per share
Conversion of Preferred
  Stock to Class A
  Common Stock                   (33,546) (2,167,000) 16,112,563    16,000
Net proceeds from
  issuance of common
  stock at $0.17 per share                             5,300,701     5,000
Net proceeds from
  issuance of warrants at
  $.07 per share
Amortization of discount
  on Preferred Stock                         179,000
Amortization of
  warrants attached
  to common stock
Issuance of warrants
  attached to debentures
  at $.11 per share
Beneficial conversion
  feature related
  to debentures
Conversion of Convertible
  Debentures to Class A
  Common Stock                                        14,961,087    15,000
Unrealized loss on
  investments
Net loss
                        ------------------------------------------------------------------------------------------------------------
Comprehensive loss
                        ------------------------------------------------------------------------------------------------------------
Balance at
  December 31, 2001               46,648  $3,615,000  45,338,850  $ 37,000   1,900,324  $       4,000,000  $      4,000,000  $
                        ------------------------------------------------------------------------------------------------------------


                                                                F-27a


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Deficit
                                                                                             Accumulated accumulated
                                                                                Additional      other     during the
                                             Public    Class A     Class B       paid-in    comprehensive development
                                  Warrants  Warrants   Warrants    Warrants      capital        loss        stage         Total
------------------------------------------------------------------------------------------------------------------------------------
Net proceeds from issuance
  of preferred stock at
  $63.08 per share               $        $          $            $            $    342,000  $          $    (342,000) $  5,034,000
Net proceeds from issuance
  of warrants at $1.29 per
  share                        2,217,000                                                                                  2,217,000
Conversion of Preferred
  Stock to Class A Common
  Stock                                                                             687,000                                      --
Net proceeds from issuance
  of common stock at
  $0.69 per share                                                                   863,000                                 863,000
Net proceeds from issuance
  of warrants at $1.43
  per share                      358,000                                                                                    358,000
Amortization of discount on
  Preferred Stock                                                                                            (278,000)           --
Amortization of warrants
  attached to common stock                                                           45,000                   (45,000)           --
Unrealized gain on
  investments                                                                                   32,000                       32,000
Net loss                                                                                                  (10,715,000)  (10,715,000)
                        ------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                      (10,683,000)
                        ------------------------------------------------------------------------------------------------------------
Balance at
   December 31, 2000           2,575,000     473,000   11,290,000   4,632,000    40,549,000               (64,752,000)     (607,000)

Net proceeds from issuance
  of preferred stock
  at $84.54 per share                                                               170,000                  (194,000)      954,000
Net proceeds from issuance
  of warrants at $.06
  per share                       60,000                                                                                     60,000
Conversion of Preferred
  Stock to Class A
  Common Stock                                                                    2,318,000                  (183,000)      (16,000)
Net proceeds from issuance
  of common stock at
  $0.17 per share                                                                 1,237,000                               1,242,000
Net proceeds from issuance
  of warrants at $.07
  per share                      274,000                                                                                    274,000
Amortization of discount
  on Preferred Stock                                                                                         (163,000)       16,000
Amortization of warrants
  attached to common stock                                                          119,000                  (119,000)           --
Issuance of warrants
  attached to debentures
  at $.11 per share            3,443,000                                                                                  3,443,000
Beneficial conversion
  feature related
  to debentures                                                                   9,674,000                               9,674,000
Conversion of Convertible
  Debentures to Class A
  Common Stock                                                                    1,564,000                               1,579,000
Unrealized loss on
  investments                                                                                  (29,000)                     (29,000)
Net loss                                                                                                  (21,164,000)  (21,164,000)
                        ------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                      (21,193,000)
                        ------------------------------------------------------------------------------------------------------------
Balance at
  December 31, 2001          $ 6,352,000  $  473,000  $11,290,000  $4,632,000   $55,631,000   $(29,000)  $(86,575,000)  $(4,574,000)
                        ------------------------------------------------------------------------------------------------------------


                                                                F-27b

                                              MOONEY AEROSPACE GROUP, LTD.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)
                                         Consolidated Statement of Stockholders' Deficiency (Unaudited)(continued)
---------------------------------------------------  -------------------------------------------------------------------------------
                                                                         Common Stock
---------------------------------------------------  -------------------------------------------------------------------------------
                                  Preferred Stock         Class A            Class B            Class E-1       Class E-2
                -----------------------------------  -------------------------------------------------------------------------------

                                   Shares  Amount     Shares      Amount    Shares      Amount   Shares    Amount   Shares  Amount
                -------------------------------------------------------------------------------------------------------------------
Conversion of Preferred
  Stock to Class A
  Common Stock                    (4,277) $ (305,000)  2,834,541  $  3,000             $                   $                 $
Net proceeds from issuance
  of warrants at $.11
  per share
Amortization of discount on
  Preferred Stock                             36,000
Amortization of warrants
  attached to common stock
Issuance of warrants attached
  to debentures at $.17
  per share
Beneficial conversion feature
  related to debentures
Conversion of Convertible
  Debentures to Class A
  Common Stock                                         7,140,118     7,000
Unrealized gain on
  investments
Net loss
                --------------------------------------------------------------------------------------------------------------------
Comprehensive loss
                --------------------------------------------------------------------------------------------------------------------
Balance at
  March 31, 2002                  42,371  $3,346,000  55,313,509  $ 47,000   1,900,324 $    --  4,000,000  $  --  4,000,000  $  --
                ====================================================================================================================
                                    See accompanying notes to consolidated financial statements (unaudited).
                                                               F-28a



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Deficit
                                                                                             Accumulated accumulated
                                                                                Additional      other     during the
                                             Public    Class A     Class B       paid-in    comprehensive development
                                  Warrants  Warrants   Warrants    Warrants      capital        loss        stage         Total
------------------------------------------------------------------------------------------------------------------------------------
Conversion of Preferred
  Stock to Class A Common
  Stock                      $            $           $            $            $   411,000   $          $   (145,000)  $   (36,000)
Net proceeds from issuance
  of warrants at $.11
  per share                       11,000                                             22,000                                  33,000
Amortization of discount on
  Preferred Stock                                                                                                            36,000
Amortization of warrants
  attached to common stock                                                           30,000                   (30,000)           --
Issuance of warrants attached
  to debentures at $.17
  per share                    2,712,000                                                                                  2,712,000
Beneficial conversion feature
  related to debentures                                                           4,373,000                               4,373,000
Conversion of Convertible
  Debentures to Class A
  Common Stock                                                                      275,000                                 282,000
Unrealized gain on
  investments                                                                                    2,000                        2,000
Net loss                                                                                                   (5,674,000)   (5,674,000)
                        ------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                       (5,672,000)
                        ------------------------------------------------------------------------------------------------------------
Balance at
  March 31, 2002             $ 9,075,000  $  473,000  $11,290,000  $4,632,000   $60,742,000   $(27,000)  $(92,424,000)  $(2,846,000)
                        ============================================================================================================


                                                               F-28b


                                                MOONEY AEROSPACE GROUP, LTD.
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                            CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

                                                                                                              PERIOD FROM
                                                                                                              JANUARY 26
                                                                                                                 1990
                                                                                                             (INCEPTION)
                                                                                QUARTER ENDING MARCH 31,     TO MARCH 31,
                                                                              ----------------------------
                                                                                   2001            2002            2002
                                                                              --------------------------------------------
  OPERATING ACTIVITIES:
     Net loss                                                                 $ (4,674,000)   $ (5,674,000)  $ (87,965,000)
     Adjustments to reconcile net loss to net cash used in operating activities:
      Noncash stock compensation expense                                                 -         716,000       1,923,000
      Noncash professional service expense                                               -              --         344,000
      Noncash interest expense                                                           -              --         547,000
      Amortization of discount on convertible debentures                         1,695,000         935,000       3,093,000
      Amortization of debt issue costs                                                   -          94,000         167,000
      Cost of in-process research and development acquired                               -              --         761,000
      Imputed interest on advances from stockholder                                      -              --         810,000
      Interest income from restricted cash invested                                      -              --        (474,000)
      Extraordinary loss on retirement of bridge notes                                   -              --         942,000
      Depreciation and amortization                                                350,000         291,000       6,756,000
      Loss on disposal of assets                                                         -              --       3,560,000
      Realized loss on sale of investments                                               -              --          66,000
      Changes in operating assets and liabilities:
         Decrease (increase) in prepaid expenses and other current assets          (39,000)         (7,000)         99,000
         Increase in other assets                                                 (109,000)             --        (315,000)
         Increase in accounts payable                                              493,000         328,000       1,027,000
         Increase (decrease) in accrued liabilities                               (281,000)        520,000       3,641,000
         Increase in deferred revenue                                              296,000              --       1,605,000
                                                                              --------------------------------------------
  Net cash used in operating activities                                         (2,269,000)     (2,797,000)    (63,413,000)

  CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in construction in progress                                                -              --        (446,000)
     Proceeds from insurance claims upon loss of aircraft                                -              --          30,000
     Proceeds from sales of assets                                                       -              --       9,803,000
     Capital expenditures                                                         (274,000)         (2,000)     (8,203,000)
     Deposit on acquisition of assets                                                   --      (3,658,000)     (3,658,000)
     Purchase of certificate of deposit                                                  -              --      (1,061,000)
     Proceeds from redemption of certificate of deposit                                  -              --       1,061,000
     Purchase of investments                                                             -              --     (39,227,000)
     Proceeds from maturities of investments in bonds                                    -              --       1,481,000
     Proceeds from sale of investments                                                   -       1,924,000      37,680,000
     Restricted cash from long-term debt                                                 -              --      (8,095,000)
     Increase in restricted cash                                                         -              --        (436,000)
                                                                              --------------------------------------------
  Net cash used in investing activities                                           (274,000)     (1,736,000)    (11,071,000)
                                                                              --------------------------------------------
  FINANCING ACTIVITIES:
     Adjustment to net proceeds from initial public offering and exercise of
      over allotment option                                                              -              --         (78,000)
     Proceeds from long-term debt                                                        -              --       8,500,000
     Restricted cash collateral for long-term debt                                       -              --      (8,500,000)
     Proceeds from issuance of convertible preferred stock                         300,000              --       5,988,000
     Proceeds from issuance of convertible debentures                            4,069,000       4,225,000      14,023,000
     Proceeds from issuance of warrants                                                  -       2,724,000       8,718,000
     Advances from stockholder                                                           -              --      10,728,000
     Proceeds from issuance of common stock                                      1,459,000              --       9,619,000
     Net proceeds from initial public offering and exercise of
         over-allotment option                                                           -              --      30,411,000
     Net proceeds from bridge financing                                                  -              --       7,295,000
     Net proceeds from loans from officers                                               -              --         336,000
     Payments on capital lease obligations                                        (255,000)        (35,000)       (969,000)
     Payments on promissory notes                                                        -        (242,000)       (667,000)
     Repayment of bridge financing                                                       -              --      (8,100,000)
                                                                              --------------------------------------------
  Net cash provided by financing activities                                      5,573,000       6,672,000      77,304,000
                                                                              --------------------------------------------
  NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                           3,030,000       2,139,000       2,820,000
  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  13,000         681,000              --
                                                                              --------------------------------------------
  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $  3,043,000    $  2,820,000   $   2,820,000
                                                                              ============================================


                                                MOONEY AEROSPACE GROUP, LTD.
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                      CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) (continued)

                                                                                                                 PERIOD FROM
                                                                                                                 JANUARY 26
                                                                                                                    1990
                                                                                                                (INCEPTION)
                                                                                    QUARTER ENDING MARCH 31,    TO MARCH 31,
                                                                                 -------------------------------------------
                                                                                      2001            2002            2002
                                                                                 -------------------------------------------
  SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest                                                         $  268,000    $  1,388,000    $   5,810,000
  SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Stockholder advances converted to common stock                                                            $  10,728,000
     Loans from officer converted to common stock                                                              $      36,000
     Common stock issued for noncash consideration and compensation                                            $   1,507,000
     Liabilities assumed from ASI                                                                              $     400,000
     Common stock issued for in-process research and development acquired                                      $     361,000
     Assets acquired with a note                                                               $  4,500,000    $   5,314,000
     Assets acquired under capital leases                                                                      $  13,527,000
     Deposit surrendered as payment for rents due                                                              $      80,000
     Construction in progress acquired with restricted cash                                                    $   8,578,000


                                 See accompanying notes to consolidated financial statements (unaudited).
                                                            F-30


                          MOONEY AEROSPACE GROUP, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.       GENERAL

         Upon approval of the Board of Directors and shareholders, Advanced Aerodynamics & Structures, Inc. ("AASI") filed with the State of Delaware to change its name. On July 23, 2002, AASI obtained approval from the State of Delaware to change its name from Advanced Aerodynamics & Structures, Inc. to Mooney Aerospace Group, Ltd. ("Mooney" or the "Company"). The unaudited consolidated financial statements as of March 31, 2002 have been adjusted to reflect this name change.

         In the opinion of the Company's management, the accompanying unaudited financial statements include all adjustments (which include only normal recurring adjustments, except for accruals described in Note 7) necessary for a fair presentation of the financial position of the Company at March 31, 2002 and the results of operations and cash flows for the three months ended March 31, 2002 and March 31, 2001, respectively, and for the period from January 26, 1990 (inception) to March 31, 2002. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for interim periods are not necessarily indicative of results of operations to be expected for any other interim period or the full year.

         The financial information in these financial statements should be read in conjunction with the audited December 31, 2001 financial statements and notes thereto included in the Company's annual report filed on Form 10-KSB.

         The Company is a development stage enterprise organized in 1990 to design, develop, manufacture and market general aviation aircraft. At the end of 2001, the Company recognized that a unique opportunity exists in the general aviation industry today. The Company believes that an opportunity has been created for the formation of a new general aviation company whose products offer an alternative to business travel by airline for executives of small- to medium-sized businesses and high net worth individuals as a result of the concurrence of the following: (1) reduction of product-liability exposure as a consequence of the passage of General Aviation Revitalization Act of 1994, (2) the availability of several top of the line general aviation product lines as a result of the recent recession and changes in strategic direction by several general aviation aircraft manufacturers, and (3) deteriorating comfort and convenience of airline travel.

         The Company has hired a management team with significant experience in turning around general aviation manufacturing companies in order to take advantage of current opportunities. The new management team has already taken the first step in our strategy by acquiring the assets of Mooney Aircraft Corporation ("MACorp"). On February 6, 2002 the U.S. Bankruptcy Court in San Antonio, Texas, approved an operating agreement, which allows the Company to manage Mooney while a plan of reorganization was prepared for approval. Mooney has operated under the protection of Chapter 11 bankruptcy since July 2001.

         On February 8, 2002, the Company purchased Congress Financial Corporation's position (the "Congress Position") as senior secured creditor for MACorp. Under the terms of the Assignment and Assumption Agreement, the purchase price paid by the Company in connection with the acquisition of the Congress Position was $8,000,000 with $3,500,000 paid in cash and $4,500,000 payable in secured notes. Each note is secured by substantially all the assets acquired from Congress Corporation. As additional security for the Company's compliance with the fulfillment of its obligations pursuant to the Assignment and Assumption Agreement and the acquisition notes, the Company delivered to Congress Corporation a Limited Recourse Secured Promissory Note for $5,700,000. This note is a contingent note, payable only in the event that the Company defaults under the terms of the original acquisition notes. In addition, during the quarter ended March 31, 2002, the Company has forwarded cash to Mooney of $158,000 to fund its current operations.

         On March 18, 2002, the bankruptcy courts approved the sale of MACorp's assets to the Company, which was completed on April 24, 2002. MACorp produced top of the line, single engine piston airplanes including the Eagle, the Ovation2, and the Bravo, which are the performance leaders in the four-passenger single engine aircraft market. For over 50 years, MACorp has produced high performance piston aircraft, which are considered by many to be the "best of breed" in the owner-flown aircraft market. There are more than 10,000 MACorp aircraft in operation around the world.

         MACorp's assets will be held by a newly formed wholly owned subsidiary, Mooney Airplane Company, Inc. ("MAC").

         The Company plans to pursue the acquisition of other complementary general aviation product lines and development programs as they become available. The new management team has suspended significant spending on the Jetcruzer, and will review how best to capitalize on the completed development work.

2.       IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for any business combinations completed after June 30, 2001 and SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         The Company has adopted the provisions of SFAS No. 141 and SFAS No. 142 on January 1, 2002. The adoption did not have an effect on the earnings and financial position of the Company as of and for the three months ended March 31, 2002. The Company has not yet determined what the effect of the adoption of these pronouncements related to the acquisition of Mooney on April 24, 2002 will be on the earnings and financial position of the Company.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. However, SFAS No. 144 retains certain fundamental provisions of SFAS No. 121 including recognition and measurement of the impairment of long-lived assets to be held and used; and measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company has adopted SFAS No. 144 on January 1, 2002. The adoption did not have an effect on the earnings and financial position of the Company as of and for the three months ended March 31, 2002.

3.       NET LOSS PER COMMON SHARE

         The Company's net loss per common share was computed based on the weighted average number of shares of common stock outstanding during the three month periods ended March 31, 2002 and 2001 and excludes all outstanding shares of Class E-1 and Class E-2 Common Stock because the conditions for the lapse of restrictions on such shares have not been satisfied. There is no difference between the loss per common share amounts computed for basic and dilutive purposes because the impact of convertible preferred stock, options and warrants outstanding are anti-dilutive.

4.       NOTES PAYABLE

         As discussed in Note 1, on February 8, 2002 the Company entered into an agreement with Congress Financial to acquire their position as a senior secured creditor of Mooney for $8,000,000. Of this amount, $3,500,000 of the purchase price was paid in cash, and $4,500,000 was paid in secured notes with the following terms: (1) a Secured Promissory Note for $500,000, with an interest rate of 2% percent per annum in excess of the prime rate, interest payments being due the first day of each month starting with February 1, 2002 and the full amount of $500,000 due on July 29, 2002, (2) a Secured Promissory Note for $2,500,000, with an interest rate of 2% percent per annum in excess of the prime rate with principal and interest payments of $208,333 being due in twelve consecutive calendar quarterly installments commencing April 1, 2002 and, (3) a Secured Promissory Note for $1,500,000, with an interest rate of 2% percent per annum in excess of the prime rate, with interest payments being due on the first business day of each calendar quarter commencing on July 1, 2004 with the principal being due January 29, 2007. These notes are secured by substantially all the assets acquired from Congress.

         As additional security for our compliance with the fulfillment of our obligations to Congress, there is a Limited Recourse Secured Promissory Note for $5,700,000. This note is a contingent note, payable in the event that we default under the payment terms of the other notes. This note is also secured by substantially all the assets acquired from Congress.

5.       CONVERTIBLE DEBENTURES

         On March 27, 2001, the Company obtained new financing of up to $5,000,000, with an availability of up to an additional $3,000,000. The additional amount becomes available after certain criteria have been met, as defined in the agreement. The Company issued $4,100,000 in Secured Convertible Notes ("Notes" or "Debentures") with an interest rate of 5% to accredited investors, as defined by Regulation D issued by the Securities and Exchange Commission under the Securities Act of 1933. On July 25, 2001, the Company issued an additional $1,000,000 in Notes under this agreement. In conjunction with the financing, the Company issued an additional $410,000 in Secured Convertible Notes as finders fees. As part of the agreement the Company also issued warrants to purchase 10,254,000 shares of common stock at an exercise price ranging from approximately $.24 to $.45 per share. The Company filed a proxy statement and Form S-3 Registration Statement as required by the terms of the agreement. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if we are prohibited from issuing shares of common stock. Additionally, the Company may put the additional notes to the note holders upon meeting certain covenants related to the availability of trading of the stock, trading volume and market price and other milestones.

         The March 27, 2001 Debentures were issued with various stated conversion prices, all of which were below market at the time of issuance. The discount of $3,345,000 which resulted from these transactions, will be amortized over the life of the Debentures. For the three months ended March 31, 2002, $613,000 is being amortized to interest expense, due to the passage of time and conversions into shares of common stock.

         At March 31, 2002, the Company is in default of one of the covenants of the agreement for failure to pay accrued interest within 10 days of March 31, 2002. Due to the default, we are required to accrue interest on the notes at an annual rate of 10%. In accordance with the agreement, the Company has accrued approximately $223,000 in interest due on the Note at March 31, 2002. The Company has not obtained waivers from the note holders waiving their right to call the notes due or the payment of outstanding interest, nor has any note holder the company to elect to redeem their notes. Due to the event of default, the Company has recorded all notes outstanding as a current liability in the balance sheet.

         On June 27, 2001, the Company obtained new financing of $1,000,000, which is separate from that of March 27, 2001, described above. The Company issued $1,000,000 in a Convertible Note ("Note" or "Debenture") with an interest rate of 5% to an accredited investor, as defined by Regulation D issued by the Securities and Exchange Commission under the Securities Act of 1933. As part of the agreement, the Company issued warrants to purchase 2,646,000 shares of common stock at a purchase price of $.22 per share. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if the Company is prohibited from issuing shares of common stock. The Company did not register the shares issuable upon conversion within 30 days of the closing date which is a non-registration event pursuant to Section 10.4 of the Subscription Agreement. In accordance with this section, the Company has accrued $134,000 representing liquidation damages due to the note holder as a result of the non-registration event. Such damages are calculated at an amount equal to 1% of the principal amount issued per 30 days or part thereof, and 2% for each 30 days or part thereof, during the pendency of the non-registration event.

         The June 27, 2001 debenture was issued with a various stated conversion price, which resulted in a beneficial conversion feature since the effective conversion price was below market at the time of the issuance. The discount of $351,000 which resulted from this transaction, will be amortized over the life of the debenture. During the three months ended March 31, 2002 approximately $26,000 was amortized to interest expense. No notes issued under this agreement were converted as of March 31, 2002.

         At March 31, 2002, the Company was in default of one of the covenants of the June 27, 2001 agreement for failure to pay accrued interest when due. Due to the default, the Company is required to accrue the interest due at 10%. In accordance with the agreement, the Company has accrued approximately $76,000 in interest due on the notes at March 31, 2002. The Company has not obtained a waiver from the note holder waiving its right to call the notes due or the payment of the outstanding interest, nor has the note holder elected to redeem its notes outstanding according to the terms of the Subscription Agreement. Due to the event of default, the Company has recorded this note outstanding as a current liability in the balance sheet.

         On October 26, 2001, the Company obtained a new financing of up to $10,000,000 with an availability of up to an additional $3,000,000, as part of a private placement offering, which is separate from that of March 27, 2001 and June 27, 2001. The Company issued $7,750,000 in Secured Convertible Notes ("Notes" or "Debentures") with an interest rate of 8% to accredited investors, as defined by Regulation D issued by the Securities and Exchange Commission under the Securities Act of 1933. In conjunction with the financing, the Company issued an additional $667,000 in Secured Convertible Notes as finders fees. As part of the agreement, the Company issued warrants to purchase 17,714,000 shares of Common Stock. Half of the warrants may be exercised at a purchase price of $.25 per share. The remaining 50% may be exercised at $.30 per share. There is a mandatory redemption requirement at 125% of the unpaid principal balance and unpaid interest upon the occurrence of default or if the Company is prohibited from issuing shares of common stock. The Company did not register the shares issuable upon conversion within 60 days of the closing date, which is a non-registration event pursuant to Section 10.4 of the Subscription Agreement. In accordance with this section, the Company has accrued $449,000 representing liquidation damages due to the note holders as a result of the non-registration event. Such damages are calculated at an amount equal to 1% of the principal amount issued per 30 days, for the first 30 days or part thereof, and 2% for each 30 days or part thereof, during the pendency of the non-registration event. The Company has recorded the debentures as a current liability.

         In conjunction with the October 26, 2001 private placement, the Company entered into a Put Agreement with a group of its investors who hold convertible notes and Preferred Stock. Under the Put Agreement, the Company may sell up to an additional $5,000,000 in convertible notes and warrants. The Company's right to exercise this option expires October 25, 2002. No options have been exercised as of March 31, 2002.

         The October 26, 2001 Debentures were issued with various stated conversion prices, which resulted in a beneficial conversion feature since the conversion price was below market at the time of issuance. The discount of $5,936,000, which resulted from this transaction, will be amortized over the life of the debentures. For the three-month period ended March 31, 2002, approximately $282,000 was amortized to interest expense due to the passage of time. No notes issued under this agreement were converted during the three-month period March 31, 2002.

         At March 31, 2002, the Company was in default of one of the covenants of the October 26, 2001 agreement for failure to pay accrued interest when due. Due to the default, the Company is required to accrue interest due at 10%. In accordance with the agreement, the Company has accrued approximately $360,000 in interest due the note holders at March 31, 2002. The Company has not obtained a waiver from the note holder, waiving their right to call the notes due or the payment of the outstanding interest, nor have the note holder, elected to redeem their notes outstanding according to the terms of the Subscription Agreement. Due to the event of default, the Company has recorded this note outstanding as a current liability in the balance sheet.

         On February 27, 2002, the Company completed three financing transactions for total proceeds of $5,734,000 and incurred financing costs of $184,000. The net proceeds of these transactions were used to make the cash payment to Congress in Note 1 and to fund current operations. In the first of the three financing transactions, the Company issued $2,250,000 in 8% Secured Convertible Notes under the October 26, 2001, private placement in which $3,000,000 was available to us for additional financing. In conjunction with the financing, the Company issued an additional $225,000 in Unsecured Convertible Notes as finder's fees. The notes are convertible after 120 days into shares of common stock at a conversion price of $.35 or 70% of the average of the three lowest closing bid prices for our common stock for the thirty days prior to conversion. The maturity date of the notes is October 26, 2006 and interest is due on September 30, 2002 and semi-annually thereafter. Attached to the notes were warrants to purchase 5,143,000 shares of common stock. The first 50% of the warrants may be exercised after 45 days at a price of $.25 per share and the remaining 50% may be exercised at $.30 per share. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001, private placement.

         In the second of the three financing transactions, the Company issued $1,329,000 in 8% Unsecured Convertible Notes as part of the October 26, 2001 Put Agreement in which there is an option to sell up to an additional $5,000,000 in convertible notes. In conjunction with the financing, the Company issued an additional $133,000 in Unsecured Convertible Notes as finder's fees. The notes are convertible after 120 days into shares of common stock under the same terms as the October 26, 2001 private placement, except that there is no security involved. The maturity date of the notes is October 26, 2006. Attached to the notes were warrants to purchase 3,037,000 shares of common stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001, private placement.

         In the third of the three financing transactions, the Company issued $2,155,000 in 8% Unsecured Convertible Notes as part of a new private placement dated January 30, 2002. In conjunction with the financing, the Company issued an additional $117,000 in Unsecured Convertible Notes as finders' fees. The Notes are convertible after 120 days into shares of common stock under the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Attached to the notes were warrants to purchase 4,926,000 shares of Class A Common Stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.

         The February 27, 2002 debentures were issued with various stated conversion prices, which resulted in a beneficial conversion feature since the conversion price was below market at the time of issuance. The resulting discount of $3,385,000 is being amortized over the life of the debentures. As of March 31, 2002, approximately $124,000 was amortized to interest expenses due to the passage of time. No notes issued under this agreement were converted during the three months ended March 31, 2002.

         Additionally, on March 26, 2002, the Company issued $1,450,000 in 8% Unsecured Convertible Notes that was part of the new private placement dated January 30, 2002. In conjunction with the closing, the Company issued an additional $145,000 in Unsecured Convertible Notes as finder's fees. The notes are convertible after 120 days into shares of common stock under the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006 with interest being due on September 30, 2002 and semi-annually thereafter. Attached to the notes were warrants to purchase 3,314,000 shares of Class A Common Stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001 private placement.

         The March 26, 2002 debentures were issued with stated conversion prices, which resulted in a beneficial conversion feature since the conversion price was below market at the time of issuance. The resulting discount of $988,000 is being amortized over the life of the debentures. As of March 31, 2002, approximately $3,000 was amortized to interest expense due to the passage of time. No notes issued under this agreement were converted during the three months ended March 31, 2002.

         As of March 31, 2002, various note holders converted a total of $ 3,217,000 of Convertible Debentures into 22,101,119 shares of Class A Common Stock.

6.       STOCKHOLDERS' EQUITY

PREFERRED STOCK

         Through March 31, 2002, the Company has issued 91,085 shares and received $8,265,000 (net on $843,000 in commissions and legal fees) related to a preferred stock agreement to issue up to 100,000 shares of 5% Cumulative Convertible Series A Preferred Stock ("Preferred Stock") with a stated value of $100 per share and Common Stock Purchase Warrants to purchase Class A Common Stock, for the aggregated purchase price of $10 million. The Company has outstanding 42,371 shares of Preferred Stock with a stated value of $4,237,100 and detachable warrants to purchase 1,082,000 shares of common stock. No Preferred Stock was issued during the three months ended March 31, 2002. The remaining $891,500 in Preferred Stock funding will not occur until certain criteria have been met.

         Additionally, as consideration for the transaction, placement warrants to purchase up to 1,688,000 shares of Class A Common Stock were issued. Fair values of $1,231,000 and $987,000 for the detachable warrants and the placement warrants, respectively, were included in stockholders' deficiency and were netted as a discount to the Preferred Stock. The warrants are exercisable in installments and the terms for the placement warrants are similar to the terms of the detachable warrants issued with the Preferred Stock. The fair value for these warrants was estimated at the dates of grant using a Black-Scholes pricing model with the following weighted-average assumptions: risk-free interest rates of 4.68% to 6.43%; dividend yields of 0%; a volatility factor of .566 to .915 and an expected life of the warrants of 3 years.

         The Preferred Stock was issued with various conversion prices. This resulted in a beneficial conversion feature since the effective conversion price was below market at the time of the issuance. The discount on the Preferred Stock of $536,000 was immediately recorded to Accumulated Deficit, as the preferred Stockholders were able to convert to common stock immediately upon issuance of the Preferred Stock. Of the total amount amortized at March 31, 2002, $36,000 was amortized in the three month period ended March 31, 2002.

         Holders of the Preferred Stock are entitled to receive cash dividends, payable quarterly and have preferential liquidation rights above all other issuances of common stock for an amount equal to the stated value. The Preferred Stock and unpaid dividends are convertible into shares of common stock equal to an amount determined by the market value of the common share at the date of close, adjusted for changes in the market price prior to the conversion. Preferred stockholder's do not have voting rights. As of March 31, 2002, the Company had dividends in arrears for the Preferred Stock totaling $ 28,606 or $
8.60 per share.

         For the three-month period ended March 31, 2002, various preferred stockholders had converted a total of 4,277 shares plus dividends in arrears into 2,835,000 shares of Class A Common Stock. No warrants have been exercised as of March 31, 2002.

EQUITY LINE OF CREDIT

         On August 15, 2000, we signed a Private Equity Line of Credit Agreement ("Equity Line") to sell up to $20,000,000 of Common stock over the course of two years. This Equity Line enables us to request, at the Company's sole discretion, that the investors purchase certain amounts of shares every 15 days at a price equal to 92% or 93% of the market price. Each request will be for a minimum of $200,000 and subject to a maximum of $1,500,000. Additional drawings on this Equity Line are dependent upon stock market conditions. As of December 31, 2001, the Company had 5,707,000 shares outstanding under the Equity Agreements with a total net proceeds of $2,393,000. No shares under the equity line were sold during the three-month period ended March 31, 2002.

         In connection with the Equity Line transactions, warrants to purchase 4,269,000 shares of common stock over the next three years, at a stock price as defined in each agreement, were issued. The fair value related to these warrants of $632,000 has been included in stockholders' deficiency and no warrants have been exercised as of March 31, 2002. The fair value of these warrants was estimated on the date of issuance using a Black-Scholes pricing model with the following weighted average assumptions:

     Transaction         Exercise        Risk-Free    Dividend     Volatility    Expected
         Date              Price         Interest      Yield         Factor        Life
     --------------      ----------     ----------    --------     ----------    --------
    August 15, 2000        $3.15           6.12%         0%           .855          3
    May 1, 2001          $.32-$1.20        4.68%         0%           .915          3


7.       EXECUTIVE COMPENSATION EXPENSES

         The Company's former President and Chief Executive Officer, Dr. Carl Chen, resigned effective January 8, 2002. He will remain available as needed for consulting with the Company on a mutually agreed upon basis. The Company has agreed to pay Dr. Chen severance of $300,000 over the next two years. Additionally, he will receive two million warrants at an exercise price of $.25. At March 31, 2002, $100,000 of the cash severance has been paid. At that date, the Company has accrued compensation expense of $520,000, representing the remaining $200,000 cash payment plus the estimated fair value of the warrants to be issued.

         Additionally, the Company is executing three-year employment agreements with four executives dated January 8, 2002. On a ratable basis over the three-year period, the executives will vest a total of 12% ownership in the Company. At March 31, 2002, the Company has accrued $196,000 in compensation expense representing the estimated fair market value of the vested ownership at the date.

8.       SUBSEQUENT EVENTS

         On April 11, 2002, the Company issued $950,000 in 8% Unsecured Convertible Notes in a subsequent closing that was part of the private placement dated January 30, 2002. The notes are convertible after 120 days into shares of common stock under the same terms as the October 26, 2001 private placement. The maturity date of the notes is October 26, 2006. Attached to the notes were warrants to purchase 1,900,000 shares of our common stock. The warrants may be exercised under the same terms as the warrants issued in conjunction with the October 26, 2001, private placement.

         As described in Note 1, the Company acquired substantially all of the assets of Mooney Aircraft Corporation on April 24, 2002 pursuant to an order of the U.S. Bankruptcy Court in San Antonio, Texas, signed on March 18, 2002, which approved the sale.

                         Report of Independent Auditors


Board of Directors and Responsible Person
Mooney Aircraft Corporation

We have audited the accompanying balance sheets of Mooney Aircraft Corporation (the "Corporation") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mooney Aircraft Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Mooney Aircraft Corporation will continue as a going concern. As more fully described in Note 2, the Corporation has incurred operating losses and has a working capital deficiency. In addition, the Corporation has historically not complied with certain covenants of bank loan agreements. The Corporation has also filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas. These conditions raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                       /s/ Ernst & Young LLP

June 20, 2002

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                 Balance Sheets

                                                                              December 31
                                                                      2001                  2000
                                                             ----------------------------------------------
Assets
Current assets:
   Cash                                                          $         74,306      $        762,408
   Accounts receivable, net of allowance for
     doubtful accounts of $173,446 and $25,000 at
     December 31, 2001 and 2000, respectively                              42,590               153,670
   Inventories, net of obsolescence reserve of
     $1,475,000 and $875,000 at December 31, 2001 and
     2000, respectively                                                 5,845,382             9,072,358
   Other current assets                                                   334,996               358,902
                                                             ----------------------------------------------
Total current assets                                                    6,297,274            10,347,338

Property, plant, and equipment:
   Land and land improvements                                             186,043               186,043
   Building and building improvements                                   1,821,789             1,821,789
   Machinery and equipment                                              4,356,879             4,444,059
   Furniture and fixtures                                                 450,005               566,638
   Tooling                                                              4,327,784             4,289,401
   Computer equipment                                                   1,897,152             1,916,608
   Experimental aircraft                                                  229,899               229,899
                                                             ----------------------------------------------
                                                                       13,269,551            13,454,437
   Less accumulated depreciation and amortization                      10,519,398             9,495,031
                                                             ----------------------------------------------
Net property, plant, and equipment                                      2,750,153             3,959,406










                                                             ----------------------------------------------

Total assets                                                     $      9,047,427      $     14,306,744
                                                             ==============================================

                                                                             December 31
                                                                     2001                   2000
                                                            -----------------------------------------------
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                             $        479,208       $      5,192,853
   Payroll and related liabilities                                             -              1,057,683
   Accrued airworthiness directive                                             -                340,000
   Current maturities of capital leases                                  110,266                199,133
   Revolving prepetition credit facility                                       -              6,047,714
   Current maturities of pre-petition notes payable                            -              5,383,058
   Revolving debtor-in-possession credit facility                      2,705,454                      -
   Other accrued liabilities                                             839,334              5,371,580
                                                            -----------------------------------------------
Total current liabilities                                              4,134,262             23,592,021

Other liabilities:
   Liabilities subject to settlement under
     reorganization proceedings                                       20,975,266                      -
   Accrued environmental remediation                                     525,579                525,579
   Other liabilities                                                           -                501,487
                                                            -----------------------------------------------
                                                                      21,500,845              1,027,066

Long-term debt, net of current portion:
   Capital leases                                                              -                176,036
   Notes payable to stockholders                                               -              1,000,000
                                                            -----------------------------------------------
                                                                               -              1,176,036

Stockholders' deficit:
   Common stock, no par value, 3,000,000 shares
     authorized; 1,100,000 shares in 2001 and
     1,000,000 shares in 2000 issued and outstanding                   5,880,100              4,880,100
   Additional paid-in capital                                         23,621,272             23,621,272
   Accumulated deficit                                               (46,089,052)           (39,989,751)
                                                            -----------------------------------------------
Total stockholders' deficit                                          (16,587,680)           (11,488,379)
                                                            -----------------------------------------------

Total liabilities and stockholders' deficit                     $      9,047,427       $     14,306,744
                                                            ===============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Operations

                                                       Year Ended December 31
                                                     2001                   2000
                                            ----------------------------------------------
Net sales                                       $     15,247,992       $     38,196,663
Cost of sales                                         12,764,440             29,128,089
                                            ----------------------------------------------
Gross margin                                           2,483,552              9,068,574

Research and development expenses                        456,053                663,612
Selling and support expenses                           1,137,119              2,754,528
General and administrative expenses                    3,850,391              4,531,956
Reorganization expenses                                2,488,925                      -
                                            ----------------------------------------------
                                                       7,932,488              7,950,096
                                            ----------------------------------------------
(Loss) income from operations                         (5,448,936)             1,118,478

Other (expense) income:
   Interest expense                                   (1,415,636)            (1,720,347)
   Other income                                          765,271                338,188
                                            ----------------------------------------------
                                                        (650,365)            (1,382,159)
                                            ----------------------------------------------

Net loss                                        $     (6,099,301)      $       (263,681)
                                            ==============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                       Statements of Stockholders' Deficit

                                                   Additional
                                  Common            Paid-In          Accumulated
                                  Stock             Capital            Deficit                Total
                            -------------------------------------------------------------------------------
Balances at
   December 31, 1999           $   4,880,100    $    23,621,272    $   (39,726,070)     $   (11,224,698)
     Net loss                              -                  -           (263,681)            (263,681)
                            -------------------------------------------------------------------------------
Balances at
   December 31, 2000               4,880,100         23,621,272        (39,989,751)         (11,488,379)
     Exercise of common
       stock warrants              1,000,000                  -                  -            1,000,000
     Net loss                              -                  -         (6,099,301)          (6,099,301)
                            -------------------------------------------------------------------------------

Balances at
   December 31, 2001           $   5,880,100    $    23,621,272    $   (46,089,052)     $   (16,587,680)
                            ===============================================================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Cash Flows

                                                                          Year Ended December 31
                                                                        2001                 2000
                                                                -------------------------------------------
Operating Activities
Net loss                                                            $   (6,099,301)      $     (263,681)
Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
     Depreciation                                                        1,073,117            1,161,567
     Gain on forgiveness of interest                                      (698,355)
     Gain on sale of property and equipment                                                    (150,406)
     Gain on rejections of capital leases                                   (7,208)
     Changes in operating assets and liabilities:
       Accounts receivable, net                                            111,080              307,356
       Inventories, net                                                  2,800,784              707,755
       Other current assets                                                 23,906                3,792
       Accounts payable                                                    245,449              624,697
       Payroll and related liabilities                                    (354,048)             438,639
       Accrued environmental remediation                                         -               (2,921)
       Accrued airworthiness directive                                    (340,000)            (660,000)
       Other accrued liabilities                                        (1,630,561)           2,880,489
                                                                -------------------------------------------
Net cash (used in) provided by operating activities                     (4,875,137)           5,047,287

Investing Activities
Proceeds from sale of property and equipment                                     -              325,000
Purchases of property and equipment                                        (46,967)            (924,317)
                                                                -------------------------------------------
Net cash used in investing activities                                      (46,967)            (599,317)

Financing Activities
Principal payments on capital lease obligations                            (74,592)            (259,840)
Net change in revolving credit facility                                  2,199,826           (1,819,652)
Net change in revolving debtor-in-possession credit facility             2,705,454                    -
Principal payments on notes payable and long-term debt                    (871,686)          (1,632,871)
Proceeds from loan from stockholder                                        275,000                    -
                                                                -------------------------------------------
Net cash provided by (used in) financing activities                      4,234,002           (3,712,363)
                                                                -------------------------------------------
(Decrease) increase in cash                                               (688,102)             735,607

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                                                          Year Ended December 31
                                                                        2001                 2000
                                                                -------------------------------------------
Cash at beginning of year                                           $      762,408       $       26,801
                                                                -------------------------------------------

Cash at end of year                                                 $       74,306       $      762,408
                                                                ===========================================


Supplemental disclosures of cash flow information:
   Interest paid                                                    $    1,299,914       $    1,480,812

Significant noncash transactions:
   Purchases of fixed assets through capital leases                         31,381              204,446
   Conversion of accounts payable to note payable                                -              432,596
   Disposal of fixed assets through lease rejections                       144,840                    -
   Book value of fixed assets traded on purchases                           69,644                    -
   Cancellation of notes payable to offset sale of aircraft                 38,032                    -
   Cancellation of accounts payable to offset sale of aircraft             388,160                    -
   Conversion of notes payable to aircraft deposits                         50,000                    -
   Conversion of debt to common stock                                    1,000,000                    -

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                          Notes to Financial Statements

                           December 31, 2001 and 2000

1.  Significant Accounting Policies

Organization

On January 31, 1998, Mooney Aircraft Corporation (the "Corporation") issued $2,500,000 of additional cumulative, redeemable preferred stock which was converted to common stock with the previously issued preferred stock outstanding at December 31, 1997. This conversion resulted in AVAQ Group, Inc. ("AVAQ") having control of 80% of the Corporation's outstanding common stock. The remaining 20% of the Corporation's outstanding common stock was owned by Mooney Holding Corporation ("MHC"), the Corporation's parent as of December 31, 1997, until March 12, 2001 when AVAQ acquired the remaining 20% from MHC.

On July 27, 2001 (the "Petition Date"), the Corporation filed a petition for reorganization under Chapter 11 ("Chapter 11") of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas ("Court" or "Bankruptcy Court"). The Chapter 11 case is being administered by the Court, with the Corporation managing its business as a debtor-in-possession subject to Court approval for certain actions the Corporation takes.

Under the Chapter 11 proceedings, actions by creditors to collect claims in existence at the Petition Date ("prepetition") are stayed ("deferred"), absent specific Court authorization to pay such claims, while the Corporation continues to manage its business as a debtor-in-possession. These financial statements include adjustments and reclassifications that have been made to reflect the liabilities that have been deferred under the Chapter 11 proceedings. Those noncurrent liabilities that have been deferred are expected to be settled as part of a plan or plans of reorganization and are classified as liabilities subject to settlement under reorganization proceedings. As of June 20, 2002, no plan of reorganization has been submitted to the Court. Other prepetition liabilities have been approved by the Court for payment in the ordinary course of business and are included in the appropriate liability caption on the balance sheet. Various accounting and business practices have also been adopted that are applicable to companies operating under Chapter 11. For instance, interest expense is accrued only for debt that is currently believed to be fully secured. Some significant executory contracts have been rejected and additional executory contracts may be rejected or renegotiated during the Chapter 11 proceedings.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

The Corporation believes appropriate provisions have been made in the accompanying financial statements for prepetition claims which are recorded as liabilities subject to settlement under reorganization proceedings, which include claims associated with the rejection of certain leases, trade accounts payable as of the Petition Date, and prepetition general liability claims (see
Note 13). The amounts of the claims filed by some claimants may be significantly in excess of the related liabilities recorded by the Corporation.

The previous discussion provides general background information regarding the Chapter 11 case but is not intended to be an exhaustive summary. For additional information regarding the effect on the Corporation reference should be made to the Bankruptcy Code.

Nature of Business

The Corporation's business operations include (i) the design and manufacture of four-place, single-engine, retractable gear aircraft, (ii) sale of spare parts for Mooney aircraft, (iii) manufacture of aircraft components for other aerospace companies, and (iv) service and repair of aircraft. Aircraft sales, both domestic and international, are largely through a Mooney Marketing Center distribution system. Spare parts are sold worldwide through a Mooney Service Center distribution system. The manufacture of aircraft components and the Corporation's service and repair of aircraft are primarily domestic operations.

Revenue Recognition Policy

The Corporation recognized revenue on substantially all aircraft sales and parts and service sales when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and
4) collectibility is reasonable assured.

The Corporation also recognizes revenue on aircraft sales under bill-and-hold transactions when each of the following seven criteria are met: 1) the risk of ownership has passed to the buyer; 2) the buyer has made a fixed commitment to purchase the goods; 3) the buyer has requested that the transaction be on a bill-and-hold basis and has a substantial business purpose for ordering so; 4) there is a fixed schedule for delivery of the goods and

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

the delivery date is reasonable and consistent with the buyer's business practices; 5) the Corporation has not retained any specific performance obligations such that the earnings process is not complete; 6) the aircraft has been segregated from the Corporation's inventory and is not subject to being used to fill other orders; and 7) the aircraft must be complete and ready for shipment.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. An obsolescence reserve is estimated for parts whose values have been determined to be impaired or whose future utility appears limited.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation for plant and equipment, including equipment under capital leases, is computed primarily using the straight-line method over the estimated economic service lives of the assets as follows:

                                            Years                                       Years
                                         -------------                               -------------
     Land improvements                     10 - 20        Furniture and fixtures        5 - 7
     Building and building improvements                   Tooling                       5 - 7
                                           20 - 25        Computer equipment            3 - 5
     Machinery and equipment                5 - 10        Experimental aircraft         7 - 10

Advertising Expense

The Corporation expenses its advertising costs as incurred. Advertising expenses were approximately $170,000 in 2001 and $845,000 in 2000.

Research and Development Expense

The Corporation incurs costs related to new products, product improvements, support, and reliability. These costs are expensed as incurred. Costs of tools, dies, fixtures, etc., with an extended life are capitalized as tooling and depreciated over their estimated economic service lives.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

Warranty

A warranty period of two years is provided for each aircraft sold. Periodically, the recorded warranty liability is evaluated with consideration given to actual warranty expense incurred on a historical basis, the volume of products still under warranty, and the warranty period remaining for those products.

Product Liability

An accrual is provided for product liability expenses on manufactured products. Periodically, the recorded product liability accrual is evaluated with consideration given to actual product liability expenses, the number of product liability claims still outstanding, the severity of the alleged and actual damages specified in each claim, and the likelihood that actual expenses will be incurred on each claim.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Environmental Remediation Costs

Expenses associated with environmental remediation obligations are accrued when such losses are probable and reasonably estimable. Accruals for estimated expenses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Reclassification

Certain prior year amounts have been reclassified for comparison to current year amounts.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

2.   Going Concern

The Corporation's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Corporation's history of losses, the incurrence of costs related to environmental remediation (Note 10), its historical noncompliance with certain financial covenants of loan agreements with financial institutions (Note 3), and the filing of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas raise concerns as to its ability to produce continued profitable operations and positive future cash flows.

The potential costs related to the remediation of and compliance with environmental issues are being managed to the lowest possible amount pursuant to regulatory requirements. Due to the timing of some of the environmental remediation compliance procedures, the Corporation may be unable to meet all of its operational cash needs (see Note 10).

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary as a consequence of the bankruptcy proceedings or should the Corporation be unable to continue as a going concern. The appropriateness of using the going-concern basis for a company operating under Chapter 11 of the Bankruptcy Code is dependent upon several factors, including the success of future operations, the ability to generate sufficient cash from operations and financing to meet its obligations and, eventually, the confirmation of a plan of reorganization.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, it is not possible to predict with certainty the ultimate recoveries for creditors and stockholders, the length of time the Company will be under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, the effects of the proceedings on the business of the Corporation, or the extent of the negative effects on the interests of the various creditors and stockholders. While management currently believes the Company has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, there can be no assurance as to the final amount of such liabilities or the final impact of such liabilities on a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility

                                                                                                       December 31
                                                                                               2001                  2000
                                                                                          ------------------------------------
     Note payable to bank - revolving credit facility not to exceed $13,500,000 with interest at prime plus 4% (8.75% at December 31, 2001), secured by substantially all the assets and the guarantee of MHC, AVAQ, and Paul S.
       Dopp ("Dopp"), majority stockholder of AVAQ, interest monthly, with final
       principal payment scheduled to be due in 2001                                      $  8,247,540           $  6,047,714

     Note payable to bank - equipment term loan with an original principal balance of $1.2 million amortizing monthly on a four-year basis with interest at prime plus 4% (8.75% at December 31, 2001), secured by substantially all the assets and the guarantee of MHC, AVAQ, and Dopp, monthly principal of $18,333 plus interest, with final principal payment
       scheduled to be due in 2001                                                             390,007                587,504

     Note payable to bank - Type Certificate term loan of $4.0 million payable monthly on a three-year basis with interest at prime plus 4% (8.75% at
       December 31, 2001), secured by substantially all the assets and the guarantee of MHC, and Dopp, monthly principal of $66,667 plus interest,
       with final principal payment scheduled to be due in 2001                              2,133,333              2,733,333

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                                    December 31
                                                                                            2001                    2000
                                                                                 ---------------------------------------------
     Note payable to vendor - interest at 10%, principal and interest due in equal monthly installments of $38,032, with final payment
       scheduled to be due in 2001                                                      $            -        $      112,221

     Note payable - interest at LIBOR plus .75% (6.25%
       at December 31, 2001), unsecured, interest and
       principal due December 2002                                                             950,000             1,950,000

     Notes payable to related parties - two noninterest-bearing notes for
       $500,000 each, subordinate to the above revolving credit facility,
       equipment term loan, and Type Certificate term loan                                   1,000,000              1,000,000

     Notes payable to stockholder - four notes with
       interest at 8%, unsecured, principal and
       interest due on demand                                                                  225,000                     -
                                                                                 ---------------------------------------------
     Total long-term debt                                                                   12,945,880            12,430,772

     Less current portion                                                                            -           (11,430,772)
     Less long-term debt subject to
       settlement under reorganization proceedings
       (see Note 13)                                                                       (12,945,880)                    -
                                                                                 ---------------------------------------------

     Long-term debt, net of current portion                                             $            -        $    1,000,000
                                                                                 =============================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

The revolving prepetition credit facility provides up to $13,500,000 in committed credit. The aggregate amount of the credit facility shall not exceed a calculated Borrowing Base (as defined in the loan and security agreement) based on inventories and accounts receivable. The Facility contains restrictive covenants and certain financial ratio covenants including, but not limited to, a minimum adjusted net worth and a minimum adjusted working capital. At December 31, 2001, the Corporation is in violation of certain financial covenants covering the revolving credit facility and the term loans and is in default as the revolving prepetition credit facility and term loans matured in May 2001.

The amount owed under the revolving prepetition credit facility and term loans exceeds the value of the underlying collateral. Therefore, these balances have been included with liabilities subject to settlement under reorganization proceedings (see Note 13). All unsecured notes payable have also been included with liabilities subject to settlement under reorganization proceedings.

On July 27, 2001, in conjunction with the Corporation's filing under Chapter 11 and under order from the bankruptcy trustee, the Company entered into a Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") with the same financial institution providing the revolving prepetition credit facility. Under the terms of the DIP Credit Agreement, the Corporation is allowed to borrow funds based on the approval of the Bankruptcy Court, U.S. trustee, and financial institution. Borrowings under this arrangement are due on demand, bear interest at 8.75%, and have priority over all other secured claims.

The fair value of the Corporation's borrowings is not determinable due to the Chapter 11 proceedings and other factors (see Note 2).

During 2001, one of the lenders forgave accrued interest payable in the amount of $698,355. This has been included in other income on the statement of operations.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

4.  Inventories

A summary of inventories is as follows:

                                                                            December 31
                                                                    2001                   2000
                                                          ------------------------------------------------
    Raw materials and purchased parts                         $      1,430,591        $      1,849,559
    Manufactured parts                                               2,226,757               2,461,134
    Work-in-process                                                  3,636,084               4,675,106
    Finished aircraft                                                        -                 919,940
    Other miscellaneous                                                 26,950                  41,619
                                                          ------------------------------------------------
                                                                     7,320,382               9,947,358
    Less allowance for obsolete and
      slow-moving parts                                              1,475,000                 875,000
                                                          ------------------------------------------------

                                                              $      5,845,382        $      9,072,358
                                                           ================================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

5.  Leases

The Corporation has acquired certain equipment through capital leases. The book value of the equipment and accumulated amortization related to these assets held under capital leases are $717,592 and $566,695, respectively, at December 31, 2001 and $862,265 and $412,933, respectively, at December 31, 2000. In 2002, the
Corporation subsequently settled substantially all of the capital leases for an amount less than what was contractually due. Therefore, capital leases are classified as current and no portion of future payments is considered to be interest.

In addition, the Corporation has several operating leases. Rent expense incurred during 2001 and 2000 was approximately $187,000 and $358,000, respectively. The following is a schedule of the future minimum payments under noncancelable operating leases as of December 31, 2001:

    2002                                                             $  38,727
    2003                                                                19,848
    2004                                                                19,848
    2005                                                                16,013
    2006                                                                16,013
    Thereafter                                                          93,408

Under its Chapter 11 proceedings (see Note 1), the Corporation has the right, subject to Court approval, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means that the Corporation agrees to perform its obligation to perform further under the contract or lease but is subject to a claim of damages for the breach thereof. Therefore, the commitments shown above may not reflect the actual cash outlay in the future.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

6.  Federal Income Taxes

For 2001, the Corporation will file a consolidated income tax return with its parent, AVAQ. For purposes of these financial statements, income taxes have been calculated on a separate-company basis in accordance with Financial Accounting Standards Board Statement No. 109 (FAS 109).

The Corporation records income taxes under FAS 109 using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Corporation has net operating loss carryforwards for federal income tax purposes of approximately $33,520,000 that will expire in years 2005 through 2021. The tax effect of these carryforwards is fully reserved as of December 31, 2001.

The valuation allowance increased (decreased) $1,402,745 and $(96,559) for the years ended December 31, 2001 and 2000, respectively.

Deferred income taxes result from the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation's deferred tax assets and liabilities are as follows:

                                                    2001                   2000
                                           -----------------------------------------------
    Deferred tax assets:
       Depreciation                            $        366,155       $        343,246
       Uniform capitalization adjustment                141,662                174,697
       Inventory reserve                                501,500                281,219
       Bad debts                                         58,972                 15,953
       Vacation                                          21,155                 71,030
       Warranty                                         336,291                170,000
       Product insurance                                 76,672                 53,576
       Environmental remediation                        178,697                178,697
       General business credit                           83,444                 83,444

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

6.  Federal Income Taxes (continued)

                                                     2001                   2000
                                               --------------------------------------
    Accrued airworthiness directive            $            -          $     195,002
    Other                                              18,155                 18,155
    NOL carryforwards                              11,396,832             10,203,238
                                               --------------------------------------
    Total deferred tax assets                      13,179,535             11,788,257

    Deferred tax liabilities:
       Tax over book amortization                           -                 11,467
                                               --------------------------------------
    Net deferred tax assets                        13,179,535             11,776,790
    Less valuation allowance                       13,179,535             11,776,790
                                               --------------------------------------

    Net deferred tax assets                    $            -          $           -
                                               ======================================

As a result of the issuance of additional shares of common stock, an ownership change under Section 382 occurred in January 1998. Accordingly, it is expected that the use of net operating loss carryforwards generated through January 1998 will be limited to approximately $65,000 annually. Further changes in ownership may further limit the use of the Corporation's loss carryforwards.

In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FAS 109. Therefore, the Corporation has established a valuation allowance of $13,179,535 and $11,776,790 for net deferred tax assets at December 31, 2001 and 2000, respectively.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                      2001               2000
                                                --------------------------------

    Expected tax (benefit) expense              $  (2,073,762)       $   85,981
    Change in valuation allowance                   1,402,745           (96,559)
    Permanent and other differences                   671,017            10,578
                                                --------------------------------

    Actual tax expense                          $           -        $        -
                                                ================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

7.  Contingencies

The Corporation was partially self-insured for product liability and aircraft grounding claims and related legal and administrative costs prior to September 1, 1997, and there is remaining coverage from the prior policy. Subsequent to September 1, 1997, the Corporation has coverage up to $50 million in claims per policy year. An accrual has been provided for such claims based on management's best estimate of losses and expenses using historical figures, known incidents, incidents under investigation or in suit, and discussion with the Corporation's counsel regarding such incidents. Management believes that amounts accrued are adequate to cover its potential liability under such claims and that the ultimate disposition of these claims will have no material adverse effect on the financial position or results of operations of the Corporation; however, the ultimate resolution of these matters cannot be determined.

8.  401(k) Plan

The Corporation has a defined contribution retirement plan ("401(k) Plan") covering substantially all employees. The 401(k) Plan's inception date was July 1, 1996. An employee may elect to make voluntary contributions up to 15% of the employee's eligible compensation. Employer contributions to the 401(k) Plan are discretionary. There were no employer contributions for the years ended December 31, 2001 and 2000.

9.  Related Party Transaction

In November 2000, Dopp purchased an aircraft from the Corporation and subsequently entered into a lease agreement whereby the Corporation leased the aircraft from him on a month-to-month basis for approximately $5,000. Profits on the sale of the aircraft were deferred.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

10.  Commitments and Contingencies

There are various suits and claims against the Corporation that have arisen in the ordinary course of business. The total liability on these matters cannot be determined with certainty. However, in the opinion of management, the ultimate liability, to the extent not otherwise provided for, will not materially impact the financial statements of the Corporation. Due to the Corporation's filing under Chapter 11, certain of such cases have been stayed pursuant to the automatic stay issued by the Court. Under Chapter 11, these cases require court approval or must be specifically exempt for litigation proceedings to continue.

Environmental Remediation Loss Contingencies

The Corporation has completed, under the supervision of environmental counsel, an audit of certain operations pursuant to the Texas Environmental, Health and Safety Audit Privilege Act. Environmental engineering consultants have conducted sampling and tests of these operations and determined certain events of noncompliance with applicable environmental laws, as well as future compliance issues. The current estimate for remediation and compliance with these environmental issues is estimated at $525,579, all of which will not be paid out in the next 12 months. These estimates may change upon completion of the audit, as additional information becomes available and environmental laws change. The Corporation is pursuing certain governmental programs that could possibly mitigate these costs.

11.  Stock Warrants

On July 7, 1998, in connection with the AVAQ purchase, the Corporation issued to AVAQ nontransferable warrants to purchase 1,000,000 shares of the Corporation's common stock. The first 500,000 warrants, with an exercise price of $7.00 per share, expired on July 7, 1999. The second 500,000 warrants, with an exercise price of $10.00 per share, expire on July 7, 2003. On March 12, 2001, AVAQ exercised 100,000 warrants at $10.00 per share. In consideration, AVAQ cancelled $1,000,000 of indebtedness owed them from the Corporation.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

12.  Reorganization Expense

In fiscal 2001, the Company incurred $2,488,925 in reorganization expense attributable to the filing under Chapter 11. This expense includes $598,129 for potential lease rejection claims and $1,890,796 for professional fees.

13.  Liabilities Subject to Settlement Under Reorganization Proceedings

The Court established the date ("Bar Date") of November 29, 2001 by which claims must be filed. Claims subject to the order which are not filed by the Bar Date are barred from voting upon or receiving distribution under any plan of reorganization of the Corporation unless the Court orders otherwise.

Those liabilities, which are ultimately expected to be settled as part of a plan of reorganization, are classified as liabilities subject to settlement under reorganization proceedings and include the following estimates at December 31, 2001:

     Trade accounts payable                                        $  4,570,940
     Accrued payroll and other related liabilities                      703,635
     Accrued expenses                                                 2,156,682
     Notes payable to related parties                                 1,225,000
     Notes payable                                                    3,473,340
     Revolving prepetition credit facility                            8,247,540
     Potential lease rejection claims                                   598,129
                                                                   ------------

     Total                                                         $ 20,975,266
                                                                   ============

While management currently believes that it has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, including executory contracts and estimated costs of lease rejections, there can be no assurance as to the amount of the ultimate liabilities on a plan of reorganization or how such liabilities will be treated in a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

14.  Subsequent Events

On January 30, 2002, Advanced Aerodynamics & Structures, Inc. ("AASI") purchased for cash and notes payable the revolving credit facility and term notes from Congress Financial ("Congress") for $8,000,000, assuming all the rights and obligations of Congress. At that time the outstanding balance due Congress was approximately $13,700,000. AASI relieved Dopp of his guaranty on these notes after their purchase.

On February 6, 2002, AASI agreed to provide continued debtor-in-possession financing through May 3, 2002. Through April 19, 2002, AASI advanced an additional $220,000 in debtor-in-possession financing.

On April 19, 2002, AASI purchased the inventory and capital assets and assumed certain liabilities of the Corporation for approximately $11,360,000 including cash and other consideration.

Under the terms of the purchase agreement, AASI paid $8,000,000 against the secured claim they purchased from Congress. The remaining $5,700,000 of debt owed them from the Corporation became subordinated, unsecured debt. AASI also paid $1,000,000 to the bankruptcy estate ($350,000 in cash and $650,000 in stock) to be disbursed to the unsecured creditors, and provided approximately $560,000 for operating expenses incurred prior to the purchase. AASI also assumed approximately $1,800,000 of liabilities and the property leases with the City of Kerrville, Kerr County, and Kerr County Industrial and Development Foundation.

The purchase agreement also provides for the issuance of approximately 3,600,000 stock warrants of AASI stock at an exercise price of $.276 per share to be disbursed to the unsecured creditors. In addition, if no action letter is received from the Securities and Exchange Commission within 60 days of the date of purchase, AASI is required to transfer stock with a value of $250,000 to the bankruptcy estate.

Subsequent to the purchase, AASI changed its name to Mooney Aerospace Group, Ltd.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                 Balance Sheets (Unaudited)

                                                                             March 31
                                                                   2002                   2001

                                                                 ----------------------------------
Assets
Current assets:
   Cash                                                          $       21,004      $        8,240
   Accounts receivable, net of allowance for
     doubtful accounts of $176,909 and $39,469 at
     March 31, 2002 and 2001, respectively                                    -             547,625
   Inventories, net of obsolescence reserve of
     $1,475,000 and $875,000 at March 31, 2002
     and 2001, respectively                                           5,797,682           8,463,748
   Other current assets                                                 159,879             290,302
                                                                 ----------------------------------
Total current assets                                                  5,978,565           9,309,915

Property, plant, and equipment:
   Land and land improvements                                           186,043             186,043
   Building and building improvements                                 1,821,789           1,821,789
   Machinery and equipment                                            4,356,879           4,444,060
   Furniture and fixtures                                               450,005             572,603
   Tooling                                                            4,327,784           4,291,715
   Computer equipment                                                 1,897,152           1,918,821
   Experimental aircraft                                                229,899             229,899
                                                                 ----------------------------------
                                                                     13,269,551          13,464,930

   Less accumulated depreciation and
     amortization                                                    10,753,268           9,774,439
                                                                 ----------------------------------
Net property, plant, and equipment                                    2,516,283           3,690,491




                                                                 ----------------------------------

Total assets                                                     $    8,494,848      $   13,000,406
                                                                 ==================================


                                                                               March 31
                                                                     2002                   2001
                                                                -----------------------------------
Liabilities and Stockholders' Deficit
Current liabilities:
   Bank overdraft                                               $             -     $       117,836
   Accounts payable                                                     479,208           5,713,514
   Payroll and related liabilities                                            -             616,516
   Accrued airworthiness directive                                            -             213,066
   Current maturities of capital leases                                                     150,127
   Revolving pre-petition credit facility                                     -           6,986,490
   Current maturities of pre-petition notes payable                           -           4,095,559
   Revolving debtor-in-possession credit facility                     3,331,991                   -
   Other accrued liabilities                                            864,469           3,748,050
                                                                -----------------------------------
Total current liabilities                                             4,675,668          21,641,158

Other liabilities:
   Liabilities subject to settlement under
     reorganization proceedings                                      20,943,897                   -
   Accrued environmental remediation                                    525,579             525,579
                                                                -----------------------------------
                                                                     21,469,476             525,579

Long-term debt, net of current portion:
   Capital leases                                                             -             157,246
   Notes payable to stockholders                                              -           1,000,000
                                                                -----------------------------------
                                                                              -           1,157,246

Stockholders' deficit:
   Common stock, no par value, 3,000,000
     shares authorized; 1,100,000 shares in
     2002 and 2001 issued
     and outstanding                                                  5,880,100           5,880,100
   Additional paid-in capital                                        23,621,272          23,621,272
   Accumulated deficit                                              (47,151,668)        (39,824,949)
                                                                -----------------------------------
Total stockholders' deficit                                         (17,650,296)        (10,323,577)
                                                                -----------------------------------

Total liabilities and stockholders' deficit                     $     8,494,848      $   13,000,406
                                                                ===================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Operations (Unaudited)

                                                    Three Months Ended March 31
                                                    2002                   2001
                                           ----------------------------------------------
Net sales                                      $        367,001       $      7,658,372
Cost of sales                                           109,910              6,298,937
                                           ----------------------------------------------
Gross margin                                            257,091              1,359,435

Research and development expenses                             -                152,236
Selling and support expenses                                  -                528,240
General and administrative expenses                     873,723                848,705
Reorganization expenses                                 228,349                      -
                                           ----------------------------------------------
                                                      1,102,072              1,529,181
                                           ----------------------------------------------
Loss from operations                                   (844,981)              (169,746)

Other (expense) income:
   Interest expense                                    (311,551)              (375,323)
   Other income                                          93,916                709,871
                                           ----------------------------------------------
                                                       (217,623)               334,548
                                           ----------------------------------------------

Net loss (income)                              $     (1,062,616)      $        164,802
                                           ==============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                 Statements of Stockholders' Deficit (Unaudited)

                                                      Additional
                                      Common            Paid-In          Accumulated
                                      Stock             Capital            Deficit              Total
                                ---------------------------------------------------------------------------
Balances at December 31,
   2000                            $   4,880,100     $    23,621,272    $   (39,989,751)  $   (11,488,379)
     Net income (3 months)                     -                   -            164,802           164,802
      Exercise of common
      stock warrants                   1,000,000                   -                  -         1,000,000
                                ---------------------------------------------------------------------------
Balances at March 31,
   2001                                5,880,100          23,621,272        (39,824,949)      (10,323,577)
                                ---------------------------------------------------------------------------





Balances at December 31,
   2001                                5,880,100          23,621,272        (46,089,052)      (16,587,680)
     Net loss (3 months)                       -                   -         (1,062,616)       (1,062,616)
                                ---------------------------------------------------------------------------

Balances at March 31,
   2002                            $   5,880,100     $    23,621,272    $   (47,151,668)  $   (17,650,296)
                                ===========================================================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                      Statements of Cash Flows (Unaudited)

                                                                       Three Months Ended March 31
                                                                        2002                 2001
                                                                -------------------------------------------
Operating Activities
Net income (loss)                                                   $   (1,062,616)      $      164,802
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
     Depreciation                                                          233,870              279,408
     Gain on forgiveness of interest                                             -             (698,355)
     Gain on settlement of capital leases                                  (54,325)                   -
     Changes in operating assets and liabilities:
       Accounts receivable, net                                             42,590             (393,955)
       Inventories, net                                                     47,700              608,610
       Other current assets                                                175,117               68,600
       Bank overdraft                                                            -              117,836
       Accounts payable                                                          -              520,661
       Payroll and related liabilities                                           -             (441,167)
       Accrued airworthiness directive                                           -             (126,934)
       Other accrued liabilities                                            25,135           (1,426,662)
       Liabilities subject to settlement under
         reorganization proceedings                                        (31,369)                   -
                                                                -------------------------------------------
Net cash used in operating activities                                     (623,898)          (1,327,156)

Investing Activities
Purchases of property and equipment                                              -              (10,493)
                                                                -------------------------------------------
Net cash used in investing activities                                            -              (10,493)

Financing Activities
Principal payments on capital lease obligations                            (55,941)             (67,796)
Net change in revolving credit facility                                          -              938,776
Net change in revolving debtor-in-possession credit facility               626,537                    -
Principal payments on notes payable and long-term debt                           -             (287,499)
                                                                -------------------------------------------
Net cash provided by financing activities                                  570,596              583,481
                                                                -------------------------------------------
Increase (decrease) in cash                                                (53,302)            (754,168)

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                                                       Three Months Ended March 31
                                                                        2002                 2001
                                                                -------------------------------------------
Cash at beginning of period                                         $       74,306       $      762,408
                                                                -------------------------------------------

Cash at end of period                                               $       21,004       $        8,240
                                                                ===========================================


Supplemental disclosures of cash flow information:
   Interest paid                                                    $      321,480       $      387,796

Significant noncash transactions:
   Conversion of debt to common stock                                            -            1,000,000

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                     Notes to Unaudited Financial Statements

                             March 31, 2002 and 2001

1.  Significant Accounting Policies

General

In the opinion of the Company's management, the accompanying unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position of the Company at March 31, 2002 and 2001 and the results of operations and cash flows for the three months ended March 31, 2002 and March 31, 2001, respectively. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for interim periods are not necessarily indicative of results of operations to be expected for any other interim period or the full year.

The financial information in these financial statements should be read in conjunction with the audited December 31, 2001 financial statements and notes thereto.

Organization

On January 31, 1998, Mooney Aircraft Corporation (the "Corporation") issued $2,500,000 of additional cumulative, redeemable preferred stock which was converted to common stock with the previously issued preferred stock outstanding at December 31, 1997. This conversion resulted in AVAQ Group, Inc. ("AVAQ") having control of 80% of the Corporation's outstanding common stock. The remaining 20% of the Corporation's outstanding common stock was owned by Mooney Holding Corporation ("MHC"), the Corporation's parent as of December 31, 1997, until March 12, 2001 when AVAQ acquired the remaining 20% from MHC.

On July 27, 2001 (the "Petition Date"), the Corporation filed a petition for reorganization under Chapter 11 ("Chapter 11) of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas ("Court" or "Bankruptcy Court"). The Chapter 11 case is being administered by the Court, with the Corporation managing its business as a debtor-in-possession subject to Court approval for certain actions the Corporation takes.

Under the Chapter 11 proceedings, actions by creditors to collect claims in existence at the Petition Date ("prepetition") are stayed ("deferred"), absent specific Court authorization to pay such claims, while the Corporation continues to manage its business as a debtor-in-possession. These financial statements include adjustments and reclassifications that have been made to reflect the liabilities that have been deferred under the Chapter 11 proceedings. Those noncurrent liabilities that have been deferred are expected to be settled as part of a plan or plans of reorganization and are classified as liabilities subject to settlement under reorganization proceedings. As of June 20, 2002, no plan of reorganization has been submitted to the Court. Other prepetition liabilities have been approved by the Court for payment in the ordinary course of business and are included in the appropriate liability caption on the balance sheet. Various accounting and business practices have also been adopted that are applicable to companies operating under Chapter 11. For instance, interest expense is accrued only for debt that is currently believed to be fully secured. Some significant executory contracts have been rejected and additional executory contracts may be rejected or renegotiated during the Chapter 11 proceedings.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

1.  Significant Accounting Policies (continued)

The Corporation believes appropriate provisions have been made in the accompanying financial statements for prepetition claims which are recorded as liabilities subject to settlement under reorganization proceedings, which include claims associated with the rejection of certain leases, trade accounts payable as of the Petition Date and prepetition general liability claims (see
Note 13). The amounts of the claims filed by some claimants may be significantly in excess of the related liabilities recorded by the Corporation.

The previous discussion provides general background information regarding the Chapter 11 case but is not intended to be an exhaustive summary. For additional information regarding the effect on the Corporation reference should be made to the Bankruptcy Code.

Nature of Business

The Corporation's business operations include (i) the design and manufacture of four-place, single-engine, retractable gear aircraft, (ii) sale of spare parts for Mooney aircraft, (iii) manufacture of aircraft components for other aerospace companies, and (iv) service and repair of aircraft. Aircraft sales, both domestic and international, are largely through a Mooney Marketing Center distribution system. Spare parts are sold worldwide through a Mooney Service Center distribution system. The manufacture of aircraft components and the Corporation's service and repair of aircraft are primarily domestic operations.

Revenue Recognition Policy

The Corporation recognized revenue on substantially all aircraft sales and parts and service sales when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and
4) collectibility is reasonable assured.

The Corporation also recognizes revenue on aircraft sales under bill-and-hold transactions when each of the following seven criteria are met: 1) the risk of ownership has passed to the buyer; 2) the buyer has made a fixed commitment to purchase the goods; 3) the buyer has requested that the transaction be on a bill-and-hold basis and has a substantial business purpose for ordering so; 4) there is a fixed schedule for delivery of the goods and the delivery date is reasonable and consistent with the buyer's business practices; 5) the

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


1.  Significant Accounting Policies (continued)

Corporation has not retained any specific performance obligations such that the earnings process is not complete; 6) the aircraft has been segregated from the Corporation's inventory and is not subject to being used to fill other orders; and 7) the aircraft must be complete and ready for shipment.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. An obsolescence reserve is estimated for parts whose values have been determined to be impaired or whose future utility appears limited.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation for plant and equipment, including equipment under capital leases, is computed primarily using the straight-line method over the estimated economic service lives of the assets as follows:

                                  Years                                  Years
                                 -------                                -------

   Land improvements             10 - 20     Furniture and fixtures      5 - 7
   Building and building                     Tooling                     5 - 7
    improvements                 20 - 25     Computer equipment          3 - 5
   Machinery and equipment        5 - 10     Experimental aircraft       7 - 10

Advertising Expense

The Corporation expenses its advertising costs as incurred. Advertising expenses were approximately $279,000 for the three months ended March 31, 2001. The Corporation did not incur any advertising expenses for the three months ended March 31, 2002.

Research and Development Expense

The Corporation incurs costs related to new products, product improvements, support, and reliability. These costs are expensed as incurred. Costs of tools, dies, fixtures, etc. with an extended life are capitalized as tooling and depreciated over their estimated economic service lives.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


1.  Significant Accounting Policies (continued)

Warranty

A warranty period of two years is provided for each aircraft sold. Periodically, the recorded warranty liability is evaluated with consideration given to actual warranty expense incurred on a historical basis, the volume of products still under warranty, and the warranty period remaining for those products.

Product Liability

An accrual is provided for product liability expenses on manufactured products. Periodically, the recorded product liability accrual is evaluated with consideration given to actual product liability expenses, the number of product liability claims still outstanding, the severity of the alleged and actual damages specified in each claim, and the likelihood that actual expenses will be incurred on each claim.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Environmental Remediation Costs

Expenses associated with environmental remediation obligations are accrued when such losses are probable and reasonably estimable. Accruals for estimated expenses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Reclassification

Certain prior period amounts have been reclassified for comparison to current year amounts.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


2.  Going Concern

The Corporation's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Corporation's history of losses, the incurrence of costs related to environmental remediation (Note 10), its historical noncompliance with certain financial covenants of loan agreements with financial institutions (Note 3), and the filing of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas raise concerns as to its ability to produce continued profitable operations and positive future cash flows.

The potential costs related to the remediation of and compliance with environmental issues are being managed to the lowest possible amount pursuant to regulatory requirements. Due to the timing of some of the environmental remediation compliance procedures, the Corporation may be unable to meet all of its operational cash needs (see Note 10).

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary as a consequence of the bankruptcy proceedings or should the Corporation be unable to continue as a going concern. The appropriateness of using the going concern basis for a company operating under Chapter 11 of the Bankruptcy Code is dependent upon several factors, including the success of future operations, the ability to generate sufficient cash from operations and financing to meet its obligations and, eventually, the confirmation of a plan of reorganization.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, it is not possible to predict with certainty the ultimate recoveries for creditors and stockholders, the length of time the Company will be under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, the effects of the proceedings on the business of the Corporation or the extent of the negative effects on the interests of the various creditors and stockholders. While management currently believes the Company has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, there can be no assurance as to the final amount of such liabilities or the final impact of such liabilities on a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


3.  Notes Payable and Debtor-in-Possession Credit Facility

                                                                               March 31
                                                                      2002                  2001
                                                               ---------------------------------------
Note payable to bank - revolving credit facility
  not to exceed $13,500,000 with interest at
  prime plus 4% (8.75% at March 31, 2002),
  secured by substantially all the assets and the
  guarantee of MHC and AVAQ, interest
  monthly, principal scheduled to be due in 2001                  $         -            $ 6,986,490

Note payable to bank - equipment term loan with
  an original principal balance of $1.2 million
  amortizing monthly on a four-year basis with
  interest at prime plus 4% (8.75% at March 31,
  2002), secured by substantially all the assets
  and the guarantee of MHC and AVAQ, monthly
  principal of $18,333 plus interest, with final
  principal payment scheduled to be due in 2001                             -                500,006

Note payable to bank - Type Certificate term loan
  of $4.0 million payable monthly on a three-year
  basis with interest at prime plus 4% (8.75% at
  December 31, 2001), secured by substantially all
  the assets and the guarantee of MHC and AVAQ
  monthly principal of $66,667 plus interest, with
  final principal payment scheduled to be due in 2001.                      -              2,533,333

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                  March 31
                                                                          2002                2001
                                                                       -----------------------------------
Note payable to corporation - revolving credit
     facility not to exceed $13,500,000 with
     interest at prime plus 4% (8.75% at
     March 31, 2002), secured by substantially all
     the assets and the guarantee of MHC and AVAQ,
     interest monthly, principal scheduled to be
     due in 2001                                                        $  8,247,540     $         -

Note payable to corporation - equipment term loan
     with an original principal balance of $1.2 million
     amortizing monthly on a four-year basis with
     interest at prime plus 4% (8.75% at March 31, 2002),
     secured by substantially all the assets and the
     guarantee of MHC and AVAQ, monthly principal of
     $18,333 plus interest, with final principal payment
     scheduled to be due in 2001                                             390,007               -

Note payable to corporation - Type Certificate term loan
     of $4.0 million payable monthly on a three-year
     basis with interest at prime plus 4% (8.75% at
     December 31, 2001), secured by substantially all the
     assets and the guarantee of MHC and AVAQ monthly
     principal of $66,667 plus interest, with final
     principal payment scheduled to be due in 2001.                        2,133,333               -

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                   March 31
                                                                           2002                 2001
                                                                   --------------------------------------

Note payable to vendor - interest at 10%, principal and
     interest due in equal monthly installments of $38,032,
     with final payment scheduled to be due in 2001                  $          -           $    112,221

Note payable - interest at LIBOR plus .75% (6.25% at
     December 31, 2001), unsecured, interest and principal
     due December 2002                                                    950,000                950,000

Notes payable to related parties - two noninterest-bearing
     notes for $500,000 each, subordinate to the above
     revolving credit facility, equipment term loan, and
     Type Certificate term loan                                         1,000,000              1,000,000

Notes payable to stockholder - four notes with interest at
     8%, unsecured, principal and interest due on demand                  225,000                      -
                                                                   --------------------------------------

Total long-term debt                                                   12,945,880             12,082,049

Less current portion                                                            -             11,082,049
Less long-term debt subject to subject to settlement
   under reorganization proceedings (see Note 13)
                                                                       12,945,880                      -
                                                                   --------------------------------------

Long-term debt, net of current portion                               $          -           $  1,000,000
                                                                   ======================================


               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

The revolving credit facility provides up to $13,500,000 in committed credit. The aggregate amount of the credit facility shall not exceed a calculated Borrowing Base (as defined in the loan and security agreement) based on inventories and accounts receivable. The Facility contains restrictive covenants and certain financial ratio covenants including, but not limited to, a minimum adjusted net worth and a minimum adjusted working capital. At March 31, 2002, the Corporation is in violation of certain financial covenants covering the revolving credit facility and the term loans and is in default as the revolving credit facility and term loans matured in May 2001.

The amount owed under the revolving credit facility and term loans exceeds the value of the underlying collateral. Therefore, these balances have been included with liabilities subject to settlement under reorganization proceedings (see
Note 13). All unsecured notes payable have also been included with liabilities subject to settlement under reorganization proceedings.

On July 27, 2001, in conjunction with the Corporation's filing under Chapter 11 and under order from the bankruptcy trustee, the Company entered into a Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") with the same financial institution providing the revolving credit facility. Under the terms of the DIP Credit Agreement, the Corporation is allowed to borrow funds based on the approval of the bankruptcy court, U. S. trustee, and financial institution. Borrowings under this arrangement are due on demand, bear interest at 8.75%, and have priority over all other secured claims.

On January 30, 2002, Advanced Aerodynamics & Structures, Inc. ("AASI") purchased for cash and notes payable the revolving credit facility and term notes from Congress Financial ("Congress") for $8,000,000 assuming all the rights and obligations of Congress. At that time the outstanding balance due Congress was approximately $13,700,000. AASI relieved Paul S. Dopp, majority stockholder of AVAQ, of his guaranty on these notes after their purchase. On February 6, 2002, AASI agreed to provide continued debtor-in-possession financing through May 3, 2002.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.  Notes Payable and Debtor-in-Possession Credit Facility (continued)

The fair value of the Corporation's borrowings is not determinable due to the Chapter 11 proceedings and other factors (see Note 2).

4.  Inventories

A summary of inventories is as follows:

                                                               March 31
                                                      2002                   2001
                                            ------------------------------------------------
    Raw materials and purchased parts           $      1,369,990        $      1,670,662
    Manufactured parts                                 2,176,042               2,418,631
    Work-in-process                                    3,700,318               4,821,354
    Finished aircraft                                          -                 271,288
    Other miscellaneous                                   26,332                 156,813
                                            ------------------------------------------------
                                                       7,272,682               9,338,748

    Less allowance for obsolete and
      slow-moving parts                                1,475,000                 875,000
                                            ------------------------------------------------

                                                $      5,797,682        $      8,463,748
                                            ================================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

5.  Leases

The Corporation has acquired certain equipment through capital leases. The book value of the equipment and accumulated amortization related to these assets held under capital leases are $862,265 and $451,374, respectively, at March 31, 2001. In 2002, the Corporation subsequently settled substantially all of the capital leases for an amount less than what was contractually due resulting in a gain of approximately $54,000.

In addition, the Corporation has several operating leases. Rent expense incurred during the three months ended March 31, 2002 and 2001 was approximately $21,000 and $109,000, respectively. The following is a schedule of the future minimum payments under noncancelable operating leases as of March 31, 2002:

    2003                                                             $  22,724
    2004                                                                19,848
    2005                                                                19,848
    2006                                                                16,013
    2007                                                                16,013
    Thereafter                                                          89,405

Under its Chapter 11 proceedings (see Note 1), the Corporation has the right, subject to Court approval, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means that the Corporation agrees to perform its obligation to perform further under the contract or lease but is subject to a claim of damages for the breach thereof. Therefore, the commitments shown above may not reflect the actual cash outlay in the future.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

6.  Federal Income Taxes

During 2001, the Corporation will file a consolidated income tax return with its parent, AVAQ. For purposes of these financial statements, income taxes have been calculated on a separate-company basis in accordance with Financial Accounting Standards Board Statement No. 109 (FAS 109).

The Corporation records income taxes under FAS 109 using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Corporation has net operating loss carryforwards for federal income tax purposes of approximately $34,997,000 that will expire in years 2005 through 2021. The tax effect of these carryforwards is fully reserved as of March 31, 2002.

The valuation allowance increased $246,429 and $118,346 for the three months ended March 31, 2002 and 2001, respectively.

Deferred income taxes result from the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation's deferred tax assets and liabilities as of March 31 are as follows:

                                                                     2002                   2001
                                                            -----------------------------------------------
    Deferred tax assets:
       Depreciation                                             $     374,655          $        289,261
       Uniform capitalization adjustment                              140,739                   180,722
       Inventory reserve                                              501,500                   297,500
       Bad debts                                                       60,149                    13,419
       Vacation                                                        22,028                    63,008
       Warranty                                                       243,756                   310,798
       Product insurance                                               76,672                    76,672
       Environmental remediation                                      178,697                   178,697
       General business credit                                         83,444                    83,444

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

6.  Federal Income Taxes (continued)

                                                                           2002                   2001
    Accrued airworthiness directive                                           -                 72,442
    Other                                                                18,155                 18,155
    NOL carryforwards                                                11,726,169             10,311,018
                                                           -----------------------------------------------
    Total deferred tax assets                                        13,425,964             11,895,136

    Deferred tax liabilities:
      Tax over book amortization                                              -                      -
                                                           -----------------------------------------------
    Net deferred tax assets                                          13,425,964             11,895,136
    Less valuation allowance                                        (13,425,964)           (11,895,136)
                                                           -----------------------------------------------

    Net deferred tax assets                                    $              -       $              -
                                                           ===============================================

As a result of the issuance of additional shares of common stock, an ownership change under Section 382 occurred in January 1998. Accordingly, it is expected that the use of net operating loss carryforwards generated through January 1998 will be limited to approximately $65,000. Further changes in ownership may further limit the use of the Corporation's loss carryforwards.

In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FAS 109. Therefore, the Corporation has established a valuation allowance of $13,425,964 and $11,895,136 for net deferred tax assets at March 31, 2001 and 2001, respectively.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense for the three months ended March 31 is:

                                                  2002              2001
                                         ---------------------------------------

    Expected tax expense (benefit)          $     (361,289)   $         56,033
    Change in valuation allowance                  246,429             118,846
    Permanent and other differences                114,860            (174,379)
                                         ---------------------------------------
    Actual tax expense                      $            -    $              -
                                         =======================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

7.  Contingencies

The Corporation was partially self-insured for product liability and aircraft grounding claims and related legal and administrative costs prior to September 1, 1997, and there is remaining coverage from the prior policy. Subsequent to September 1, 1997, the Corporation has coverage up to $50 million in claims per policy year. An accrual has been provided for such claims based on management's best estimate of losses and expenses using historical figures, known incidents, incidents under investigation or in suit, and discussion with the Corporation's counsel regarding such incidents. Management believes that amounts accrued are adequate to cover its potential liability under such claims and that the ultimate disposition of these claims will have no material adverse effect on the financial position or results of operations of the Corporation; however, the ultimate resolution of these matters cannot be determined.

8.  401(k) Plan

The Corporation has a defined contribution retirement plan (401(k) Plan) covering substantially all employees. The 401(k) Plan's inception date was July 1, 1996. An employee may elect to make voluntary contributions up to 15% of the employee's eligible compensation. Employer contributions to the 401(k) Plan are discretionary. There were no employer contributions for the three months ended March 31, 2002 and 2001.

9.  Related Party Transaction

In November 2000, Dopp purchased an aircraft from the Corporation and subsequently entered into a lease agreement whereby the Corporation leased the aircraft from him on a month-to-month basis for approximately $5,000. Profits on the sale of the aircraft were deferred.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

10.  Commitments and Contingencies

There are various suits and claims against the Corporation that have arisen in the ordinary course of business. The total liability on these matters cannot be determined with certainty. However, in the opinion of management, the ultimate liability, to the extent not otherwise provided for, will not materially impact the financial statements of the Corporation. Due to the Corporation's filing under Chapter 11, certain of such cases have been stayed pursuant to the automatic stay issued by the Court. Under Chapter 11, these cases require court approval or must be specifically exempt for litigation proceedings to continue.

Environmental Remediation Loss Contingencies

The Corporation has completed, under the supervision of environmental counsel, an audit of certain operations pursuant to the Texas Environmental, Health and Safety Audit Privilege Act. Environmental engineering consultants have conducted sampling and tests of these operations and determined certain events of noncompliance with applicable environmental laws as well as future compliance issues. The current estimate for remediation and compliance with these environmental issues is estimated at $525,579, all of which will not be paid out in the next 12 months. These estimates may change upon completion of the audit, as additional information becomes available and environmental laws change. The Corporation is pursuing certain governmental programs that could possibly mitigate these costs.

11.  Stock Warrants

On July 7, 1998, in connection with the AVAQ purchase, the Corporation issued to AVAQ nontransferable warrants to purchase 1,000,000 shares of the Corporation's common stock. The first 500,000 warrants, with an exercise price of $7.00 per share, expired on July 7, 1999. The second 500,000 warrants, with an exercise price of $10.00 per share, expire on July 7, 2003. On March 12, 2001, AVAQ exercised 100,000 warrants at $10.00 per share. In consideration, AVAQ cancelled $1,000,000 of indebtedness owed them from the Corporation.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


12.  Reorganization Expense

For the three months ended March 31, 2002, the Company incurred $228,349 in reorganization expense attributable to the filing under Chapter 11. The charges were primarily for professional fees.

13.  Liabilities Subject to Settlement Under Reorganization Proceedings

The Court established the date ("Bar Date") of November 29, 2001 by which claims must be filed. Claims subject to the order which are not filed by the Bar Date are barred from voting upon or receiving distribution under any plan of reorganization of the Corporation unless the Court orders otherwise.

Those liabilities, which are ultimately expected to be settled as part of a plan of reorganization, are classified as liabilities subject to settlement under reorganization proceedings and include the following estimates at March 31, 2002:

     Trade accounts payable                                        $  4,460,790
     Accrued payroll and other related liabilities                      673,709
     Accrued expenses                                                 2,265,389
     Notes payable to related parties                                 1,225,000
     Notes payable                                                    3,473,340
     Revolving pre-petition credit facility                           8,247,540
     Potential lease rejection claims                                   598,129
                                                                  -------------

     Total                                                         $ 20,943,897
                                                                  =============

While management currently believes that it has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, including executory contracts and estimated costs of lease rejections, there can be no assurance as to the amount of the ultimate liabilities on a plan of reorganization or how such liabilities will be treated in a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


14.  Subsequent Events

On April 19, 2002, AASI purchased the inventory and capital assets and assumed certain liabilities of the Corporation for approximately $11,360,000 including cash and other consideration.

Under the terms of the purchase agreement, AASI paid $8,000,000 against the secured claim they purchased from Congress. The remaining $5,700,000 of debt owed them from the Corporation became subordinated, unsecured debt. AASI also paid $1,000,000 to the bankruptcy estate ($350,000 in cash and $650,000 in stock) to be disbursed to the unsecured creditors and provided approximately $560,000 for operating expenses incurred prior to the purchase. AASI also assumed approximately $1,800,000 of liabilities and the property leases with the City of Kerrville, Kerr County, and Kerr County Industrial and Development Foundation.

The purchase agreement also provides for the issuance of approximately 3,600,000 stock warrants of AASI stock at an exercise price of $.276 per share to be disbursed to the unsecured creditors. In addition, if no action letter is received from the Securities and Exchange Commission within 60 days of the date of purchase, AASI is required to transfer stock with a value of $250,000 to the bankruptcy estate.

Subsequent to the purchase, AASI changed its name to Mooney Aerospace Group, Ltd.

                Unaudited Pro Forma Combined Financial Statements

      The following unaudited pro forma combined financial statements give effect to the Mooney Aerospace Group, Ltd. (formerly Advanced Aerodynamics & Structures, Inc. (a Development Stage Enterprise)) ("Mooney" or the "Company") purchase of the inventory and property, plant and equipment of Mooney Aircraft Corporation (Debtor-in-Possession) ("MACorp") for cash and notes, which was consummated April 19, 2002. Mooney also assumed certain liabilities totaling $2,417,000. In addition, Mooney assumed the property lease with the City of Kerrville for the land where MACorp's facilities are located. The acquisition was accounted for using the purchase method of accounting.

      The following unaudited pro forma combined financial information has been derived from the historical financial statements of Mooney and MACorp. The unaudited pro forma combined statement of operations as of December 31, 2001 has been derived from the audited financial statements of Mooney and MACorp. The unaudited pro forma combined balance sheet and statement of operations as of March 31, 2002 have been derived from the unaudited financial statements of Mooney and MACorp. The unaudited pro forma combined balance sheet as of March 31, 2002 assumes that the acquisition was completed as of March 31, 2002. The statements of operations for the three-month period ended March 31, 2002 and the year ended December 31, 2002 assumes that the acquisition was consummated as of the beginning of the fiscal year presented.

      The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of Mooney that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the financial position of Mooney at any future date or the results of operations of Mooney for any future period. Furthermore, no effect has been given in the Mooney unaudited pro forma combined statements of operations for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of MACorp are based on their estimated fair market values as of the acquisition closing date. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements and related notes of MACorp and the Company's historical financial statements and related notes.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)
                   Unaudited Pro Forma Combined Balance Sheet
                      (in thousands, except share amounts)

                                                               Mooney        MACorp
                                                            ---------------------------
                                                                 March 31, 2002            Pro Forma Adjustments      Pro Forma
                                                            --------------------------- -------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                  $  2,820     $      21    $    (21)/(1)/  $  (633)/(2)/    $   2,187
   Receivable from Mooney Aircraft Corporation                   8,158             -      (8,000)/(4)/     (158)/(4)/            -
   Inventories, primarily finished goods                             -         5,798           -              -              5,798
   Debt issuance costs, current portion                             90             -           -              -                 90
   Prepaid expenses and other current assets                        74           160        (160)/(1)/        -                 74
                                                              ---------------------------------------------------------------------
   Total current assets                                         11,142         5,979      (8,181)          (791)             8,149

Property, plant and equipment, net                              11,867         2,516           -          4,636/(3)/        19,019
Investments available-for-sale                                       1             -           -              -                  1
Restricted cash                                                    435             -                          -                435
Investment in Mooney Aircraft Corporation                            -             -       8,000/(4)/   (10,533)/(2)/            -
                                                                                               -          2,533/(3)/
Debt issuance costs                                                412             -           -              -                412
Other assets                                                       315             -           -              -                315
                                                              ---------------------------------------------------------------------
Total assets                                                  $ 24,172     $   8,495    $   (181)       $(4,155)         $  28,331
                                                              =====================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
   Accounts payable                                           $  2,415     $     479    $      -/(4)/   $     -          $   2,894
   Revolving Credit Facility                                         -         3,332      (3,137)/(1)/     (195)/(4)/            -
   Other accrued liabilities                                     2,884           864           -             37/(4)/         3,785
   Capital lease obligations, current portion                      147             -           -              -                147
   Notes payable, urrent portion                                 1,447             -           -              -              1,447
   Convertible debentures, current                               1,570             -           -              -              1,570
                                                              ---------------------------------------------------------------------
Total current liabilities                                        8,463         4,675      (3,137)          (158)             9,843

Long-term liabilities:
   Capital lease obligations, long-term                         12,826             -           -              -             12,826
   Notes payable                                                 3,200             -           -              -              3,200
   Convertible debenture, long-term                                351             -           -              -                351
   Deferred land lease                                             366             -           -              -                366
   Deferred revenue                                              1,812             -           -              -              1,812
   Environmental liabilities                                         -           526           -              -                526
   Liabilities subject to settlement                                 -        20,944     (20,591)/(1)/        -                353
                                                              ---------------------------------------------------------------------
Total long-term liabilities                                     18,555        21,470     (20,591)             -             19,434

Stockholders' deficiency:
   Preferred Stock, par value $.0001 per share; 5,000,000
     shares authorized; no shares issued and outstanding             -             -           -              -                  -
   Series A 5% Cumulative Convertible Preferred Stock,
     par value $.0001 per share; 100,000 shares authorized;
     49,969 shares issued and outstanding                        3,346             -           -              -              3,346
   Class A Common Stock, par value $.0001 per share;
     200,000,000 shares authorized; 36,962,680 shares issued
     and outstanding                                                47             -           -            900/(2)/           947
   Class B Common Stock, par value $.0001 per share;
     10,000,000 shares authorized; 1,900,324 shares issued
     and outstanding                                                 -             -           -              -                  -
   Class E-1 Common Stock; par value $.0001 per share;
     4,000,000 shares authorized; 4,000,000 shares issued and
     outstanding                                                     -             -           -              -                  -
   Class E-2 Common Stock; par value $.0001 per share;
     4,000,000 shares authorized; 4,000,000 shares issued and
     outstanding                                                     -             -           -              -                  -
   Mooney common stock                                                         5,880      (5,880)/(1)/        -                  -
   Warrants to purchase common stock                            25,470             -           -          1,000/(2)/        26,470
   Additional paid-in capital                                   60,742        23,621     (23,621)/(1)/        -             60,742
   Accumulated other comprehensive loss                            (27)            -           -              -                (27)
   Accumulated deficit                                         (92,424)      (47,151)     53,048/(1,2)/  (5,897)/(2,3)/    (92,424)
                                                              ---------------------------------------------------------------------
Total stockholders' deficiency                                  (2,846)      (17,650)     23,547         (3,997)              (946)
                                                              ---------------------------------------------------------------------
Total liabilities and stockholders' deficiency                $ 24,172     $   8,495    $   (181)       $(4,155)         $  28,331
                                                              =====================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)
              Unaudited Pro Forma Combined Statements of Operations
               (in thousands, except per share and share amounts)

                                          Mooney          MACorp
                                               Year ended
                                     --------------------------------
                                            December 31, 2001            Pro forma Adjustments         Pro Forma
                                     -------------------------------- ------------------------------- -------------
Net sales                              $         -     $    15,248     $       -       $       -       $    15,248
Cost of sales                                    -          12,765           927/(8)/          -            13,692
                                     ------------------------------------------------------------------------------
Gross profit                                     -           2,483          (927)              -             1,556

Operating expenses:
   Research and development costs            7,630             456             -               -             8,086
   General and administrative
     expenses                                4,815           3,850             -            (272)/(9)/       8,393
   Selling and support expenses                  -           1,137             -               -             1,137
   Non-recurring expenses/(10)/              3,823               -             -               -             3,823
   Reorganization expenses/(11)/                 -           2,489             -               -             2,489
                                     ------------------------------------------------------------------------------
                                            16,268           7,932             -            (272)           23,928
                                     ------------------------------------------------------------------------------
Loss from operations                       (16,268)         (5,449)         (927)            272           (22,372)

Other income                                    73             765             -               -               838
Interest expense                            (4,969)         (1,415)         (303)/(5)/    (1,389)/(7)/      (6,661)
                                                                           1,415/(6)/
                                     ------------------------------------------------------------------------------
Net loss                               $   (21,164)    $    (6,099)    $     185       $  (1,117)      $   (28,195)
                                     ==============================================================================

Net loss per share - basic             $     (0.71)    $         -     $       -       $       -       $     (0.85)
                                     ==============================================================================

Weighted average common shares
   outstanding - basic                  30,010,000               -             -       3,260,871/(12)/  33,270,871
                                     ==============================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)
        Unaudited Pro Forma Combined Statements of Operations (continued)
               (in thousands, except per share and share amounts)

                                          Mooney         MACorp
                                           Three months ended
                                             March 31, 2002              Pro forma Adjustments         Pro forma
                                     -------------------------------------------------------------------------------
Net sales                              $         -     $       367     $       -       $        -       $       367
Cost of sales                                    -             110             -                -               110
                                     -------------------------------------------------------------------------------
Gross profit                                     -             257             -                -               257

Operating expenses:
   Research and development costs            1,661               -             -                -             1,661
   General and administrative
     expenses                                2,151             874             -              232/(8)/        3,257
   Reorganization expenses/(11)/                 -             228             -                -               228
                                     -------------------------------------------------------------------------------
                                             3,812           1,102             -              232             5,146
                                     -------------------------------------------------------------------------------
Loss from operations                        (3,812)           (845)            -             (232)           (4,889)

Other income (expense)                          41              94             -                -               135
Interest expense                            (1,903)           (312)          (25)/(5)/        312/(6)/       (2,044)
                                                                                             (116)/(7)/
                                     -------------------------------------------------------------------------------
Net loss                               $    (5,674)    $    (1,063)    $     (25)      $      (36)      $    (6,798)
                                     ===============================================================================

Net loss per share - basic             $     (0.11)    $         -     $       -       $        -       $     (0.12)
                                     ===============================================================================

Weighted average common shares
   outstanding - basic                  53,981,003               -             -        3,260,871/(12)/  57,241,871
                                     ===============================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)

                      Notes to Unaudited Pro Forma Combined
                              Financial Statements

(1) Eliminates the historical balances of assets that were not acquired and the liabilities that were not assumed in conjunction with the acquisition of MACorp.

(2) To reflect the paydown of uncompromised liabilities as required under the terms of the acquisition agreement, as approved by the bankruptcy court as follows:

     Amount paid for secured claim                                     $    8,000,000
     Cash paid to pay down liabilities                                        633,000
     Mooney stock issued at fair value                                        900,000
     Warrants to purchase Mooney stock issued at fair value                 1,000,000
                                                                       --------------
                                                                       $   10,533,000
                                                                       ==============

(3) To adjust the assets and liabilities of MACorp to their estimated fair values (such estimated fair values are subject to possible adjustment based on future analyses) as follows (in thousands):

     Net assets at March 31, 2002 at net book value                    $        5,897
     Estimated fair value adjustment:                                           4,636
                                                                       --------------
                                                                       $       10,533
                                                                       ==============

     The components of net assets purchased at net book value are as follows (in thousands):

     Inventory                                                         $        5,798
     Property, plant and equipment                                              2,516
     Environmental cleanup liability assumed                                     (526)
     Assumed payable to vendor for inventory                                     (479)
     Liabilities assumed for property taxes and professional fees                (864)
     Liabilities assumed related to non-recurring items                          (353)
     Debtor financing paid by March 31, 2002                                     (195)
                                                                       --------------
     Net assets purchased                                              $        5,897
                                                                       ==============

     The purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation is preliminary and may be adjusted upon completion of an appraisal of the property, plant and equipment. The appraisal is expected to be completed before the end of the third quarter.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)

                      Notes to Unaudited Pro Forma Combined
                        Financial Statements (continued)

(4) To reflect the reclassification of the receivable from MACorp as reflected in the March 31, 2002 financial statements to Investment in MACorp at the completion of the acquisition.

     Amount paid for secured claim (footnote 2)                        $    8,000,000
     Intercompany receivable from MACorp                                      195,000
     Other payable                                                            (37,000)
                                                                       --------------
                                                                       $    8,158,000
                                                                       ==============

     This adjustment also eliminates the receivable from MACorp of $195,000 against the corresponding payable recorded by MACorp at March 31, 2002.

(5) Represents the additional interest related to the February 2002 issuance of $4.5 million notes payable to Congress Financial that would have been incurred for the year ended December 31, 2001 and the three-month period ended March 31, 2002, as if the transaction occurred effective January 1, 2001. Interest expense related to the Congress Financial notes was calculated based upon the terms of the notes with Congress, using the interest rate effective as of March 31, 2002 of 6.75%.

(6) Represents the elimination of historical interest expensed by MACorp for the year ended December 31, 2001 and the three-month period ended March 31, 2002.

(7) Represents the additional interest incurred for the year ended December 31, 2001 and the three-month period ended March 31, 2002 related to the portion of convertible debentures issued in January 2002 required to fund the MACorp acquisition that would have been outstanding as of January 1, 2001. Calculated interest expense includes an accrual based upon the debentures stated interest rate as well as amortization of discounts and debt issue costs for each of the periods presented.

(8) Represents additional depreciation for the step-up in basis due to the acquisition of MACorp for the year ended December 31, 2001 and the three months ended March 31, 2002. Depreciation was calculated using a 5-year life based upon the relative historical depreciation expense included in each category. For the year ended December 31, 2001 the adjustment is included in cost of sales. For the three months ended March 31, 2002 the adjustment is included in general and administration costs due to minimal sales activity during that quarter.

                           Mooney Aerospace Group, Ltd.
                        (A Development Stage Enterprise)

                     Notes to Unaudited Pro Forma Combined
                        Financial Statements (continued)

(9) Represents the elimination of salaries paid to the previous owners during the year ended December 31, 2001. No salary was paid to these individuals during the three months ended March 31, 2002.

(10) For the year ended December 31, 2001 Mooney incurred $3,823,000 in non-recurring expenses attributable to the change in the Company's business strategy and re-design of its major product, the JetCruzer 500. This expense includes a write-off of capitalized tooling and software costs of $2,805,000 and $1,018,000 for purchase order commitments for special orders from vendors for the year ended December 31, 2001.

(11) For the year ended December 31, 2001 and the three-month period ended March 31, 2002, MACorp incurred $2,488,925 and $228,349 in reorganization expenses attributable to the filing under Chapter 11. This expense includes $598,129 for potential lease rejection claims and $1,890,796 for professional fees for the year ended December 31, 2001. For the three-month period ended March 31, 2002, the expenses were solely related to professional fees.

(12) Represents consideration of shares issued in conjunction with the acquisition as follows:

     Stock issued (see footnote 2)                        $      900,000(x)
     Price per share                                      $         .276(y)
     Total shares to be issued                                 3,260,871(x/y)*

     *Minor difference due to rounding

======================================   =======================================

     You should rely only on the
information contained in this
prospectus. We have not authorized
anyone to provide you with information
different from the information
contained in this prospectus. This
document may only be used where it is
legal to sell the securities. The
information in this document may only
be accurate on the date of this
document.                                             269,190,012 SHARES
                                                       OF COMMON STOCK

          TABLE OF CONTENTS

                                      Page
                                      ----

Prospectus Summary....................  1
Risk Factors..........................  3
Use of Proceeds....................... 10
Price Range of Common Stock........... 10         MOONEY AEROSPACE GROUP, LTD.
Management's Discussion and
  Analysis and Plan of Operations..... 11
Business.............................. 17
Management............................ 23
Description of Securities............. 30
Shares Eligible For Future Sale....... 34
Plan of Distribution.................. 35                  PROSPECTUS
Selling Stockholders.................. 36
Legal Matters......................... 53
Experts............................... 54
Available Information................. 54
Index to Financial Statements......... 55


                                                        ___________, 2002





======================================   =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, our Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of Mooney shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. Our Certificate of Incorporation and Bylaws also provide for indemnification of all officers and directors of Mooney to the fullest extent permitted by law.

         We have entered into Indemnification Agreements ("Indemnification Agreements") with each of our directors and officers (collectively, the "Indemnitees"). The Indemnification Agreements permit us to indemnify the Indemnitees for liabilities and expenses arising from certain actions taken by the Indemnitees for or on behalf of Mooney and require indemnification in certain circumstances.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The registrant estimates that expenses in connection with the distribution described in this registration abatement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the selling stockholders and any discounts or commissions payable with respect to sales of the shares, will be paid by Mooney. See "Plan of Distribution."

          SEC registration fee                                    $   9,843
          Printing expenses*                                          5,000
          Accounting fees and expenses*                               6,000
          Legal fees and expenses*                                    2,000
                                                                  ---------

          Total                                                   $  22,843
                                                                  =========

* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In January 2002, we issued 2,000,000 warrants for Class A Common Stock shares with an exercise price of $0.25 and a three-year term under a severance agreement with our former Chairman, Chief Executive Officer and President. We relied on Section 4(2) of the Act as a basis of exemption from registration.

         In February 2002, we issued 100,000 Class A Common Stock shares and 100,000 warrants for Class A Common Stock with an exercise price of $0.30 and a three-year term for consulting services. We relied on Section 4(2) of the Act as a basis of exemption from registration.

         In March 2002, we issued 380,000 Class A Common Stock shares in payment for services provided by Luce Forward Hamilton & Scripps LLP. We relied on
Section 4(2) of the Act as a basis of exemption from registration.

         In April 2002, we issued 3,260,871 Class A Common Stock shares and 3,623,189 warrants for Class A Common Stock with an exercise price of $0.45 and a two-year term to Mooney Aircraft Corporation for the acquisition of substantially all of its assets. We relied on Section 4(2) of the Act as a basis of exemption from registration.

         In May 2002, we issued 500,000 Class A Common Stock shares for consulting services. We relied on Section 4(2) of the Act as a basis of exemption from registration.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27.  EXHIBITS.

         The following exhibits are filed or incorporated by reference as part of this Registration Statement.


       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

(1)       2.1            Agreement of Merger dated July 16, 1996 between
                         Advanced Aerodynamics and Structures, Inc., California corporation, and Advanced Aerodynamics & Structures,
                         Inc., a Delaware corporation

(15)      2.2            Order of the U.S. Bankruptcy Court dated March 18, 2002
                         re Mooney Aircraft Corporation

(15)      2.3            Asset Purchase Agreement by and between the Company and
                         Mooney Aircraft Corporation dated March 18, 2002

(15)      2.4            First Amendment to Asset Purchase Agreement by and
                         between the Company and Mooney Aircraft Corporation dated March 19, 2002

(1)       3.1            Certificate of Incorporation

          3.2            Bylaws as amended on July 22, 2002

(1)       3.3            Amended and Restated Certificate of Incorporation

(10)      3.4            Amendment to the Certificate of Incorporation

          3.5            Amendment to the Certificate of Incorporation

(7)       3.6            Certificate of Designation

(8)       3.7            Amendment to Certificate of Designation

(15)      3.8            Certificate of Incorporation for Mooney Airplane
                         Company, Inc. (a wholly-owned subsidiary)

(15)      3.9            Certificate of Amendment of Certificate of
                         Incorporation for Mooney Airplane Company, Inc. (a wholly-owned subsidiary)

          3.10 Bylaws as amended on July 22, 2002 for Mooney Airplane Company, Inc. (a wholly-owned subsidiary)

(1)       4.1            Specimen Certificate of Class A Common Stock

(1)       4.2            Warrant Agreement (including form of Class A and Class
                         B Warrant Certificates

       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

(1)       4.3            Form of Underwriter's Unit Purchase Option

(6)       4.5            Form of March 2000 Common Stock Purchase Warrant to be
                         issued to the Series A Preferred Stock Subscribers and
                         Placement Agents

(6)       4.6            Form of Special Common Stock Purchase Warrant to be
                         issued to the Series A Preferred Placement Agent

(6)       4.7            Form of Funds Escrow Agreement related to the March
                         2000 Subscription Agreement

(7)       4.8            Private Equity Line of Credit Agreement, dated August
                         15, 2000, between the Company and certain Investors

(7)       4.9            Registration Rights Agreement between the Company and
                         the investors participating in the Private Equity Line of Credit Agreement

(7)       4.10           Form of Warrant issued in connection with Private
                         Equity Line of Credit Agreement

(8)       4.11           Waiver Agreement between the Registrant and the Series
                         A Preferred Stock Subscribers

(8)       4.12           Form of March 27, 2001, Subscription Agreement between
                         the Registrant and the 5% Secured Convertible Note
                         Subscribers

(8)       4.13           Form of March 27, 2001, Secured Convertible Note
                         between the Registrant and the 5% Secured Convertible
                         Note Subscribers

(8)       4.14           Form of March 27, 2001, Common Stock Purchase Warrant
                         to be issued to the 5% Secured Convertible Note
                         Subscribers

(8)       4.15           Form of March 27, 2001, Collateral Agent Agreement
                         between the Collateral Agent and the 5% Secured
                         Convertible Note Subscribers

(8)       4.16           Form of March 27, 2001, Security Agreement between the
                         Registrant and the Collateral Agent

(11)      4.18           Form of June 27, 2001, Subscription Agreement ("SA")
                         and Form of Note (Exhibit A to the SA) and Form of Warrant (Exhibit D to the SA)

(9)       4.19           Form of October 26, 2001 Subscription Agreement ("SA")
                         and Form of Secured Note (Exhibit A to the SA) and Form of Warrant (Exhibit D to the SA)

(9)       4.20           Form of October 26, 2001 Security Agreement

(9)       4.21           Form of October 26, 2001 Lockup Agreement

(9)       4.22           Form of October 26, 2001 Put Agreement

(12)      4.23           Secured Traunche A Promissory Note for $500,000, dated
                         January 29, 2002, issued to Congress Financial
                         Corporation (Southwest), as executed

       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

(12)      4.24           Secured Traunche B Promissory Note for $2,500,000,
                         dated January 29, 2002, issued to Congress Financial
                         Corporation (Southwest), as executed

(12)      4.26           Limited Recourse Secured Traunche D Promissory Note for
                         $5,714,408.71, dated January 29, 2002, issued to
                         Congress Financial Corporation (Southwest), as executed

(13)      4.27           January 30, 2002 Subscription Agreement and Form of
                         Secured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription
                         Agreement) for subsequent closing under October 26, 2002 Subscription Agreement

(13)      4.28           Notice of Put, Officer's Certificate and Modification
                         of Put Agreement Terms for the Put dated January 30,
                         2002

(13)      4.29           January 30, 2002 Subscription Agreement and Form of
                         Unsecured Note (Exhibit A to the Subscription
                         Agreement) and Form of Warrant (Exhibit D to the
                         Subscription Agreement)

(14)      4.30           March 26, 2002 Subscription Agreement and Form of
                         Unsecured Note (Exhibit A to the Subscription
                         Agreement) and Form of Warrant (Exhibit D to the
                         Subscription Agreement) for subsequent closing under January 30, 2002 Subscription Agreement

(16)      4.31           April 11, 2002 Subscription Agreement and Form of
                         Unsecured Note (Exhibit A to the Subscription
                         Agreement) and Form of Warrant (Exhibit D to the
                         Subscription Agreement) for subsequent closing under January 30, 2002 Subscription Agreement

          4.32 May 16, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement)

          4.33 June 5, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement) for subsequent closing under May 16, 2002 Subscription Agreement)

          4.34 June 10, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement) for subsequent closing under May 16, 2002 Subscription Agreement

          4.35 June 18, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement) for subsequent closing under May 16, 2002 Subscription Agreement

          4.36 June 28, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement) for subsequent closing under May 16, 2002 Subscription Agreement

          4.37 July 10, 2002 Subscription Agreement and Form of Unsecured Note (Exhibit A to the Subscription Agreement) and Form of Warrant (Exhibit D to the Subscription Agreement)

 4.38           Waiver and Agreement of Amendment

          5.1 Form of Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being offered

       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

(1)       10.1           Form of Indemnification Agreement

(2)       10.2           Amended 1996 Stock Option File

(1)       10.3           Employment Agreement dated as of May 1, 1996 between
                         the Company and Dr. Carl L. Chen

(15)      10.4           Severance Agreement and Warrant Agreement, each between
                         the Company and Dr. Carl L. Chen

(2)       10.5           Lease dated December 19, 1996 between Olen Properties
                         Corp., a Florida corporation, and the Company

(3)       10.6           Standard Sublease dated June 27, 1997 with Budget
                         Rent-a-Car of Southern California

(3)       10.8           Standard Industrial/Commercial Multi-Tenant Lease-Gross
                         dated March 12, 1997 with the Golgolab Family Trust

(5)       10.9           Loan Agreement dated as of August 1, 1997 between the
                         Company and the California Economic Development
                         Authority

(5)       10.10          Indenture of Trust dated as of August 1, 1997 between
                         the Company and the California Economic Development
                         Authority and First Trust of California, National
                         Association

(4)       10.11          Official Statement dated August 5, 1997

(5)       10.12          Letter of Credit issued by The Sumitomo Bank, Limited

(5)       10.13          Reimbursement Agreement dated as of August 1, 1997
                         between the Company and the Sumitomo Bank, Limited

(5)       10.14          Purchase Contract dated August 1, 1997 by and among
                         Rauscher Pierce Refnes, Inc., the California Economic
                         Development Authority and the Treasurer of the State of California, and approved by the Company

(5)       10.15          Remarketing Agreement dated as of August 1, 1997
                         between the Company and Rauscher Pierce Refnes, Inc.

(5)       10.16          Blanket Letters of Representations of the California
                         Economic Development Authority and First Trust of
                         California, National Association

(5)       10.17          Tax Regulatory Agreement dated as of August 1, 1997 by
                         and among the California Economic Development
                         Authority, the Company and First Trust of California,
                         National Association

(5)       10.18          Custody, Pledge and Security Agreement dated as of
                         August 1, 1997 between the Company and The Sumitomo
                         Bank, Limited

(5)       10.19          Investment Agreement dated August 5, 1997 by and
                         between the Company and the Sumitomo Bank, Limited

       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

(5)       10.20          Specimen Direct Obligation Note between the Company and
                         the Sumitomo Bank, Limited

(4)       10.21          Lease Agreement dated October 17, 1997 between the
                         Company and the City of Long Beach

(4)       10.22          Construction Agreement dated October 29, 1997 between
                         the Company and Commercial Developments
                         International/West

(12)      10.23          Assignment and Assumption Agreement between Advanced
                         Aerodynamics and Structures, Inc. and Congress
                         Financial Corporation (Southwest), dated January 29,
                         2002, as executed

(12)      10.24          Collateral Assignment of Debt and Security Agreements
                         between Advanced Aerodynamics and Structures, Inc. and
                         Congress Financial Corporation (Southwest), dated
                         January 29, 2002, as executed

(17)      10.25          Roy Norris Employment Agreement

(17)      10.26          Dale Ruhmel Employment Agreement

(17)      10.27          L. Peter Larson Employment Agreement

(17)      10.28          J. Nelson Happy Employment Agreement

(17)      10.29          Exhibit 1 to Employment Agreements

          10.30          Nicolas Chabbert Employment Agreement

          10.31          2002 Stock Option Plan

          10.32          Audit Committee Charter adopted July 22, 2002

          23.1           Consent of Ernst & Young LLP, Independent Auditors

          23.2           Consent of Ernst & Young LLP, Independent Auditors

          23.3           Consent of legal counsel (see Exhibit 5.1)

          24.1 Power of Attorney (filed as part of the signature page to the Registration Statement)

                      (1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (333-12273) filed on September 19, 1996, declared effective by the Securities and Exchange Commission on December 3, 1996.
                      (2) Incorporated by reference to the Company's Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 1997.
                      (3) Incorporated by reference by the Company's Post-Effective Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 5, 1997.

       EXHIBIT NO.       DESCRIPTION
       -----------       -----------

                      (4) Filed by paper pursuant to the Company's request for a temporary hardship exemption relating to this report.
                      (5) Incorporated by reference to the Company's Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 1997.
                      (6) Incorporated by reference to the Company's Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000.
                      (7) Incorporated by reference to the Company's Report on Form SB-2 filed with the Securities and Exchange Commission on September 5, 2000.
                      (8) Incorporated by reference to the Company's Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001.
                      (9) Incorporated by reference to the Company's Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2001.
                      (10) Incorporated by reference to the Company's Definitive Information Statement filed with the Securities and Exchange Commission on November 21, 2001.
                      (11) Incorporated by reference to the Company's Registration Statement on Form SB-2 (333-74924) filed on December 12, 2001, and withdrawn by the Company on January 24, 2002.
                      (12) Incorporated by reference to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2002.
                      (13) Incorporated by reference to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2002.
                      (14) Incorporated by reference to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2002.
                      (15) Incorporated by reference to the Company's Report on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002.
                      (16) Incorporated by reference to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2002.
                      (17) Incorporated by reference to the Company's Report on Form 10-QSB filed with the Securities and Exchange Commission on May 20, 2002.
                      (18) Incorporated by reference to the Company's Registration Statement on Form SB-2 (333-88964) filed on May 23, 2002.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on August 6, 2002.

                               MOONEY AEROSPACE GROUP, LTD.

                               By: /s/ Roy H. Norris
                               -------------------------------------------------
                               Roy H. Norris, President, Chief Executive Officer
                                     and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Roy H. Norris as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                       Title                                Date
---------                                       -----                                ----
/s/ Roy H. Norris                       President, Chief Executive                August 6, 2002
--------------------------------        Officer, and Chairman of the Board
Roy H. Norris

/s/ L. Peter Larson                     Chief Financial Officer and Principal     August 6, 2002
--------------------------------        Accounting Officer
L. Peter Larson

/s/ Shalom Babad                        Director                                  August 6, 2002
--------------------------------
Shalom Babad

/s/ C.M. Cheng                          Director                                  August 6, 2002
--------------------------------
C.M. Cheng

/s/ Robert P. Kaplan                    Director                                  August 6, 2002
--------------------------------
Robert P. Kaplan

/s/ Neil Lewis                          Director                                  August 6, 2002
--------------------------------
Neil Lewis

/s/ Arie Rabinowitz                     Director                                  August 6, 2002
--------------------------------
Arie Rabinowitz

/s/ Samuel Rothman                      Director                                  August 6, 2002
--------------------------------
Samuel Rothman

                                     II-10